EXHIBIT 2.3

CONFIDENTIAL

INFORMATION

REDACTED

AGREEMENT AND PLAN OF MERGER

Dated as of March 10, 2010

among

CEPHALON, INC.,

CAPTURE ACQUISITION CORP.,

CEPTION THERAPEUTICS, INC.

and

the Stockholders’ Representatives named herein

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS AND INTERPRETATIONS

1.1.	Definitions	2
1.2.	Interpretation	16

ARTICLE II
THE MERGER

2.1.	Surviving Corporation	17
2.2.	Effects of the Merger	17
2.3.	Certificate of Incorporation, By-laws, Directors and Officers	17

ARTICLE III
EFFECT ON CAPITAL STOCK

3.1.	Conversion Terms	17
3.2.	Dissenting Shares	27
3.3.	Payment of Closing Date Merger Consideration	28
3.4.	Contingent Consideration Payments	29
3.5.	Lost Certificates and Agreements	33
3.6.	Unclaimed Funds	34
3.7.	Withholding Rights	34
3.8.	Escrow Fund	35
3.9.	Further Assurances	35

ARTICLE IV
CLOSING

4.1.	Closing Date	35
4.2.	Filing Certificate of Merger and Effectiveness	35
4.3.	Parent’s Additional Deliveries	36
4.4.	Merger Sub’s Deliveries	36
4.5.	The Company’s Deliveries	37

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5.1.	Organization and Capitalization of the Company	38
5.2.	Subsidiaries and Investments	40
5.3.	Authority of the Company	41
5.4.	Financial Statements	42
5.5.	Operations Since Balance Sheet Date	42
5.6.	No Undisclosed Liabilities	44

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

i

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

TABLE OF CONTENTS

		Page

ARTICLE VIII
OTHER AGREEMENTS

8.1.	Directors and Officers	74
8.2.	Royalty Payments Pursuant to Fulcrum Plan of Merger Agreement	75

ARTICLE IX
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND MERGER SUB

9.1.	No Misrepresentation or Breach of Covenants and Warranties	76
9.2.	No Changes or Destruction of Property	76
9.3.	No Restraint or Litigation	76
9.4.	Necessary Governmental Approvals	76
9.5.	Necessary Consents	76
9.6.	Stockholders’ Approval; Dissenters’ Rights	77
9.7.	Actions Relating to Company Options and Company Warrants	77
9.8.	Actions Relating to F&F C-2 Share Rights	77
9.9.	Termination of Stockholders’ Agreement	77

ARTICLE X
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY

10.1.	No Breach or Misrepresentation of Warranties and Covenants	77
10.2.	No Restraint or Litigation	78
10.3.	Necessary Governmental Approvals	78

ARTICLE XI
INDEMNIFICATION

11.1.	Escrow Fund	78
11.2.	Indemnification from the Escrow Fund	78
11.3.	Termination of Escrow Fund	80
11.4.	Notice and Determination of Claims	81
11.5.	Third Person Claims	82
11.6.	Adjustment to Closing Date Merger Consideration	84
11.7.	No Punitive or Consequential Damages	84
11.8.	Insurance Proceeds and Tax Benefits	84

ARTICLE XII
TERMINATION

12.1.	Termination Rights	84
12.2.	Notice of Termination	85
12.3.	Effect of Termination	85

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBITS

A	Written Consent
B	Form of Escrow Agreement
C	Form of Series A Warrant Election
D	Form of Opinion of Sidley Austin LLP
E	Form of Opinion of Duane Morris LLP

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

v

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 10, 2010 among Cephalon, Inc., a Delaware corporation (“Parent”), Capture Acquisition Corp., a Delaware corporation (“Merger Sub”), Ception Therapeutics, Inc., a Delaware corporation (the “Company”) (Merger Sub and the Company being hereinafter sometimes referred to as the “Constituent Corporations”), and the Stockholders’ Representatives named herein.

WHEREAS, Merger Sub is a Delaware corporation having an authorized capital stock of 1,000 shares of common stock, par value $0.01 per share (“Merger Sub Common Stock”), all of which are issued and outstanding and owned of record and beneficially by Parent;

WHEREAS, the Company is a Delaware corporation having an authorized capital stock consisting of (i) 600,000,000 shares of Voting Common Stock, par value $0.001 per share (the “Voting Common Stock”), of which 23,323,212 shares are issued and outstanding, (ii) 6,000,000 shares of Non-Voting Common Stock, par value $0.001 per share (the “Non-Voting Common Stock”), of which 4,889,464 shares are issued and outstanding, and (iii) 164,145,000 shares of Preferred Stock, par value $0.001 per share, of which (A) 23,000,000 shares are designated Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of which 21,138,150 shares are issued and outstanding, (B) 3,500,000 shares are designated Series B Junior Preferred Stock, par value $0.001 per share (the “Series B Junior Preferred Stock”), of which 3,444,802 shares are issued and outstanding, (C) 13,250,000 shares are designated Series C-1 Preferred Stock, par value $0.001 per share (the “Series C-1 Preferred Stock”), of which 13,146,503 shares are issued and outstanding, (D) 114,775,000 shares are designated Series C-2 Preferred Stock, par value $0.001 per share (the “Series C-2 Preferred Stock”), of which 113,625,255 shares are issued and outstanding, and (E) 9,620,000 shares are designated Series C-3 Preferred Stock, par value $0.001 per share (the “Series C-3 Preferred Stock”), of which 9,620,000 shares are issued and outstanding;

WHEREAS, the Company also has outstanding certain Company Options, Company Warrants and F&F C-2 Share Rights (in each case as defined below);

WHEREAS, (a) the respective Boards of Directors of Parent (or a duly authorized committee thereof), Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the “Merger”) pursuant to the terms and conditions of this Agreement, (b) Parent has approved the Merger and adopted this Agreement as the sole stockholder of Merger Sub, (c) the board of directors of the Company has declared this Agreement to be advisable and has directed that this Agreement be submitted to its stockholders for adoption and (d) the holders of (i) at least 77% of the issued and outstanding shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, voting together as a single class on an as-if converted to Company Common Stock basis, and (ii) at least a majority of the outstanding shares of Company Capital Stock, voting together as a single class on an as-if converted to Company Common Stock basis, have executed a written consent, a copy of which is attached hereto as Exhibit A (the “Written Consent”), pursuant to which such stockholders have approved the Merger and adopted this Agreement; and

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties to this Agreement agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATIONS

1.1.          Definitions.  In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.

“Accrued Dividends” means the aggregate amount of accrued and unpaid dividends on the shares of Company Preferred Stock in question.

“Acquisition Proposal” has the meaning specified in Section 7.5(a).

“Accounting Firm” has the meaning specified in Section 3.4(b)(ii).

“Administrative Expense Account” has the meaning specified in Section 13.4(d).

“Affiliate” means, with respect to any Person, any other Person which, at the time of determination, directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person.  “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  The terms “Controlled by,” “under common Control with” and “Controlling” shall have correlative meanings.

“Agreement” means this Agreement and Plan of Merger.

“Alternate Series A Preferred Warrant Payment” has the meaning specified in Section 3.1(e)(ii)(B).

“Antitrust Division” means the Antitrust Division of the United States Department of Justice.

“Assumed Per Common Share Closing Consideration” means, with respect to any Company Option, the amount equal to (a) (i) the Closing Date Merger Consideration, plus (ii) the Exercise Amount (including, for purposes of this definition, only the aggregate proceeds that would be received by the Company upon exercise of such Company Option in full), minus (iii) the sum of the Series C-1 Liquidation Preference, the Series C-2 Liquidation Preference, the Series C-3 Liquidation Preference, the Series B Liquidation Preference, the Series A Liquidation Preference, the aggregate Series A Preferred Warrant Payment, the Rights Preference and the Escrow Amount, divided by (b) the number of Fully Diluted Shares (including, for purposes of

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

this definition, only the aggregate number of shares of Company Common Stock issuable upon the exercise of such Company Option in full in the total number of Fully Diluted Shares).

“Balance Sheet” means the unaudited consolidated balance sheet of the Company and the Subsidiaries as of January 31, 2010 included in Schedule 5.4.

“Balance Sheet Date” means January 31, 2010.

“Bring-Down Certificate” has the meaning specified in the Option Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq.

“Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, as amended as of the date of this Agreement.

“Claim Notice” has the meaning specified in Section 11.4(a).

“Closing” means the closing of the Merger of Merger Sub with and into the Company in accordance with Article IV.

“Closing Date” has the meaning specified in Section 4.1.

“Closing Date Merger Consideration” means the amount equal to (i) $250,000,000 (two-hundred fifty million dollars), plus (ii) the Remaining Option Consideration and Rights Proceeds Amount, if any, plus (iii) if Res 5-0010 Asthma Study Completion occurs on or prior to the Closing Date, the Res 5-0010 Asthma Payment of $50,000,000 (fifty million dollars), minus (iv) the Withheld Indemnity Amount, if any, and minus (v) the aggregate amount of Third Party Debt outstanding as of the Closing Date.  Notwithstanding the foregoing or anything else herein to the contrary, the parties acknowledge and agree that the Res 5-0010 Asthma Study has been concluded prior to the date hereof without the achievement of the primary endpoint for the Res 5-0010 Asthma Study specified in the definition of “Res 5-0010 Asthma Study Completion”, and, accordingly, the Res 5-0010 Asthma Study Completion has not occurred as of the date hereof and cannot occur on, prior to or subsequent to the Closing Date.

“Code” means the Internal Revenue Code of 1986.

“Common Stock Warrant” means a warrant to acquire shares of Company Common Stock.

“Company” has the meaning specified in the first paragraph of this Agreement.

“Company Agreements” has the meaning specified in Section 5.18.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Company Ancillary Agreements” means all agreements, instruments and documents being or to be executed and delivered by the Company under this Agreement or in connection herewith.

“Company Capital Stock” means all of the issued and outstanding shares of Company Common Stock and Company Preferred Stock.

“Company Common Stock” means the Voting Common Stock and the Non-Voting Common Stock.

“Company Group” means any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that files or has filed a consolidated federal income Tax Return and that, at any time on or before the Effective Time, includes or has included the Company or any predecessor of the Company, or any other group of corporations which, at any time on or before the Effective Time, files or has filed a Tax Return on a combined, consolidated or unitary basis with the Company or any predecessor of the Company (or another such predecessor).

“Company IP” has the meaning specified in Section 5.12(b).

“Company Option” means an option to acquire shares of Company Common Stock.

“Company Preferred Stock” means the Series A Preferred Stock, the Series B Junior Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock and the Series C-3 Preferred Stock.

“Company Property” means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by the Company or a Subsidiary.

“Company Warrants” means the Series C-2 Preferred Warrants, Series A Preferred Warrants and Common Stock Warrants.

“Confidentiality Agreement” means the Confidentiality Agreement dated as of October 8, 2008 between the Company and Parent.

“Constituent Corporations” has the meaning specified in the first paragraph of this Agreement.

“Contaminant” means any waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste.

“Contingent Consideration Payments” has the meaning specified in Section 3.4(b)(i).

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Contingent Consideration Payment Date” means each date on which a Contingent Consideration Payment is made to the Paying Agent pursuant to Section 3.4.

“Contingent Consideration Distribution Fee” means, with respect to any Contingent Consideration Payment, the fees and expenses charged or to be charged by the Paying Agent to hold and distribute such Contingent Consideration Payment in accordance with the terms hereof and of the Paying Agency Agreement.

“Copyrights” has the meaning specified in Section 5.12(a).

“Court Order” means any judgment, order, award or decree of any United States federal, state or local, or any supra-national or non-U.S., court or tribunal and any award in any arbitration proceeding.

“Credit Agreement” means the Subordinated Credit Agreement, dated as of January 13, 2009, between Parent and the Company.

“Development Milestone” has the meaning specified in Section 3.4(a)(i).

“Development Milestone Payments” has the meaning specified in Section 3.4(a)(i).

“DGCL” means the General Corporation Law of the State of Delaware.

“Disclosure Materials” has the meaning specified in Section 5.24(d).

“Dissenting Shares” has the meaning specified in Section 3.2(a).

“Dissenting Stockholder” has the meaning specified in Section 3.2(a).

“Effective Time” has the meaning specified in Section 4.2.

“Encumbrance” means any lien (statutory or other), claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

“Environmental Encumbrance” means an Encumbrance in favor of any Governmental Body for (i) any liability under any Environmental Law or (ii) damages arising from, or costs incurred by such Governmental Body in response to, a Release or threatened Release of a Contaminant into the environment.

“Environmental Law” means all Requirements of Laws relating to or addressing the environment, health or safety, including CERCLA, OSHA and RCRA and any state equivalent thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“ERISA Affiliate” has the meaning specified in Section 5.15(g).

“ERISA Benefit Plans” has the meaning specified in Section 5.15(a).

“Escrow Agent” means Wells Fargo Bank, National Association.

“Escrow Agreement” has the meaning specified in Section 3.8.

“Escrow Amount” has the meaning specified in Section 3.8.

“Escrow Fund” has the meaning specified in Section 3.8.

“Essex” has the meaning specified in Section 13.3(b).

“Excluded Third Party IP Fees” means [**]

“Exercise Amount” means the maximum amount of consideration that would be received by the Company in respect of the cash exercise of all Company Options (other than Out-of-the-Money Company Options with respect to which the holder thereof shall not have paid the Out-of-the-Money Per Share Cash Exercise Amount), Common Stock Warrants, Series A Preferred Warrants, Series C-2 Preferred Warrants and F&F C-2 Share Rights, if such securities were exercised for cash, converted or exchanged immediately prior to the Effective Time, treating all such securities as fully vested and exercisable for purposes of this definition.

“Existing Royalties” has the meaning specified in the Option Agreement.

“Expenses” means any and all reasonable out-of-pocket expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against pursuant to Article XI (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

“Expiration Date” has the meaning specified in the Option Agreement.

“F&F C-2 Share Rights” means the rights to purchase shares of Series C-2 Preferred Stock pursuant to the Series C-2 Preferred Stock Purchase Agreement.

“FDA” means the United States Food and Drug Administration.

“Final Net TNF Sales Report” has the meaning specified in Section 3.4(b)(ii).

“FTC” means the United States Federal Trade Commission.

“Fulcrum Plan of Merger Agreement” means the Agreement and Plan of Merger, dated as of December 5, 2005, by and among the Company, CF Pharmaceuticals Holding Corp., Fulcrum Pharmaceuticals, Inc., Fulcrum Acquisition Corp., Ception Acquisition Corp. and each of the

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Ception Holders and Ception Consultants (each as defined therein) party thereto, as amended on January 19, 2007 and December 12, 2007.

“Fulcrum Plan of Merger Amendment” means the Amendment to Agreement and Plan of Merger, dated as of January 19, 2007, by and among the Company, Fulcrum Pharmaceuticals, Inc., CT Research, Inc. and each of the Ception Holders and Ception Consultants (each as defined therein) party thereto.

“Fully Diluted Shares” means the sum of, without duplication, (a) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (which will include any shares of Company Common Stock issued immediately prior to the Effective Time pursuant to (i) an automatic conversion of shares of Series A Preferred Stock as a result of the Series A Conversion Trigger Condition being met, (ii) an automatic conversion of shares of Series B Junior Preferred Stock as a result of the Series B Conversion Trigger Condition being met, (iii) an exercise of any Company Option, whether pursuant to Section 3.1(f) or otherwise, or (iv) the conversion of shares of Series A Preferred Stock and Series B Preferred Stock for which valid conversion elections have been made, contingent upon the occurrence of the Effective Time), (b) the aggregate number of shares of Company Common Stock into which the shares of (i) Series C-2 Preferred Stock outstanding immediately prior to the Effective Time are (or would be) then convertible, (ii) Series C-1 Preferred Stock outstanding immediately prior to the Effective Time are (or would be) then convertible and (iii) Series C-2 Preferred Stock issuable upon exercise of all Series C-2 Preferred Warrants outstanding immediately prior to the Effective Time are (or would be) then convertible, (c) the aggregate number of shares of Company Common Stock into which shares of Series C-3 Preferred Stock issued and outstanding immediately prior to the Effective Time would then be convertible, (d) the aggregate number of shares of Company Common Stock into which shares of Series C-2 Preferred Stock issuable upon exercise of all F&F C-2 Share Rights outstanding immediately prior to the Effective Time would then be convertible, (e) the aggregate number of shares of Company Common Stock issuable upon exercise of all Common Stock Warrants outstanding immediately prior to the Effective Time, (f) the aggregate number of shares of Company Common Stock into which shares of Series A Preferred Stock issuable upon conversion of Series A Preferred Warrants that are subject to valid Series A Warrant Elections are (or would be) then convertible and (g) the aggregate number of shares of Company Common Stock issuable upon exercise of all Company Options (other than Out-of-the-Money Company Options with respect to which the holder thereof shall not have paid the Out-of-the-Money Per Share Cash Exercise Amount) outstanding immediately prior to the Effective Time.

“Governmental Body” means any United States federal, state or local, or any supra-national or non-U.S., government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, self-regulatory organization, court, tribunal or judicial or arbitral body.

“Governmental Permits” has the meaning specified in Section 5.9(a).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Identified IP” means has the meaning specified in the Option Agreement.

“Indebtedness” of any Person means (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property other than trade accounts (including commissions payable to sales representatives) arising in the ordinary course of business, (iii) all reimbursement obligations with respect to surety bonds, letters of credit (to the extent not collateralized with cash or cash equivalents), bankers’ acceptances and similar instruments (in each case, whether or not matured), (iv) all obligations evidenced by notes, including promissory notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person, (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (vii) all agreements, undertakings or arrangements by which any Person guarantees, endorses or becomes or is contingently liable for any of the foregoing of another Person, or guarantees the payment of dividends or other distributions upon the equity securities or interest of any other Person.

“Indemnified Person” has the meaning specified in Section 8.1(a).

“Intellectual Property” has the meaning specified in Section 5.12(a).

“IRS” means the Internal Revenue Service.

“IRS Guidance” has the meaning specified in Section 3.1(f)(v).

“Knowledge of the Company” means the actual knowledge after reasonable investigation of Stephen Tullman, Dr. Tim Henkel, Doug Gessl and Kamil Ali-Jackson; provided, that, with respect to any representation or warranty of the Company relating to an Oral Anti-TNF Product, no reasonable investigation shall be required.  “Know” and “Known” shall have correlative meanings.

“Leased Real Property” has the meaning specified in Section 5.10(b).

“Losses” means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, Taxes, damages, deficiencies or other charges.

“Marks” has the meaning specified in Section 5.12(a).

“Material Adverse Effect” means any change or effect that is materially adverse to the assets, liabilities (absolute or contingent), business, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries, taken as a whole; provided, however, that, without limiting the generality of what shall not constitute a “Material Adverse

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Effect,” to the extent any such change or effect results from changes affecting the United States economy or financial or securities markets as a whole or changes that are the result of factors generally affecting the industry in which the Company and the Subsidiaries conduct their business, to the extent such changes do not disproportionately impact the Company and its Subsidiaries, taken as a whole, relative to other companies in the industry in which the Company and its Subsidiaries conduct their business, it shall not be taken into account in determining whether there has been a “Material Adverse Effect.”

“Merger” has the meaning specified in the recitals to this Agreement.

“Merger Sub” has the meaning specified in the recitals to this Agreement.

“Merger Sub Common Stock” has the meaning specified in the recitals to this Agreement.

“Net Reslizumab Sales” has the meaning specified in the Option Agreement.

“Net TNF Sales” means, [**]:

“Net TNF Sales Payments” has the meaning specified in Section 3.4(b)(i).

“New Common Share” means a share of Company Common Stock issued by the Company after the Expiration Date upon (a) the exercise of a Company Option or a Common Stock Warrant, in each case that was outstanding on the Expiration Date, (b) the automatic conversion of a New Series A Preferred Share as a result of the Series A Conversion Trigger Condition being met or (c) the conversion of a New Series A Preferred Share as a result of a conversion election made by the holder of such New Series A Preferred Share, contingent upon the occurrence of the Effective Time.

“New Series A Preferred Share” mean a share of Series A Preferred Stock issued by the Company after the Expiration Date upon the exercise of a Series A Preferred Warrant that was outstanding on the Expiration Date.

“New Series C-2 Preferred Share” means a share of Series C-2 Preferred Stock issued by the Company after the Expiration Date upon the exercise of an F&F C-2 Share Right or a Series C-2 Preferred Warrant, in each case that was outstanding on the Expiration Date.

“NOLs” means the regular Tax net operating loss carryovers and carrybacks of the Company and each of the Subsidiaries (and, if applicable, the alternative minimum tax net operating loss carryovers and carrybacks of the Company and each of the Subsidiaries); provided, however, that any carrybacks are limited to net operating losses that arise in periods ending on or before the Closing Date.

“Non-ERISA Commitments” has the meaning specified in Section 5.15(b).

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Non-Voting Common Stock” means the Non-Voting Common Stock of the Company, par value $0.001 per share.

“Nondisclosure Agreements” has the meaning specified in Section 5.12(g)(iv).

“Objection” has the meaning specified in Section 11.4(b).

“Operating Plan” has the meaning specified in the Option Agreement.

“Option Agreement” means the Option Agreement, dated as of January 13, 2009, between Parent and the Company.

“Option Agreement Execution Date” means January 13, 2009.

“Oral Anti-TNF Product” means [**].

“OSHA” means the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.

“Out-of-the-Money Company Option” means any Company Option that has a cash exercise price per share of Company Common Stock subject to such Company Option that is equal to or greater than the sum of (i) the Assumed Per Common Share Closing Consideration plus (ii) the Per Share Rights Amount.

“Out-of-the-Money Per Share Cash Exercise Amount” has the meaning specified in Section 3.1(f)(iii).

“Parent” has the meaning specified in the first paragraph of this Agreement.

“Parent Ancillary Agreements” means all agreements, instruments and documents being or to be executed and delivered by Parent or Merger Sub under this Agreement or in connection herewith.

“Parent Group Member” means (i) Parent and its Affiliates, (ii) the directors, officers and employees of each of Parent and its Affiliates and (iii) the respective successors and assigns of each of the foregoing including, after the Effective Time, the Surviving Corporation.

“Patents” has the meaning specified in Section 5.12(a).

“Paying Agent” means Wells Fargo Bank, National Association, including any successor to such Person that is mutually agreed upon by Parent and at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left).

“Paying Agency Agreement” has the meaning specified in Section 3.3(a).

“Pending Indemnity Amount” has the meaning specified in the Option Agreement.

“Pension Plans” has the meaning specified in Section 5.15(a).

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Per Common Share Closing Consideration” means the amount equal to (a) (i) the Closing Date Merger Consideration, plus (ii) the Exercise Amount, minus (iii) the sum of the Series C-1 Liquidation Preference, the Series C-2 Liquidation Preference, the Series C-3 Liquidation Preference, the Series B Liquidation Preference, the Series A Liquidation Preference, the aggregate Series A Preferred Warrant Payment and the Rights Preference, divided by (b) the number of Fully Diluted Shares.

“Per Common Share Contingent Consideration” means the amount of any Contingent Consideration Payment payable pursuant to Section 3.4 divided by the number of Fully Diluted Shares.

“Per Share Rights Amount” means the amount equal to $50,000,000, divided by the number of shares of Company Common Stock, on an as-if converted to Company Common Stock basis, outstanding on the Expiration Date and subject to Stockholders Option Agreements in effect on the Expiration Date (ignoring any shares of Company Capital Stock issuable upon the exercise of Company Options, Company Warrants or F&F C-2 Share Rights outstanding on the Expiration Date).

“Per Share Series A Liquidation Preference” means, with respect to each share of Series A Preferred Stock outstanding immediately prior to the Effective Time which is not converted into Company Common Stock as a result of (x) the Series A Conversion Trigger Condition being met or (y) the delivery of a valid conversion notice that is contingent upon the occurrence of the Effective Time, an amount equal to (a) $0.94 plus (b) any Accrued Dividends on such share from January 19, 2007 (or such later date as such share of Series A Preferred Stock was issued) until the Effective Time.

“Per Share Series B Liquidation Preference” means, with respect to each share of Series B Junior Preferred Stock outstanding immediately prior to the Effective Time which is not converted into Company Common Stock as a result of (a) the Series B Conversion Trigger Condition being met or (b) the delivery of a valid conversion notice that is contingent upon the occurrence of the Effective Time, an amount equal to $0.94.

“Per Share Series C-1 Liquidation Preference” means, with respect to each share of Series C-1 Preferred Stock outstanding immediately prior to the Effective Time, an amount equal to (a) $0.56 plus (b) any Accrued Dividends on such share from the date of issuance of such share until the Effective Time.

“Per Share Series C-2 Liquidation Preference” means, with respect to each share of Series C-2 Preferred Stock outstanding immediately prior to the Effective Time, an amount equal to (a) $0.622732 plus (b) any Accrued Dividends on such share from the date of issuance of such share until the Effective Time.

“Per Share Series C-3 Liquidation Preference” means, with respect to each share of Series C-3 Preferred Stock outstanding immediately prior to the Effective Time, an amount equal

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

to (a) $0.622732 plus (b) any Accrued Dividends on such share from the date of issuance of such share until the Effective Time.

“Permitted Encumbrances” means (i) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other similar liens imposed by law arising in the ordinary course of business for sums not yet due and payable and (iii) other liens or imperfections on property which do not adversely affect title to, detract from the value of, or impair the existing use of, the property affected by such lien or imperfection.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

“Preliminary Net TNF Sales Report” has the meaning specified in Section 3.4(b)(ii).

“RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Company Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Company Property.

“Remaining Option Consideration and Rights Proceeds Amount” means $49.3 million (forty-nine million three-hundred thousand dollars), together with any interest (i) on such amount and (ii) on the sum of $1.5 million (one million five hundred thousand dollars), in each case from the date hereof until the Effective Time, plus any Rights Proceeds the Company may receive between the date hereof and the Effective Time.

“Remedial Action” means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent the Release or threatened Release or minimize the further Release of Contaminants or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

“Requirements of Laws” means any United States federal, state and local, and any non-U.S., laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

“Res 5-0010 Asthma Study” means the Company’s clinical trial for Reslizumab in no less than 104 enrolled patients with asthma.

“Res 5-0010 Asthma Payment” has the meaning specified in Section 3.4(a)(i)(C).

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Res 5-0010 Asthma Study Completion” means achievement of the primary endpoint for the Res-5-0010 Asthma Study specified in the protocol accepted by the FDA.  For purposes of the Res-5-0010 Asthma Study, “achievement of the primary endpoint” means that the two-sided p-value of the primary endpoint is less than or equal to 0.05 and the active arm is the better arm.  Notwithstanding the foregoing or anything else herein to the contrary, the parties acknowledge and agree that the Res 5-0010 Asthma Study has been concluded prior to the date hereof without the achievement of the foregoing primary endpoint, and, accordingly, the Res 5-0010 Asthma Study Completion has not occurred as of the date hereof and cannot occur on, prior to or subsequent to the Closing Date.

“Reslizumab” means [**].

“Rights Preference” means the amount equal to the Per Share Rights Amount multiplied by 28,510,170.

“Rights Proceeds” means the proceeds received by the Company from the exercise of Company Options, Company Warrants and F&F C-2 Share Rights after the Option Agreement Execution Date.

“Securities” means, collectively, shares of the Company Common Stock (including New Common Shares) and Company Preferred Stock (including New Series C-2 Preferred Shares and New Series A Preferred Shares), Company Options, Company Warrants and F&F C-2 Share Rights.

“Series A Conversion Trigger Condition” means that the product obtained by multiplying (a) the Per Common Share Closing Consideration (calculated as if all of the shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time are converted into Company Common Stock) by (b) the number of shares of Series A Preferred Stock outstanding immediately prior to such conversion, exceeds 200% of the aggregate Original Series A Issue Price (as such term is defined in, and adjusted pursuant to the terms of, the Certificate of Incorporation) of all shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time.

“Series A Liquidation Preference” means (a) if the Series A Conversion Trigger Condition is not met, an amount equal to the Per Share Series A Liquidation Preference multiplied by the aggregate number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time (excluding for such purposes any shares of Series A Preferred Stock for which valid conversion elections have been made, contingent upon the occurrence of the Effective Time) and (b) if the Series A Conversion Trigger Condition is met, $0.00.

“Series A Preferred Stock” has the meaning specified in the recitals to this Agreement.

“Series A Preferred Warrant” means a warrant to acquire shares of Series A Preferred Stock.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Series A Preferred Warrant Payment” has the meaning specified in Section 3.1(e)(ii)(A).

“Series A Warrant Election” means an election by a holder of a Series A Preferred Warrant to exercise its Series A Preferred Warrant and, immediately following such exercise, convert the shares of Series A Preferred Stock issued upon such exercise into shares of Company Common Stock, which Series A Warrant Election shall be made by such holder no later than two (2) business days prior to the Closing Date by delivering to the Company an executed election notice in the form attached hereto as Exhibit C and will result in such holder receiving, in lieu of the Series A Warrant Payment, the Alternate Series A Preferred Warrant Payment.

“Series B Conversion Trigger Condition” means that the product obtained by multiplying (a) the Per Common Share Closing Consideration (calculated as if all of the shares of Series B Junior Preferred Stock issued and outstanding immediately prior to the Effective Time are converted into Company Common Stock) by (b) the number of shares of Series B Junior Preferred Stock outstanding immediately prior to such conversion, exceeds 100% of the aggregate Original Series B Issue Price (as such term is defined in, and adjusted pursuant to the terms of, the Certificate of Incorporation) of all shares of Series B Junior Preferred Stock issued and outstanding immediately prior to the Effective Time.

“Series B Junior Preferred Stock” has the meaning specified in the recitals to this Agreement.

“Series B Liquidation Preference” means (a) if the Series B Conversion Trigger Condition is not met, an amount equal to the Per Share Series B Liquidation Preference multiplied by the aggregate number of shares of Series B Junior Preferred Stock outstanding immediately prior to the Effective Time (excluding for such purposes any shares of Series B Junior Preferred Stock for which valid conversion elections have been made, contingent upon the occurrence of the Effective Time) and (b) if the Series B Conversion Trigger Condition is met, $0.00.

“Series C-1 Liquidation Preference” means the amount equal to the Per Share Series C-1 Liquidation Preference multiplied by the aggregate number of shares of Series C-1 Preferred Stock outstanding immediately prior to the Effective Time.

“Series C-1 Preferred Stock” has the meaning specified in the recitals to this Agreement.

“Series C-2 Liquidation Preference” means the amount equal to the Per Share Series C-2 Liquidation Preference multiplied by the aggregate number of shares of Series C-2 Preferred Stock outstanding immediately prior to the Effective Time.

“Series C-2 Preferred Stock” has the meaning specified in the recitals to this Agreement.

“Series C-2 Preferred Stock Purchase Agreement” means the Series C-2 Preferred Stock Purchase Agreement, dated as of January 19, 2007, among the Company and the purchasers party thereto, as amended by Amendment No. 1, dated as of May 30, 2007.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Series C-2 Preferred Warrant” means any warrant to acquire shares of Series C-2 Preferred Stock outstanding immediately prior to the Effective Time.

“Series C-3 Liquidation Preference” means the amount equal to the Per Share Series C-3 Liquidation Preference multiplied by the aggregate number of shares of Series C-3 Preferred Stock outstanding immediately prior to the Effective Time.

“Series C-3 Preferred Stock” has the meaning specified in the recitals to this Agreement.

“Stock Agreements” has the meaning specified in Section 3.3(b).

“Stock Certificates” has the meaning specified in Section 3.3(b).

“Stock Plan” means the Company’s Equity Incentive Plan, as amended.

“Stockholder Ownership Percentage” means, with respect to each Stockholder, the percentage set forth opposite such Stockholder’s name on Schedule 3.1(g) attached hereto, as such Schedule is updated by the Company at the Closing pursuant to Section 3.1(g).

“Stockholders” means the holders of the Securities.

“Stockholders Option Agreements” has the meaning specified in the Option Agreement.

“Stockholders’ Meeting” has the meaning specified in Section 7.9(d).

“Stockholders’ Agreement” means the Amended and Restated Stockholders’ Agreement, dated as of January 19, 2007, by and among the Company and the stockholders of the Company party thereto.

“Stockholders’ Representative” has the meaning specified in Section 13.1.

“Subsidiary” has the meaning specified in Section 5.2(a).

“Surviving Corporation” has the meaning specified in Section 2.1.

“Surviving Corporation Common Stock” has the meaning specified in Section 3.1(a).

“Tax” means:  (i) any federal, state or local, or foreign, net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental (including taxes under Code Section 59A) tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Body; and (ii)  any liability for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any Tax Sharing Arrangement or Tax indemnity agreement.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Tax Sharing Arrangement” means any agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes or included the Company or any Subsidiary.

“Third Party Debt” means all Indebtedness of the Company and the Subsidiaries, other than Indebtedness owed to Parent or any Affiliate of Parent.

“Third Person Claim” has the meaning specified in Section 11.5.

“Third Point” has the meaning specified in Section 13.3(b).

“Trade Secrets” has the meaning specified in Section 5.12(a).

“Transmittal Letter” has the meaning specified in Section 3.3(b).

“Undisputed Net TNF Sales Payment” has the meaning specified in Section 3.4(b)(ii).

“Voting Common Stock” has the meaning specified in the recitals to this Agreement.

“WARN” has the meaning specified in Section 5.15(c).

“Welfare Plans” has the meaning specified in Section 5.15(a).

“Withheld Indemnity Amount” means the sum of (a) the aggregate amount of all Losses and Expenses relating to claims for indemnification made by Optionee Group Members (as defined in the Option Agreement) pursuant to Article VI of the Option Agreement which have been finally determined to be owed to the Optionee Group Members pursuant to Section 6.3(b) of the Option Agreement but which have not been paid by the Company as of the Closing Date plus (b) the Pending Indemnity Amount; provided, that in no event shall the Withheld Indemnity Amount exceed $50,000,000.  For the avoidance of doubt, the Pending Indemnity Amount is included within the Withheld Indemnity Amount and does not constitute an additional amount.

“Written Consent” has the meaning specified in the recitals to this Agreement.

1.2.          Interpretation.  For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive and (iii) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole.  Unless the context otherwise requires, references herein:  (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any regulations promulgated thereunder.  All references herein to the Company or any Subsidiary shall include the predecessors and successors of such Person.  The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.  Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement.  This Agreement, the Company Ancillary Agreements and the Parent Ancillary Agreements shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

ARTICLE II

THE MERGER

2.1.          Surviving Corporation.  Upon the terms and subject to the conditions contained herein, and in accordance with the provisions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time.  Following the Merger, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to all and assume all the rights and obligations of Merger Sub and the Company in accordance with the DGCL.

2.2.          Effects of the Merger.  The Merger shall have the effects set forth in the DGCL.

2.3.          Certificate of Incorporation, By-laws, Directors and Officers.  At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, except that the name of the corporation set forth therein shall be changed to the name of the Company.  As so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.  At the Effective Time, the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to conform to the by-laws of Merger Sub immediately prior to the Effective Time.  The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until their resignation or removal or until their respective successors are duly elected and qualified.  The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until their resignation or removal or until their respective successors are duly elected and qualified.

ARTICLE III
EFFECT ON CAPITAL STOCK

3.1.          Conversion Terms.  Subject to Section 3.2, as of the Effective Time, by virtue of the Merger and without any action on the part of the Company, the holders of Securities, Parent or Merger Sub:

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(a)           Merger Sub Common Stock.  Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation (“Surviving Corporation Common Stock”).  From and after the Effective Time, each outstanding certificate representing shares of Merger Sub Common Stock shall be deemed for all purposes to evidence ownership of, and to represent the number of shares of, Surviving Corporation Common Stock into which such shares of Merger Sub Common Stock shall have been converted.

(b)           Treasury Stock and Company Capital Stock Owned by Parent or Merger Sub.  All shares of Company Capital Stock that are held in the treasury of the Company immediately prior to the Effective Time and any Company Capital Stock owned by Parent or Merger Sub immediately prior to the Effective Time shall be cancelled and retired and no cash or other consideration shall be paid or delivered in exchange therefor and the Merger will effect no conversion thereof.

(c)           Company Capital Stock.  Except as otherwise provided in Section 3.1(b), and subject to the provisions of Sections 3.4, 3.7 and 3.8 and Article XI, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) will be converted as set forth in this Section 3.1(c).

(i)            Series C-3 Preferred Stock.  Each share of Series C-3 Preferred Stock issued and outstanding immediately prior to the Effective Time will, effective as of the Effective Time, be converted into the right to receive, without interest, (A) the Per Share Series C-3 Liquidation Preference, (B) the Per Common Share Closing Consideration multiplied by the number of shares of Company Common Stock into which each share of Series C-3 Preferred Stock is convertible immediately prior to the Effective Time and (C) any Per Common Share Contingent Consideration payable from time to time pursuant to Section 3.4 multiplied by the number of shares of Company Common Stock into which each share of Series C-3 Preferred Stock is convertible immediately prior to the Effective Time, in each case payable in cash to the holder thereof, subject to applicable Tax withholding.  From and after the Effective Time, all such shares of Series C-3 Preferred Stock will no longer be outstanding and will be automatically cancelled and retired and will cease to exist, and each Stock Certificate formerly representing each such share will cease to have any rights with respect thereto, except the right to receive (subject to the terms of this Agreement) the consideration with respect to such share set forth in this Section 3.1(c)(i).

(ii)           Series C-2 Preferred Stock.  Each share of Series C-2 Preferred Stock, other than any New Series C-2 Preferred Shares, issued and outstanding immediately prior to the Effective Time (which, for the avoidance of doubt, does not include the F&F C-2 Share Rights) will, effective as of the Effective Time, be converted into the right to receive, without interest, (A) the Per Share Series C-2 Liquidation Preference, (B) the Per Common Share Closing Consideration multiplied by the number of shares of Company Common Stock into which each share of Series C-2 Preferred Stock is convertible

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

immediately prior to the Effective Time and (C) any Per Common Share Contingent Consideration payable from time to time pursuant to Section 3.4 multiplied by the number of shares of Company Common Stock into which each share of Series C-2 Preferred Stock is convertible immediately prior to the Effective Time, in each case payable in cash to the holder thereof, subject to applicable Tax withholding.  From and after the Effective Time, all such shares of Series C-2 Preferred Stock will no longer be outstanding and will be automatically cancelled and retired and will cease to exist, and each Stock Certificate formerly representing each such share will cease to have any rights with respect thereto, except the right to receive (subject to the terms of this Agreement) the consideration with respect to such share set forth in this Section 3.1(c)(ii).

(iii)          Series C-1 Preferred Stock.  Each share of Series C-1 Preferred Stock issued and outstanding immediately prior to the Effective Time will, effective as of the Effective Time, be converted into the right to receive, without interest, (A) the Per Share Series C-1 Liquidation Preference, (B) the Per Common Share Closing Consideration multiplied by the number of shares of Company Common Stock into which each share of Series C-1 Preferred Stock is convertible immediately prior to the Effective Time and (C) any Per Common Share Contingent Consideration payable from time to time pursuant to Section 3.4 multiplied by the number of shares of Company Common Stock into which each share of Series C-1 Preferred Stock is convertible immediately prior to the Effective Time, in each case payable in cash to the holder thereof, subject to applicable Tax withholding.  From and after the Effective Time, all such shares of Series C-1 Preferred Stock will no longer be outstanding and will be automatically cancelled and retired and will cease to exist, and each Stock Certificate formerly representing each such share will cease to have any rights with respect thereto, except the right to receive (subject to the terms of this Agreement) the consideration with respect to such share set forth in this Section 3.1(c)(iii).

(iv)          Series B Junior Preferred Stock.  Each share of Series B Junior Preferred Stock (other than any shares of Series B Junior Preferred Stock for which valid conversion elections have been made, contingent upon the occurrence of the Effective Time) issued and outstanding immediately prior to the Effective Time will, effective as of the Effective Time, be converted into the right to receive, without interest, the Per Share Series B Liquidation Preference, payable in cash to the holder thereof, subject to applicable Tax withholding; provided, however, that if the Series B Conversion Trigger Condition is met, or if a valid conversion election shall have been made contingent upon the Effective Time, each share of Series B Junior Preferred Stock issued and outstanding immediately prior to the Effective Time will, effective immediately prior to the Effective Time, be converted into the number of shares of Company Common Stock into which each share of Series B Junior Preferred Stock is convertible immediately prior to the Effective Time, and each such share of Company Common Stock will be subject to all of the provisions of this Agreement relating to the Company Common Stock, including Section 3.1(c)(vi).  From and after the Effective Time, all such shares of Series B Junior Preferred Stock will no longer be outstanding and will be automatically cancelled and retired and will cease to exist, and each Stock Certificate formerly representing each such

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

share will cease to have any rights with respect thereto, except the right to receive (subject to the terms of this Agreement) the applicable consideration with respect to such share set forth in this Section 3.1(c)(iv).

(v)           Series A Preferred Stock.  Each share of Series A Preferred Stock, other than any New Series A Preferred Shares and other than any shares of Series A Preferred Stock for which valid conversion elections have been made, contingent upon the occurrence of the Effective Time, issued and outstanding immediately prior to the Effective Time will, effective as of the Effective Time, be converted into the right to receive, without interest, the Per Share Series A Liquidation Preference, payable in cash to the holder thereof, subject to applicable Tax withholding; provided, however, that if the Series A Conversion Trigger Condition is met, or if a valid conversion election shall have been made contingent upon the Effective Time, each share of Series A Preferred Stock, other than any New Series A Preferred Shares, issued and outstanding immediately prior to the Effective Time will, effective immediately prior to the Effective Time, be converted into the number of shares of Company Common Stock into which each share of Series A Preferred Stock is convertible immediately prior to the Effective Time, and each such share of Company Common Stock will be subject to all of the provisions of this Agreement relating to the Company Common Stock, including Section 3.1(c)(vi).  From and after the Effective Time, all such shares of Series A Preferred Stock will no longer be outstanding and will be automatically cancelled and retired and will cease to exist, and each Stock Certificate formerly representing each such share will cease to have any rights with respect thereto, except the right to receive (subject to the terms of this Agreement) the applicable consideration with respect to such share set forth in this Section 3.1(c)(v).

(vi)          Company Common Stock.  Each share of Company Common Stock, other than New Common Shares, issued and outstanding immediately prior to the Effective Time will, effective as of the Effective Time, be converted into the right to receive, without interest, the Per Common Share Closing Consideration and any Per Common Share Contingent Consideration payable from time to time pursuant to Section 3.4, in each case payable in cash to the holder thereof, subject to applicable Tax withholding.  From and after the Effective Time, all such shares of Company Common Stock will no longer be outstanding and will, effective as of the Effective Time, be automatically cancelled and retired and will cease to exist, and each Stock Certificate formerly representing each such share will cease to have any rights with respect thereto, except the right to receive (subject to the terms of this Agreement) the consideration with respect to such share set forth in this Section 3.1(c)(vi).

(vii)         [Reserved.]

(viii)        New Series C-2 Preferred Shares.  Each New Series C-2 Preferred Share issued and outstanding immediately prior to the Effective Time will, effective as of the Effective Time, be converted into the right to receive, without interest, (A) the Per Share Rights Amount multiplied by the number of shares of Company Common Stock into

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

which each New Series C-2 Preferred Share is convertible immediately prior to the Effective Time, (B) the Per Share Series C-2 Liquidation Preference, (C) the Per Common Share Closing Consideration multiplied by the number of shares of Company Common Stock into which each New Series C-2 Preferred Share is convertible immediately prior to the Effective Time and (D) any Per Common Share Contingent Consideration payable from time to time pursuant to Section 3.4 multiplied by the number of shares of Company Common Stock into which each New Series C-2 Preferred Share is convertible immediately prior to the Effective Time, in each case payable in cash to the holder thereof, subject to applicable Tax withholding.  From and after the Effective Time, all such New Series C-2 Preferred Shares will no longer be outstanding and will be automatically cancelled and retired and will cease to exist, and each Stock Certificate formerly representing each such share will cease to have any rights with respect thereto, except the right to receive (subject to the terms of this Agreement) the consideration with respect to such share set forth in this Section 3.1(c)(viii).

(ix)           New Series A Preferred Shares.  Each New Series A Preferred Share (other than any New Series A Preferred Shares for which valid conversion elections have been made, contingent upon the occurrence of the Effective Time) issued and outstanding immediately prior to the Effective Time will, effective as of the Effective Time, be converted into the right to receive, without interest, (A) the Per Share Rights Amount multiplied by the number of shares of Company Common Stock into which each New Series A Preferred Share is convertible immediately prior to the Effective Time and (B) the Per Share Series A Liquidation Preference, payable in cash to the holder thereof, subject to applicable Tax withholding; provided, however, that if the Series A Conversion Trigger Condition is met, each New Series A Preferred Share issued and outstanding immediately prior to the Effective Time will, effective immediately prior to the Effective Time, be converted into the number of shares of Company Common Stock into which each share of Series A Preferred Stock is convertible immediately prior to the Effective Time, and each such share of Company Common Stock will be considered a New Common Share and be subject to all of the provisions of this Agreement relating to New Common Shares, including Section 3.1(c)(x).  From and after the Effective Time, all such New Series A Preferred Shares will no longer be outstanding and will be automatically cancelled and retired and will cease to exist, and each Stock Certificate formerly representing each such share will cease to have any rights with respect thereto, except the right to receive (subject to the terms of this Agreement) the applicable consideration with respect to such share set forth in this Section 3.1(c)(ix).

(x)            New Common Shares.  Each New Common Share issued and outstanding immediately prior to the Effective Time will, effective as of the Effective Time, be converted into the right to receive, without interest, (A) the Per Share Rights Amount, (B) the Per Common Share Closing Consideration and (C) any Per Common Share Contingent Consideration payable from time to time pursuant to Section 3.4, in each case payable in cash to the holder thereof, subject to applicable Tax withholding.  From and after the Effective Time, all such New Common Shares will no longer be outstanding and will, effective as of the Effective Time, be automatically cancelled and retired and will

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

cease to exist, and each Stock Certificate formerly representing each such share will cease to have any rights with respect thereto, except the right to receive (subject to the terms of this Agreement) the consideration with respect to such share set forth in this Section 3.1(c)(x).

(d)           F&F C-2 Share Rights.  Subject to the provisions of Sections 3.4, 3.7 and 3.8 and Article XI, each F&F C-2 Share Right outstanding immediately prior to the Effective Time will, effective as of the Effective Time, be converted into the right to receive, without interest, (i) the Per Share Rights Amount multiplied by the number of shares of Company Common Stock into which each share of Series C-2 Preferred Stock is convertible immediately prior to the Effective Time, (ii) an amount equal to the Per Common Share Closing Consideration multiplied by the number of shares of Company Common Stock into which each share of Series C-2 Preferred Stock is convertible immediately prior to the Effective Time and (iii) any Per Common Share Contingent Consideration payable from time to time pursuant to Section 3.4 multiplied by the number of shares of Company Common Stock into which each share of Series C-2 Preferred Stock is convertible immediately prior to the Effective Time, in each case payable to the holder thereof, subject to applicable Tax withholding.  From and after the Effective Time, all such F&F C-2 Share Rights will no longer be outstanding and will, effective as of the Effective Time, be automatically cancelled and will cease to exist, and each Stock Agreement formerly representing each such F&F C-2 Share Right will cease to have any rights with respect thereto, except the right to receive (subject to the terms of this Agreement) the consideration with respect to such F&F C-2 Share Right set forth in this Section 3.1(d)

(e)           Company Warrants.  Subject to the provisions of Sections 3.4, 3.7 and 3.8 and Article XI, each unexpired Company Warrant outstanding immediately prior to the Effective Time will be converted as set forth in this Section 3.1(e).

(i)            Series C-2 Preferred Warrants.  The Company will take all necessary and appropriate action so that each Series C-2 Preferred Warrant outstanding immediately prior to the Effective Time will, effective as of the Effective Time, be terminated and converted into the right to receive, without interest, subject to the terms and conditions of this Agreement, for each share of Series C-2 Preferred Stock subject thereto, an amount equal to (A) the Per Share Rights Amount multiplied by the number of shares of Company Common Stock into which each share of Series C-2 Preferred Stock is convertible immediately prior to the Effective Time, (B) the Per Common Share Closing Consideration multiplied by the number of shares of Company Common Stock into which each share of Series C-2 Preferred Stock is convertible immediately prior to the Effective Time and (C) any Per Common Share Contingent Consideration payable from time to time pursuant to Section 3.4 multiplied by the number of shares of Company Common Stock into which each share of Series C-2 Preferred Stock is convertible immediately prior to the Effective Time, in each case payable to the holder thereof, subject to applicable Tax withholding.  From and after the Effective Time, all Series C-2 Preferred Warrants will no longer be outstanding and will be automatically cancelled and will cease to exist, and each such warrant will cease to have any rights with respect thereto, except the right to receive (subject to the terms of this Agreement) the

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

consideration with respect to such warrant set forth in this Section 3.1(e)(i).  Within two (2) business days after the execution and delivery of this Agreement, the Company will deliver to each holder of a Series C-2 Preferred Warrant any notice contemplated by the Series C-2 Preferred Warrants regarding the Merger and the other transactions contemplated by this Agreement.

(ii)           Series A Preferred Warrants.  The Company will take all necessary and appropriate action so that:

(A)          each Series A Preferred Warrant outstanding immediately prior to the Effective Time and not subject to a valid Series A Warrant Election will, effective as of the Effective Time, be terminated and converted into the right to receive, without interest, for each share of Series A Preferred Stock subject thereto, (1) the Per Share Rights Amount multiplied by the number of shares of Company Common Stock into which each share of Series A Preferred Stock is convertible immediately prior to the Effective Time and (2) an amount equal to $0.317268 (being the difference between $0.94 and $0.622732, which is the exercise price per share of the Series A Preferred Warrants) (the “Series A Preferred Warrant Payment”), payable in cash to the holder thereof, subject to applicable Tax withholding; provided, however, that if the Series A Conversion Trigger Condition is met, each Series A Preferred Warrant not subject to a valid Series A Warrant Election will, effective as of the Effective Time, be terminated and converted into the right to receive, without interest, for each share of Series A Preferred Stock subject thereto, (I) the Per Share Rights Amount, (II) an amount equal to the Alternate Series A Preferred Warrant Payment (as defined below) and (III) any Per Common Share Contingent Consideration payable from time to time pursuant to Section 3.4, in each case payable in cash to the holder thereof, subject to applicable Tax withholding; and

(B)           each Series A Preferred Warrant outstanding immediately prior to the Effective Time and subject to a valid Series A Warrant Election will, effective as of the Effective Time, be terminated and converted into the right to receive, without interest, for each share of Series A Preferred Stock subject thereto, (1) the Per Share Rights Amount multiplied by the number of shares of Company Common Stock into which each share of Series A Preferred Stock is convertible immediately prior to the Effective Time, (2) an amount equal to the excess, if any, of the Per Common Share Closing Consideration over $0.622732 (the “Alternate Series A Preferred Warrant Payment”) and (3) any Per Common Share Contingent Consideration payable from time to time pursuant to Section 3.4 multiplied by the number of shares of Company Common Stock into which each share of Series A Preferred Stock is convertible immediately prior to the Effective Time, in each case payable in cash to the holder thereof, subject to applicable Tax withholding.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(C)           From and after the Effective Time, all Series A Preferred Warrants will no longer be outstanding and will be automatically cancelled and will cease to exist, and each such warrant will cease to have any rights with respect thereto, except the right to receive (subject to the terms of this Agreement) the applicable consideration with respect to such warrant set forth in this Section 3.1(e)(ii).  Within two (2) business days after the execution and delivery of this Agreement, the Company will deliver to each holder of a Series A Preferred Warrant any notice contemplated by the Series A Preferred Warrants regarding the Merger and the other transactions contemplated by this Agreement.

(iii)          Common Stock Warrants.  The Company will take all necessary and appropriate action so that each Common Stock Warrant outstanding immediately prior to the Effective Time will, effective as of the Effective Time, be terminated and converted into the right to receive, without interest, for each share of Voting Common Stock subject thereto, (A) the Per Share Rights Amount, (B) an amount equal to the excess, if any, of the Per Common Share Closing Consideration over the exercise price per share of such Common Stock Warrant immediately prior to the Effective Time and (C) any Per Common Share Contingent Consideration payable from time to time pursuant to Section 3.4, in each case payable in cash to the holder thereof, subject to applicable Tax withholding.  From and after the Effective Time, all Common Stock Warrants will no longer be outstanding and will be automatically cancelled and will cease to exist, and each such warrant will cease to have any rights with respect thereto, except the right to receive (subject to the terms of this Agreement) the consideration with respect to such warrant set forth in this Section 3.1(e)(iii).  Within two (2) business days after the execution and delivery of this Agreement, the Company will deliver to each holder of a Common Stock Warrant any notice contemplated by the Common Stock Warrants regarding the Merger and the other transactions contemplated hereby.

(f)            Company Options.  Prior to the Effective Time, each holder of an unexpired Company Option shall be provided with the opportunity to exercise such Company Option.  Subject to the provisions of Sections 3.4, 3.7 and 3.8 and Article XI, each unexpired Company Option outstanding immediately prior to the Effective Time will be converted or cancelled as set forth in this Section 3.1(f).

(i)            Company Options (Other than Out-of-the-Money Company Options) Outstanding on the Expiration Date.  Each unexpired, unexercised Company Option (other than Out-of-the-Money Company Options) outstanding on the Expiration Date that remains outstanding immediately prior to the Effective Time will, effective as of the Effective Time, be terminated and converted into the right to receive, without interest, for each share of Company Common Stock subject thereto, (A) the Per Share Rights Amount, (B) an amount equal to the excess of the Per Common Share Closing Consideration over the exercise price per share of such Company Option immediately prior to the Effective Time and (C) any Per Common Share Contingent Consideration payable from time to time pursuant to Section 3.4, in each case payable in cash to the holder thereof, subject to applicable Tax withholding.

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(ii)           Company Options (Other than Out-of-the-Money Company Options) Not Outstanding on the Expiration Date.  Each unexpired, unexercised Company Option  (other than Out-of-the-Money Company Options) not outstanding on the Expiration Date that is outstanding immediately prior to the Effective Time will, effective as of the Effective Time, be terminated and converted into the right to receive, without interest, for each share of Company Common Stock subject thereto, (A) an amount equal to the excess of the Per Common Share Closing Consideration over the exercise price per share of such Company Option immediately prior to the Effective Time and (B) any Per Common Share Contingent Consideration payable from time to time pursuant to Section 3.4, in each case payable in cash to the holder thereof, subject to applicable Tax withholding

(iii)          Out-of-the-Money Company Options.  The Company will take all necessary and appropriate action so that each unexpired Out-of-the-Money Company Option outstanding as of the Effective Time, will, effective as of the Effective Time, be cancelled, without any consideration being payable in respect thereof, and have no further force or effect; provided, however, that, prior to the Effective Time, the holder of an Out-of-the-Money Company Option outstanding on the Expiration Date that remains outstanding immediately prior to the Effective Time may elect to (A) pay the Company, with respect to each share of Company Common Stock subject to such Company Option, an amount in cash (the “Out-of-the-Money Per Share Cash Exercise Amount”) equal to (1) the per share exercise price of such Company Option minus (2) an amount equal to the sum of the Per Common Share Closing Consideration and the Per Share Rights Amount plus (3) the portion of the Escrow Amount attributable to such share pursuant to this Article III and (B) deliver to the Company a written agreement or other instrument, duly executed by such holder and in form and substance reasonably satisfactory to each of the Company and Parent, evidencing the foregoing and acknowledging the treatment of such holder’s Out-of-the-Money Company Options pursuant to this Section 3.1(f)(iii), whereupon such holder will thereafter be entitled to receive, for each share of Company Common Stock subject to such Company Option, (I) upon the release of the Escrow Fund to the Stockholders in accordance with the Escrow Agreement, the portion of the Escrow Fund attributable to such share and (II) any Per Common Share Contingent Consideration payable from time to time pursuant to Section 3.4, in each case payable in cash to the holder thereof, subject to applicable Tax withholding.

(iv)          From and after the Effective Time, all Company Options will no longer be outstanding and will be automatically cancelled and will cease to exist, and each such option will cease to have any rights with respect thereto, except the right to receive (subject to the terms of this Agreement) the applicable consideration (if any) with respect to such option set forth in this Section 3.1(f).  Within two (2) business days after the execution and delivery of this Agreement, the Company will deliver to each holder of a Company Option any notice contemplated by the Company Options regarding the Merger and the other transactions contemplated by this Agreement.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(v)           For purposes of Code section 409A, each payment of any Per Common Share Contingent Consideration under this Agreement shall be treated as a separate payment, and any right to a series of payments in respect of any Per Common Share Contingent Consideration under this Agreement shall be treated as a right to receive a series of separate payments.  It is further expressly intended that any right to any Per Common Share Contingent Consideration shall be subject to a substantial risk of forfeiture, as described in Treas. Reg. §§ 1.409A-1(d) and 1.409A-3(i)(5)(iv)(A).  Notwithstanding the foregoing, it is intended that this Section 3.1(f) be drafted and administered in compliance with Code section 409A including any future amendments to Code section 409A, and any other Internal Revenue Service or other governmental rulings or interpretations (“IRS Guidance”) issued pursuant to Code section 409A so as not to subject the holder of a Company Option to payment of interest or any additional tax under Code section 409A.  In addition, to the extent that any IRS Guidance issued under Code section 409A would result in the holder of a Company Option being subject to the payment of interest or any additional tax under Code section 409A, the parties agree, to the extent reasonably possible, to amend this Section 3.1(f) in order to avoid the imposition of any such interest or additional tax under Code section 409A, which amendment shall have the minimum economic effect necessary and be reasonably determined in good faith by the parties to the Agreement and shall not, in any event, affect the consideration received or to be received by the other holders of Securities under this Agreement.

(g)           Schedule 3.1(g) sets forth the following information with respect to each Stockholder:

(i)            the Company Common Stock (separately identifying any New Common Shares held by each such Stockholder), Company Preferred Stock (separately identifying (A) any New Series C-2 Preferred Shares and New Series A Preferred Shares held by each such Stockholder and (B) any Series A Preferred Stock, New Series A Preferred Shares and Series B Junior Preferred Stock for which valid conversion elections have been made by each such Stockholder, contingent upon the occurrence of the Effective Time), Company Options (separately identifying any Company Options outstanding on the Expiration Date held by each such Stockholder), Company Warrants (separately identifying any Series A Preferred Warrants for which valid Series A Warrant Elections have been made) and F&F C-2 Share Rights held by each such Stockholder;

(ii)           the original issuance date with respect to each share of Company Capital Stock, each Company Option and each Company Warrant held by such Person, together with the vesting schedule and exercise price of each Company Option and Company Warrant held by such Stockholder; and

(iii)          such Stockholder’s Stockholder Ownership Percentage.

Schedule 3.1(g) will be supplemented at Closing to set forth the portion of the Closing Date Merger Consideration to be paid to each Stockholder.

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(h)           Total Consideration; Accuracy of Payments.  Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate merger consideration (including the Escrow Amount and any consideration payable to holders of Company Options, Company Warrants or F&F C-2 Share Rights but excluding, for the avoidance of doubt, the Contingent Consideration Payments) payable by Parent, Merger Sub or the Surviving Corporation to the Stockholders in connection with the Merger exceed the Closing Date Merger Consideration minus the Remaining Option Consideration and Rights Proceeds Amount, if any, and minus any amount designated by the Stockholders’ Representatives to be placed in the Administrative Expense Account.  In the event that the Closing Date Merger Consideration is inadequate to pay in full all amounts to be paid to the Stockholders pursuant to the Certificate of Incorporation, the Closing Date Merger Consideration shall be divided among the Stockholders in accordance with the relative preferences set forth in the Certificate of Incorporation as in effect immediately prior to the Effective Time.  In calculating the consideration payable under this Article III, Parent shall be entitled to rely on the representations and warranties contained in this Agreement with respect to the capital stock of the Company.  If such representations and warranties are not correct, then (i) Parent shall have the right to adjust the amount payable in respect of each Security accordingly and (ii) any Stockholder that has received an amount of consideration in excess of what such Stockholder would be entitled to receive under the adjustment referred to in clause (i) shall return such excess amount to the Paying Agent by wire transfer of immediately available funds within two (2) business days of the date of written notice from Parent to such Stockholder to such effect.

3.2.          Dissenting Shares.

(a)           To the extent permitted under the DGCL, each Stockholder that has executed the Written Consent has approved the Merger and adopted this Agreement for purposes of Section 251 of the DGCL and has waived any and all rights that such Stockholder might otherwise have to dissent and to demand appraisal for such Stockholder’s shares of Company Capital Stock with respect to the Merger in accordance with the DGCL.  Notwithstanding anything in this Agreement to the contrary, but subject to the foregoing sentence, each outstanding share of Company Capital Stock as of the Effective Time as to which a written demand for appraisal is properly delivered to the Company in accordance with Section 262 of the DGCL, shall not be converted into or represent a right to receive the consideration with respect to such share (including any portion of the Contingent Consideration Payments, if any) specified in Section 3.1(c) unless and until the holder of such share shall have failed to perfect or shall have effectively withdrawn or lost such holder’s appraisal rights for such holder’s shares of Company Capital Stock under the DGCL, at which time such holder’s shares of Company Capital Stock shall be converted into the right to receive the consideration with respect to such share (including any portion of the Contingent Consideration, if any) specified in Section 3.1(c).  All such shares of Company Capital Stock as to which such a demand for appraisal is so delivered and not withdrawn, except any such shares of Company Capital Stock the holder of which shall have effectively withdrawn or lost such holder’s appraisal rights under such Section 262 of the DGCL, are herein called “Dissenting Shares.”  The Company shall give Parent prompt notice upon receipt by the Company of any such written demand for appraisal (any holder duly making such demand being hereinafter called a “Dissenting Stockholder”).  The Company agrees that prior to

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

the Effective Time it will not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle with, any such Dissenting Stockholder.  Each Dissenting Stockholder who becomes entitled, pursuant to the provisions of Section 262 of the DGCL, to payment for his, her or its shares of Company Capital Stock shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the terms of this Agreement and the DGCL) and, upon receipt of such payment, such shares of Company Capital Stock shall be cancelled.

(b)           If any Dissenting Stockholder shall fail to perfect or shall effectively withdraw or lose appraisal rights with respect to such Dissenting Stockholder’s Dissenting Shares under Section 262 of the DGCL, the Dissenting Shares of such Dissenting Stockholder shall be converted into only the right to receive the consideration with respect to such shares specified in Section 3.1(c).  As soon as practicable after the surrender to the Paying Agent of one or more certificates for such shares of Company Capital Stock for cancellation and upon delivery of a properly completed and executed Transmittal Letter, such Dissenting Stockholder so failing to perfect or otherwise withdrawing or losing appraisal rights will be entitled to receive the consideration with respect to such shares specified in Section 3.1(c), in accordance with the procedures, and subject to the conditions, set forth in this Article III.

3.3.          Payment of Closing Date Merger Consideration.

(a)           Immediately prior to the Effective Time:  (i) Parent shall make available, by transferring to the Paying Agent via wire transfer of immediately available funds, cash in an amount equal to the Closing Date Merger Consideration minus (A) the Escrow Amount, minus (B) the Remaining Option Consideration and Rights Proceeds Amount, if any, minus (C) any amount designated by the Stockholders’ Representatives to be placed in the Administrative Expense Account and minus (D) the aggregate amount that would otherwise be payable by Parent pursuant to Section 3.1(c) with respect to Dissenting Shares if the Dissenting Stockholders had not exercised rights of appraisal; and (ii) the Company shall make available, by transferring to the Paying Agent via wire transfer of immediately available funds, cash in an amount equal to the Remaining Option Consideration and Rights Proceeds Amount, if any.  The Paying Agent shall hold such funds and deliver them in accordance with the terms hereof and the terms of a Paying Agency Agreement to be entered into by and among the Paying Agent, Parent and the Stockholders’ Representatives (including any such agreement entered into by and among Parent, the Stockholders’ Representatives and any successor Paying Agent, the “Paying Agency Agreement”).  All fees and expenses of the Paying Agent relating to the payment of the Closing Date Merger Consideration shall be paid one-half by Parent and one-half from the Escrow Fund.  Any amount designated by the Stockholders’ Representatives to be deposited into the Administrative Expense Account shall be promptly transferred to such account by Parent via wire transfer of immediately available funds.

(b)           Subject to receipt by the Paying Agent and Parent of sufficient information from the Company to satisfy such obligations, the Paying Agent shall promptly mail or cause to be mailed to each record holder (other than the Company) of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Company Capital

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Stock except for shares to be cancelled pursuant to Section 3.1(b) (the “Stock Certificates”), and to each holder of an agreement evidencing any Company Options (including the relevant grant notices), Company Warrants or F&F C-2 Share Rights (collectively, the “Stock Agreements”), a form letter of transmittal (the “Transmittal Letter”) specifying that delivery shall be effected, and risk of loss and title to the Stock Certificates and Stock Agreements shall pass, only upon proper delivery of the Stock Certificates and Stock Agreements to the Paying Agent, and instructions for use in effecting the surrender of the Stock Certificates and the Stock Agreements in exchange for payment therefor.

(c)           After the Effective Time, each holder of a Stock Certificate, and each holder of a Stock Agreement, in each case outstanding immediately prior to the Effective Time, may surrender such Stock Certificate or Stock Agreement to the Paying Agent and, subject to the provisions of this Section 3.3, the Paying Agent shall promptly deliver or cause to be delivered to such holder a check in an amount equal to the portion of the Closing Date Merger Consideration exchangeable therefor pursuant to Section 3.1, minus an amount equal to such holder’s Stockholder Ownership Percentage of the Escrow Amount; provided that, with respect to a Stockholder that (i) has delivered such Stockholder’s Stock Certificate(s) and/or Stock Agreement(s), together with a duly executed Transmittal Letter, to the Paying Agent at least three (3) business days prior to the Closing Date and (ii) is, individually or together with its Affiliates, entitled to receive in excess of $50,000 as of the Effective Time as set forth in Schedule 3.1(g), Parent shall use commercially reasonable efforts to cause the Paying Agent to pay the applicable consideration in respect of such Stockholder’s Stock Certificate(s) and/or Stock Agreement(s) to such Stockholder on the Closing Date via wire transfer of immediately available funds to the bank account specified by such Stockholder in the Transmittal Letter so delivered.  Except as provided in the Escrow Agreement with respect to the Escrow Fund, in no event shall the holder of any such surrendered Stock Certificates or Stock Agreements be entitled to receive interest on any of the funds to be received in the Merger.  If any such check is to be sent to a Person other than the Person in whose name the Stock Certificates or Stock Agreements are registered, among other things, it shall be a condition of the making of such payment that the Person requesting such payment shall pay to the Paying Agent the transfer Taxes required by reason of the delivery of such payment to a Person other than the registered holder of the Stock Certificates or Stock Agreements surrendered, or shall establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable.

(d)           Until so surrendered, each outstanding Stock Certificate and each outstanding Stock Agreement, in each case immediately prior to the Effective Time, shall not be transferable on the books of the Surviving Corporation or Parent after the Effective Time, but shall be deemed for all purposes to evidence only the right to receive the consideration exchangeable therefor pursuant to Section 3.1.

3.4.          Contingent Consideration Payments.

(a)           Development Milestone Payments.  (i)  In addition to the Closing Date Merger Consideration (less the Remaining Option Consideration and Rights Proceeds Amount, if any) and any Net TNF Sales Payments (as defined below), upon the attainment of the development

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

milestones set forth below (each, a “Development Milestone”), Parent shall, or shall cause the Surviving Corporation to, [**] after the occurrence of each Development Milestone, deliver to the Paying Agent (for further payment to the holders of Stock Certificates and Stock Agreements outstanding immediately prior to the Effective Time), via wire transfer of immediately available funds, the respective amounts set forth below minus, in each case, the applicable Contingent Consideration Distribution Fee associated therewith and any amount designated by the Stockholders’ Representatives to be placed in the Administrative Expense Account (each, a “Development Milestone Payment” and collectively, the “Development Milestone Payments”):

(A)          Upon FDA approval of Reslizumab for the treatment of eosinophilic esophagitis, a cash payment of [**];

(B)           Upon marketing authorization of Reslizumab for the treatment of eosinophilic esophagitis being granted by the European Commission in accordance with Regulation (EC) No. 726/2004, a cash payment of [**];

(C)           If Res 5-0010 Asthma Study Completion has not occurred on or prior to the Closing Date, then upon the occurrence of the Res 5-0010 Asthma Study Completion, a cash payment of $50,000,000 (fifty million dollars) (the “Res 5-0010 Asthma Payment”);

(D)          Upon FDA approval of Reslizumab for any asthma indication, a cash payment of [**];

(E)           Upon marketing authorization of Reslizumab for the treatment of any asthma indication being granted by the European Commission in accordance with Regulation (EC) No. 726/2004, a cash payment of [**]; and

(F)           Upon FDA approval of an Oral Anti-TNF Product, a cash payment of [**].

(ii)           Concurrently with delivery of a Development Milestone Payment to the Paying Agent, Parent shall, or shall cause the Surviving Corporation to, deliver to the Paying Agent, via wire transfer of immediately available funds, the Contingent Consideration Distribution Fee associated with such Development Milestone Payment.  Such Contingent Consideration Distribution Fee shall be retained by the Paying Agent and not be paid to the holders of Stock Certificates and Stock Agreements.

(iii)          From and after the Closing, Parent hereby agrees to use, or to cause its Affiliates to use, commercially reasonable efforts to develop and commercialize (or cause the development and commercialization of) Reslizumab so as to achieve the Developmental Milestones set forth in clauses (A) through (E) above.  For purposes of this Section 3.4 only, the phrase “commercially reasonable efforts” means [**].

(iv)          The Stockholders shall only be entitled to receive a single payment for each Development Milestone.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b)           Net TNF Sales Payments.  (i)  In addition to the Closing Date Merger Consideration (less the Remaining Option Consideration and Rights Proceeds Amount, if any) and any Development Milestone Payments, on a quarterly basis, beginning with the fiscal quarter in which the first sale of an Oral Anti-TNF Product occurs, Parent shall, or shall cause the Surviving Corporation to, deliver to the Paying Agent (for further payment to the holders of Stock Certificates and Stock Agreements outstanding immediately prior to the Effective Time), via wire transfer of immediately available funds, an amount equal to [**] Net TNF Sales for such fiscal quarter minus, in each case, the applicable Contingent Consideration Distribution Fee associated therewith and any amount designated by the Stockholders’ Representatives to be placed in the Administrative Expense Account (each, a “Net TNF Sales Payment” and collectively, the “Net TNF Sales Payments” and, together with the Development Milestone Payments, the “Contingent Consideration Payments”).

(ii)           Parent will provide to the Stockholders’ Representatives, within [**]after the end of each fiscal quarter, commencing at the end of the fiscal quarter in which the Development Milestone described in Section 3.4(a)(i)(F) is achieved, a report setting forth in reasonable detail a calculation of the Net TNF Sales for such fiscal quarter (each, a “Preliminary Net TNF Sales Report”).  If at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) do not object to the Preliminary Net TNF Sales Report [**] of receipt thereof, or upon such earlier time as at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) shall provide written notice that they concur with the Preliminary Net TNF Sales Report, such report shall become final and binding as the “Final Net TNF Sales Report” for such fiscal quarter and shall be used to calculate the Net TNF Sales Payment to be paid with respect to such fiscal quarter.  If at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) deliver notice to Parent objecting to the Preliminary Net TNF Sales Report within [**]period, (A) Parent shall, within [**] after the date on which such notice is delivered to Parent, deliver to the Paying Agent the portion (the “Undisputed Net TNF Sales Payment”) of the Net TNF Sales Payment represented by the Net TNF Sales to which at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) do not object and (B) Parent and the Stockholders’ Representatives shall use their reasonable efforts to resolve by written agreement any differences as to the Preliminary Net TNF Sales Report and, if Parent and at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) resolve such differences, the Preliminary Net TNF Sales Report, as adjusted by such written agreement, shall become final and binding as the Final Net TNF Sales Report.  If Parent and at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) are not able to resolve all of their differences within the [**] period next following such [**] period, the Preliminary Net TNF Sales Report shall be submitted to a neutral accounting firm acceptable to both Parent and at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) and such firm (the “Accounting Firm”) shall be directed by Parent and the Stockholders’ Representatives to (Y) resolve the unresolved objections (based on

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

a review by the Accounting Firm of the calculation of Net TNF Sales in accordance with the terms hereof, the mathematical accuracy of the calculation contained in the Preliminary Net TNF Sales Report and such financial and sales information as shall be reasonably required by the Accounting Firm to confirm the accuracy of the Net TNF Sales) and (Z) make its final and binding resolution within [**]of its selection.  The determination of the Accounting Firm shall be final, binding and conclusive on Parent and the Stockholders’ Representatives and the Preliminary Sales Milestone Report, as adjusted by the determination of the Accounting Firm, shall be the Final Net TNF Sales Report.  The fees and disbursements of the Accounting Firm shall be paid by the Stockholders’ Representatives unless the Net TNF Sales in the Final Net TNF Sales Report are equal to or greater than [**], in which case the fees and disbursements of the Accounting Firm shall be paid by Parent.

(iii)          Following determination of each Final Net TNF Sales Report, the remaining portion of any Net TNF Sales Payment associated therewith shall be delivered to the Paying Agent concurrently with the delivery of the next Net TNF Sales Payment.

(iv)          Concurrently with delivery of a Net TNF Sales Payment to the Paying Agent, Parent shall, or shall cause the Surviving Corporation to, deliver to the Paying Agent via wire transfer of immediately available funds, the Contingent Consideration Distribution Fee associated with such Net TNF Sales Payment.  Such Contingent Consideration Distribution Fee shall be retained by the Paying Agent and not be paid to the holders of Stock Certificates and Stock Agreements.

(c)           Subject to Section 3.4(a)(iii), (i) from and after the Effective Time, the control of the Surviving Corporation, its subsidiaries and its and their business shall rest with Parent and its Affiliates and the Stockholders and the Stockholders’ Representatives shall have no right to object to the manner in which the business of the Surviving Corporation and its subsidiaries is conducted after the Effective Time and (ii) Parent shall have complete discretion with respect to all decisions related to the business of the Surviving Corporation and its subsidiaries, including decisions relating to the research, development, manufacture, marketing, pricing and distribution of Reslizumab or an Oral Anti-TNF Product, and shall have no obligation to conduct clinical trials related to, or otherwise pursue regulatory approvals of, any indication for Reslizumab or an Oral Anti-TNF Product or otherwise take any action to protect, attain or maximize any payment to be received by the holders of Stock Certificates and Stock Agreements pursuant to this Section 3.4.  Parent shall have no obligation to follow any business plan of the Company or be legally bound by any such plan and shall have no obligation to consult with the Stockholders or the Stockholders’ Representatives with respect to the business of the Surviving Corporation and its subsidiaries.

(d)           Promptly following each Contingent Consideration Payment Date, the Paying Agent shall deliver or cause to be delivered to each holder of a Stock Certificate or Stock Agreement that has previously surrendered such Stock Certificate or Stock Agreement to the Paying Agent in accordance with Section 3.3(c) a check in an amount equal to such Stockholder’s Stockholder Ownership Percentage of the Contingent Consideration Payment

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

made on such Contingent Consideration Payment Date.  If any such check is to be sent to a Person other than the Person in whose name the Stock Certificates or Stock Agreements was registered as of the Effective Time, among other things, it shall be a condition of the making of such payment that the Person requesting such payment shall pay to the Paying Agent the transfer Taxes required by reason of the delivery of such payment to a Person other than the registered holder of the Stock Certificates or Stock Agreements surrendered, or shall establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable.  Any amount designated by the Stockholders’ Representatives to be deposited into the Administrative Expense Account shall be promptly transferred to such account by Parent via wire transfer of immediately available funds.

(e)           The right of any Person to receive any portion of any Contingent Consideration Payment shall not be assignable or transferable except, subject to compliance with applicable securities laws and, if reasonably requested by Parent, delivery to Parent and the Surviving Corporation of an opinion of counsel reasonably satisfactory to Parent as to compliance with such securities laws, (i) by operation of law, will or intestate succession, (ii) if such Person is an individual, to (A) trusts all of the beneficiaries of which are such individual and/or such individual’s spouse, descendants and siblings and descendants of such individual’s siblings or (B) family limited partnerships or family limited liability companies all of the equity interests of which are and in the future shall be owned by such individual and/or such individual’s spouse, descendants and siblings and descendant’s of such individual’s siblings or (iii) if such Person is an entity, to (A) an Affiliate of such Person or (B) to a non-Affiliate of such Person in connection with the sale of all or substantially all of the portfolio assets of such Person.  The Company hereby, and the Stockholders by virtue of their approval of the Merger and pursuant to the terms of the Letter of Transmittal shall, acknowledge and agree that:  (1) the right to receive the Contingent Consideration Payments, if any, is an integral part of the consideration for the transactions contemplated hereby; (2) the Contingent Consideration Payments do not represent any ownership or equity interest in the Company, Merger Sub, the Surviving Corporation or Parent and do not entitle any Person to voting rights or rights to dividend payments; and (3) the Contingent Consideration Payments are solely represented by this Agreement and are not represented by any certificate, instrument or other delivery.

3.5.          Lost Certificates and Agreements.  If any Stock Certificate or Stock Agreement shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the record holder thereof claiming such Stock Certificate or Stock Agreement to be lost, stolen or destroyed, the Paying Agent shall, subject to Sections 3.7 and 3.8, pay to such Person the amount of cash payable to the holder of such lost, stolen or destroyed Stock Certificate or Stock Agreement determined in accordance with Section 3.1.  When authorizing such payment in exchange for any lost, stolen or destroyed Stock Certificate or Stock Agreement, the Person to whom the cash is to be paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond reasonably satisfactory to the Surviving Corporation in such sum as it may direct, or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to the Surviving Corporation, against any claim that may be made against Parent, Merger Sub or the Surviving Corporation with respect to the Stock Certificates or Stock Agreements alleged to have been lost, stolen or destroyed.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.6.          Unclaimed Funds.

(a)           Twelve (12) months following the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to Parent any funds (other than funds held with respect to the Escrow Amount) that were delivered to the Paying Agent pursuant to Section 3.3(a) which have not been disbursed to holders of Stock Certificates or Stock Agreements, and thereafter such holders shall be entitled only to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for the cash payable upon due surrender of their Stock Certificates or Stock Agreements (and Parent and the Surviving Corporation shall, subject to such laws, be required to make such cash payments).

(b)           Twelve (12) months following the termination of the Escrow Fund, Parent shall be entitled to require the Paying Agent to deliver to Parent any funds remaining in the Escrow Fund which have not been disbursed to holders of Stock Certificates or Stock Agreements, and thereafter such holders shall be entitled only to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for the cash payable upon due surrender of their Stock Certificates or Stock Agreements (and Parent and the Surviving Corporation shall, subject to such laws, be required to make such cash payments).

(c)           Twelve (12) months following each Contingent Consideration Payment Date, Parent shall be entitled to require the Paying Agent to deliver to Parent any funds (other than funds held with respect to the Escrow Amount, if any) that were delivered to the Paying Agent on such Contingent Consideration Payment Date which have not been disbursed to holders of Stock Certificates or Stock Agreements, and thereafter such holders shall be entitled only to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for the cash payable upon due surrender of their Stock Certificates or Stock Agreements (and Parent and the Surviving Corporation shall, subject to such laws, be required to make such cash payments).

(d)           None of Parent, Merger Sub, the Surviving Corporation, the Company or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

3.7.          Withholding Rights.  Parent shall be entitled to deduct and withhold from the consideration, if any, otherwise payable pursuant to this Agreement to any Stockholder (including the Escrow Amount and any consideration payable to holders of Company Options, Company Warrants or F&F C-2 Share Rights), or to any designee of such Stockholder, such amounts as are required to be deducted and withheld with respect to the making of such payments under the Code, or any provision of state, local or foreign Tax law.  To the extent practicable, Parent shall instruct the Paying Agent with respect to Tax matters relating to employee Tax withholding prior to the Effective Time.  At least five (5) days before the Closing Date, the Company shall provide to Parent all information reasonably requested by Parent which is reasonably necessary to permit Parent to determine the amounts, if any, required to be withheld with respect to employee Tax withholding.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.8.          Escrow Fund.  Notwithstanding anything else to the contrary in this Agreement, immediately prior to the Effective Time, $25,000,000 (twenty-five million dollars) of the aggregate amount payable under this Article III to the holders of Stock Certificates (not representing Dissenting Shares) and Stock Agreements (collectively, the “Escrow Amount”) shall be deposited with the Escrow Agent and shall not be paid to such holders upon the surrender of such Stock Certificates and Stock Agreements to the Paying Agent.  The Escrow Amount shall constitute the escrow fund (the “Escrow Fund”) to be held and released in accordance with the provisions of Article XI and the Escrow Agreement in substantially the form attached hereto as Exhibit B to be entered into at the Closing among Parent, the Stockholders’ Representatives and the Escrow Agent (the “Escrow Agreement”).  The Escrow Amount shall be allocated among and withheld from payment to the Stockholders in accordance with their respective Stockholder Ownership Percentages.  The Escrow Fund shall be governed by the terms set forth herein and in the Escrow Agreement.  All funds or other property received by the Escrow Agent in respect of the Escrow Fund (including any interest or other earnings thereon) shall be retained by it as part of the Escrow Fund.  For the avoidance of doubt, as used herein, the terms “Escrow Amount” and “Escrow Fund” shall exclude the Pending Indemnity Amount.

3.9.          Further Assurances.  If, at any time after the Effective Time, the Surviving Corporation or Parent shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation, and its proper officers and directors or their designees, shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation’s right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

ARTICLE IV
CLOSING

4.1.          Closing Date.  The Closing of the Merger shall take place at 9:00 a.m., local time, on a date to be specified by Parent and the Company, which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Articles IX and X, at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, or on such other date or at such other place as shall be agreed to in writing by Parent and the Company.  The date on which the Closing is actually held is hereinafter sometimes referred to as the “Closing Date.”

4.2.          Filing Certificate of Merger and Effectiveness.  Subject to fulfillment or waiver of the conditions to the respective obligations of each of the parties set forth in Article IX or Article X, as the case may be, at the Closing the parties shall cause the Merger to be consummated by filing a Certificate of Merger, executed in accordance with the DGCL, with the Secretary of

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

State of the State of Delaware.  The Merger shall become effective upon such filing or, if the Certificate of Merger so specifies, at a later date and time not more than 30 days after filing of the Certificate of Merger.  The date and time on such date of effectiveness of the Merger is herein called the “Effective Time.”

4.3.          Parent’s Additional Deliveries.  Subject to the fulfillment or waiver of the conditions set forth in Article IX, (i) immediately prior to the Effective Time, Parent shall make the transfer and deposit required by Sections 3.3 and 3.8, respectively, and (ii) at the Closing Parent shall deliver to the Company, the Escrow Agent or the Paying Agent, as applicable, all of the following:

(a)           a copy of Parent’s Restated Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Delaware;

(b)           a certificate of good standing of Parent issued as of a recent date by the Secretary of State of the State of Delaware;

(c)           a certificate of the secretary or an assistant secretary of Parent, dated the Closing Date, as to:  (i) no amendments to the Restated Certificate of Incorporation of Parent since a specified date; (ii) the by-laws of Parent; (iii) the resolutions of the Board of Directors of Parent (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Agreement and the Parent Ancillary Agreements and the transactions contemplated hereby and thereby; and (iv) the incumbency and signatures of the officers of Parent executing this Agreement and any Parent Ancillary Agreement;

(d)           the certificate contemplated by Section 10.1, duly executed by the President or any Vice President of Parent;

(e)           the Escrow Agreement, duly executed by Parent;

(f)            the Paying Agency Agreement, duly executed by Parent;

(g)           an opinion of Sidley Austin LLP addressed to the Company in the form attached hereto as Exhibit D; and

(h)           such other documents and certificates as the Company may reasonably request.

4.4.          Merger Sub’s Deliveries.  Subject to the fulfillment or waiver of the conditions set forth in Article IX, at the Closing Merger Sub shall deliver to the Company all of the following:

(a)           a copy of Merger Sub’s Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Delaware;

(b)           a certificate of good standing of Merger Sub issued as of a recent date by the Secretary of State of the State of Delaware;

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(c)           a certificate of the secretary or an assistant secretary of Merger Sub, dated the Closing Date, as to:  (i) no amendments to the Certificate of Incorporation of Merger Sub since a specified date; (ii) the by-laws of Merger Sub; (iii) the resolutions of the Board of Directors of Merger Sub authorizing the execution, delivery and performance of this Agreement and the Parent Ancillary Agreements and the transactions contemplated hereby and thereby; and (iv) the incumbency and signatures of the officers of Merger Sub executing this Agreement and any Parent Ancillary Agreement; and

(d)           the certificate contemplated by Section 10.1, duly executed by the President or any Vice President of Parent.

4.5.          The Company’s Deliveries.  Subject to the fulfillment or waiver of the conditions set forth in Article X, at the Closing the Company shall deliver to Parent, the Escrow Agent or the Paying Agent, as applicable, all of the following:

(a)           a copy of the Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Delaware;

(b)           a certificate of good standing of the Company issued as of a recent date by the Secretary of State of the State of Delaware;

(c)           a certificate of the secretary or an assistant secretary of the Company, dated the Closing Date, as to:  (i) no amendments to the Certificate of Incorporation since a specified date; (ii) the by-laws of the Company; (iii) the resolutions of the Board of Directors and stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Company Ancillary Agreements and the transactions contemplated hereby and thereby; and (iv) the incumbency and signatures of the officers of the Company executing this Agreement and any Company Ancillary Agreement being executed and delivered on the date hereof;

(d)           all consents, waivers or approvals obtained by the Company with respect to the consummation of the transactions contemplated by this Agreement and the Company Ancillary Agreements (a list of such consents, waivers and approvals, as agreed to by the Company and Parent, being set forth in Schedule 4.5(d));

(e)           written payoff letters from the applicable lenders with respect to (i) payment in full satisfaction and discharge of all of the Third Party Debt, (ii) the release of all Encumbrances relating to or securing the Third Party Debt and (iii) related UCC-3 termination statements;

(f)            an opinion of Duane Morris LLP, dated the Closing Date, addressed to Parent and Merger Sub and in the form attached hereto as Exhibit E;

(g)           resignations of each of the officers (in their capacities as such) and directors of the Company and the Subsidiaries, effective as of the Effective Time;

(h)           the certificates contemplated by Sections 9.1, 9.2 and 9.6, duly executed by the Chief Executive Officer of the Company;

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(i)            documentation in form and substance reasonably satisfactory to Parent terminating the Stockholders’ Agreement effective as of the Effective Time;

(j)            copies of the written acknowledgments of the holders of Company Warrants to be delivered pursuant to Section 7.7;

(k)           copies of the written acknowledgments of the holders of F&F C-2 Share Rights to be delivered pursuant to Section 7.8;

(l)            copies of all conversion or exercise notices received by the Company on or prior to the Closing Date with respect to any Securities;

(m)          the Escrow Agreement, duly executed by the Stockholders’ Representatives;

(n)           the Paying Agency Agreement, duly executed by the Stockholders’ Representatives;

(o)           a written instruction, duly executed by at least two of the three Stockholders’ Representatives, as to the amount, if any, to be placed in the Administrative Expense Account (together with wire transfer instructions relating thereto); and

(p)           such other documents and certificates as Parent may reasonably request.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to Parent and Merger Sub to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to Parent and Merger Sub and agrees as follows:

5.1.          Organization and Capitalization of the Company.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in Schedule 5.1(a), which jurisdictions are the only ones in which the ownership or leasing of the Company’s assets or the conduct of the Company’s business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No other jurisdiction has made a written demand, request or has otherwise indicated in writing that the Company is required so to qualify on account of the ownership or leasing of its assets or the conduct of its business.  The Company has full corporate power and authority to own or lease and to operate and use its assets and to carry on its business as now conducted.

(b)           Except as set forth in Schedule 5.1(b), true and complete copies of (i) the Certificate of Incorporation and all amendments thereto, (ii) the Company’s by-laws, as amended

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

to date, and (iii) the minute books of the Company have been delivered or made available to Parent.  The Company is not in default under, or in violation of, any provision of the Certificate of Incorporation or its by-laws.  Such minute books contain true and complete records of all meetings or other actions taken by the board of directors and stockholders of the Company.

(c)           The authorized capital stock of Company consists of (i) 600,000,000 shares of Voting Common Stock, of which 23,323,212 shares are issued and outstanding, (ii) 6,000,000 shares of Non-Voting Common Stock, of which 4,889,464 shares are issued and outstanding, and (iii) 164,145,000 shares of Preferred Stock, of which (A) 23,000,000 shares are designated Series A Preferred Stock, of which 21,138,150 shares are issued and outstanding, (B) 3,500,000 shares are designated Series B Junior Preferred Stock, of which 3,444,802 shares are issued and outstanding, (C) 13,250,000 shares are designated Series C-1 Preferred Stock, of which 13,146,503 shares are issued and outstanding, (D) 114,775,000 shares are designated Series C-2 Preferred Stock, of which 113,625,255 shares are issued and outstanding, and (E) 9,620,000 shares are designated Series C-3 Preferred Stock, of which 9,620,000 shares are issued and outstanding.  The Company does not hold any treasury shares.  All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and have been offered, issued, sold and delivered by the Company in compliance with all applicable federal and state securities laws.  No shares of Series C-3 Preferred Stock were issued after February 20, 2009.  None of the issued and outstanding shares of Company Common Stock or Company Preferred Stock has been issued in violation of, or is subject to, any preemptive rights, rights of first offer, rights of first refusal or subscription rights, except as set forth in Schedule 5.1(c).

(d)           All of the Company Common Stock, Company Preferred Stock, Company Options, Company Warrants and F&F C-2 Share Rights are held of record by the holders and in the amounts identified in Schedule 5.1(d).  Schedule 5.1(d) also sets forth:  (i) the number of shares of Company Common Stock into which each share of Company Preferred Stock is convertible; (ii) the exercise price per share of each Company Option and each Company Warrant; (iii) the date of grant of each Company Option and each Company Warrant and the expiration date thereof; (iv) the number of shares of Company Common Stock or Company Preferred Stock issuable upon the exercise of each Company Option or Company Warrant; and (v) the number of shares of Company Common Stock or Company Preferred Stock issuable as a result of outstanding F&F C-2 Share Rights.  True and complete copies of the stock record books and agreements evidencing Company Warrants, Company Options and F&F C-2 Share Rights have been delivered or made available to Parent.  Each Company Warrant and Company Option was duly issued and is valid and in full force and effect.

(e)           Schedule 5.1(e) sets forth (i) the unpaid Accrued Dividends (whether or not declared) with respect to each holder of shares of Company Preferred Stock and (ii) the per diem accrual rate of dividends with respect to each share of Company Preferred Stock pursuant to the terms of the Certificate of Incorporation.  There are no declared and unpaid dividends or other distributions with respect to any shares of Company Common Stock or Company Preferred Stock.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(f)            Except (i) for the Company Options and Company Warrants, (ii) the F&F C-2 Share Rights, (iii) the Option Agreement, (iv) as set forth in the Certificate of Incorporation and (v) as set forth in Schedule 5.1(f), there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock or other equity interest of the Company, whether on conversion of other securities or otherwise.  Except for this Agreement and as set forth in Schedule 5.1(f), the Company is not a party to any, and to the Knowledge of the Company there exists no, stockholder agreement, voting trust agreement or any other similar contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to the voting, dividend, ownership or transfer rights of any shares of capital stock of the Company.  Except as set forth in Schedule 5.1(f), the Company is not under any obligation to register under the Securities Act of 1933 any shares of its capital stock or any other securities of the Company, whether currently outstanding or that may subsequently be issued.

(g)           There are no bonds, debentures, notes or other instruments evidencing Indebtedness of the Company or any of the Subsidiaries issued or outstanding (i) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is in any way based upon or derived from capital or voting stock of Company or any of the Subsidiaries.

5.2.          Subsidiaries and Investments.

(a)           Schedule 5.2 sets forth a list of each corporation, partnership, limited liability company, joint venture or other entity (i) in which the Company, directly or indirectly, owns of record or beneficially 50% or more of the outstanding voting securities or of which it is a general partner (each such corporation, partnership, limited liability company, joint venture or other entity being referred to herein as a “Subsidiary”), (ii) in which the Company, directly or indirectly, owns of record or beneficially any outstanding voting securities or other equity interests or (iii) which is Controlled by the Company.

(b)           Schedule 5.2 sets forth the authorized capital stock of each Subsidiary and indicates the number of issued and outstanding shares of capital stock, the number of issued shares of capital stock held as treasury shares and the number of shares of capital stock unissued and not reserved for any purpose of each Subsidiary.  Except as set forth in Schedule 5.2 and except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of any of the Subsidiaries.  All of the outstanding shares of capital stock of each of the Subsidiaries are validly issued, fully paid and nonassessable.  All of the outstanding shares of capital stock of each of the Subsidiaries are owned by the Company of record and beneficially free from all Encumbrances, except as set forth in Schedule 5.2.

(c)           Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction listed under its name in Schedule 5.2, which jurisdictions are the only ones in which the

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ownership or leasing of such Subsidiary’s assets or the conduct of such Subsidiary’s business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  No other jurisdiction has made a written demand, request or has otherwise indicated in writing that such Subsidiary is required so to qualify.  Each Subsidiary has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

(d)           True and complete copies of (i) the certificate of incorporation and all amendments thereto, (ii) the by-laws, as amended to date, and (iii) the minute books of each Subsidiary have been delivered or made available to Parent.  No Subsidiary is in default under, or in violation of, any provision of its certificate of incorporation or by-laws.  Such minute books contain true and complete records of all meetings or other actions taken by the board of directors and stockholders of each Subsidiary.

5.3.          Authority of the Company.

(a)           The Company has full corporate power and authority to execute, deliver and perform this Agreement and all of the Company Ancillary Agreements.  The execution, delivery and performance of this Agreement and the Company Ancillary Agreements by the Company have been duly authorized and approved by the Company’s board of directors and, to the extent required by the Certificate of Incorporation or any agreement to which the Company is a party, by the requisite number of the Company’s stockholders and do not require any further authorization or consent of the Company or its stockholders.  This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company enforceable in accordance with its terms, and each of the Company Ancillary Agreements has been duly authorized by the Company and upon execution and delivery by the Company will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms, in each case except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)           Except as set forth in Schedule 5.3, neither the execution and delivery of this Agreement or any of the Company Ancillary Agreements nor the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof, in each case by the Company, will:

(i)            conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the properties or assets of the Company or any Subsidiary, under (A) the certificate of incorporation or by-laws, or similar organizational documents, of the Company or any Subsidiary, (B) any Company Agreement, (C) any other material mortgage, franchise, permit or other authorization, right, restriction or

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

obligation to which the Company or any Subsidiary is a party or any of the assets or properties of the Company or any Subsidiary is subject or by which the Company or any Subsidiary is bound, (D) any Court Order to which the Company or any Subsidiary is a party or any of the properties or assets of the Company or any Subsidiary is subject or by which the Company or any Subsidiary is bound, or (E) any material Requirements of Laws affecting the Company, any Subsidiary or any of their respective properties, assets or business; or

(ii)           require the approval, consent, authorization or act of, or the making by the Company of any declaration, filing or registration with, any Person, except for the filing of the Certificate of Merger as contemplated by Section 4.2 with the Secretary of State of the State of Delaware and as provided under the HSR Act.

5.4.          Financial Statements.  Schedule 5.4 contains (i) the audited consolidated balance sheets of the Company and the Subsidiaries as of December 31, 2008 and 2007 and the related statements of income and cash flows for each of the years then ended, together with the appropriate notes to such financial statements, (ii) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2009 and the related statements of income and cash flows for the year then ended, together with the appropriate notes to such financial statements, and (iii) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of January 31, 2010 and the related statements of income and cash flows for the one month then ended.  Except as set forth therein or in the notes thereto and subject, in the case of the financial statements referred to in clause (iii) above, to normal year end adjustments and the absence of notes, such balance sheets and statements of income and cash flow have been prepared in conformity with U.S. generally accepted accounting principles consistently applied, and such balance sheets and related statements of income and cash flows present fairly in all material respects the consolidated financial position and results of operations and cash flows of the Company and the Subsidiaries as of their respective dates and for the respective periods covered thereby.  Except as set forth in Schedule 5.4, the financial statements referred to in clause (iii) above include all adjustments, which consist only of normal accruals made in the ordinary course of business, necessary for such fair presentation in all material respects, other than normal year-end audit adjustments and footnotes.

5.5.          Operations Since Balance Sheet Date.

(a)           Except as set forth in Schedule 5.5(a), since the Balance Sheet Date, there has been no Material Adverse Effect, and no fact or condition exists or, to the Knowledge of the Company, is threatened which would reasonably be expected to cause a Material Adverse Effect.

(b)           Except as set forth in Schedule 5.5(b), since the Balance Sheet Date, the Company and the Subsidiaries have conducted their business only in the ordinary course of business.  Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth in Schedule 5.3(b), neither the Company nor any Subsidiary has:

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(i)            issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

(ii)           issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any of its bonds, notes or other debt securities, or borrowed or agreed to borrow any funds;

(iii)          paid any obligation or liability (absolute or contingent) other than current liabilities reflected on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business;

(iv)          declared, set aside or made, or agreed to declare, set aside or make, any payment of dividends or distributions to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock or other equity interest, it being understood that pursuant to the terms of the Certificate of Incorporation, dividends accrue whether or not declared (but have not been paid) on the outstanding Series A Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock;

(v)           except in the ordinary course of business, made any amendment or termination of any Company Agreement;

(vi)          except as set forth in the Operating Plan, undertaken or committed to undertake capital expenditures exceeding $200,000 or acquired any real property;

(vii)         sold, leased (as lessor), transferred or otherwise disposed of, or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than a Permitted Encumbrance) on, any of the assets reflected on the Balance Sheet or any assets acquired by it after the Balance Sheet Date, other than (A) inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business and other than Permitted Encumbrances and (B) sales or other dispositions not in the ordinary course of business so long as such sales or dispositions were contemplated by the Operating Plan or did not exceed $100,000 (individually or in the aggregate);

(viii)        canceled any debts owed to or claims held by it (including the settlement of any claims or litigation) or waived any other rights held by it other than in the ordinary course of business;

(ix)           created, incurred or assumed, or agreed to create, incur or assume, any Indebtedness (except pursuant to the Credit Agreement) or entered into, as lessee, any capital lease (as defined in Statement of Financial Accounting Standards No. 13);

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(x)            accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business;

(xi)           delayed or accelerated payment of any account payable beyond or in advance of its due date or the date when such account payable would have been paid in the ordinary course of business;

(xii)          written off any notes or accounts receivable or portions thereof as uncollectible except for write-offs in the ordinary course of business or as required by U.S. generally accepted accounting principles consistently applied;

(xiii)         allowed the levels of raw materials, supplies, work-in-process, finished goods, goods on consignment or other materials included in its inventory to vary in any material respect from the levels maintained in the ordinary course of business;

(xiv)        instituted any increase in any compensation payable to any director, officer, consultant or employee or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to its directors, officers, consultants or employees, except (A) regularly scheduled salary increases for employees, (B) annual bonuses paid to employees consistent with past compensation practices and (C) the adoption of any ERISA Benefit Plans or Non-ERISA Commitments set forth in Schedules 5.15(a) and 5.15(b), respectively;

(xv)         paid any amount or incurred any liability to or in respect of, or sold any properties or assets to, or entered into any transaction, agreement or arrangement with any corporation or business in which any officer or director of the Company or any Subsidiary has any direct or indirect ownership interest;

(xvi)        entered into any collective bargaining agreements or employment agreements;

(xvii)       made any change in the accounting principles and practices used by it from those applied in the preparation of the Balance Sheet and the related statements of income and cash flow for the period then ended; or

(xviii)      prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election, or adopted any method that is inconsistent with the positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, except where necessitated as a result of a change in circumstances of the Company from a prior period.

5.6.          No Undisclosed Liabilities.  Except as set forth in Schedule 5.6, neither the Company nor any Subsidiary is subject to any material liability (including Known unasserted claims), whether absolute, contingent, accrued or otherwise, which is not shown or which is in

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

excess of amounts shown or reserved for in the Balance Sheet, other than liabilities of the same nature as those set forth in the Balance Sheet and reasonably incurred in the ordinary course of business after the Balance Sheet Date.

5.7.                              Taxes.

(a)                                  Except as set forth on Schedule 5.7(a):  (i) each of the Company, each Subsidiary and each Company Group has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate in all material respects and disclose all Taxes required to be paid by the Company, each Subsidiary and each Company Group for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) none of the Company, any Subsidiary or any Company Group is currently the beneficiary of any extension of time within which to file any Tax Return; (iv) all Taxes (whether or not shown on any Tax Return) owed by the Company, any Subsidiary or any Company Group have been timely paid; (v) none of the Company, any Subsidiary or any member of any Company Group has waived or been requested to waive any statute of limitations in respect of Taxes; (vi) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened in writing with respect to Taxes of the Company, any Subsidiary or any Company Group and, to the Knowledge of the Company, no reasonable basis exists therefor; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (viii) there are no Tax Sharing Arrangements (other than those solely among the Company and the Subsidiaries); (ix) there are no liens for Taxes upon the assets of the Company or any Subsidiary except liens relating to current Taxes not yet due; (x) all Taxes which the Company, any Subsidiary or any Company Group are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company; (xi) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company, any Subsidiary or any Company Group; (xii) no written claim has ever been made by a Governmental Body in a jurisdiction where the Company or any Subsidiary has never paid Taxes or filed Tax Returns asserting that the Company or any Subsidiary is or may be subject to Taxes assessed by such jurisdiction; (xiii) neither the Company nor any Subsidiary has been a member of any Company Group other than each Company Group of which it is a member as of the date hereof and neither the Company nor any Subsidiary has had any direct or indirect ownership in any corporation, partnership, joint venture, or other entity other than the Subsidiaries; and (xiv) neither the Company nor any Subsidiary has any liability for Taxes of any Person (other than the Company or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(b)                                 No transaction contemplated by this Agreement or the Company Ancillary Agreements is subject to withholding under Section 1445 of the Code.

(c)                                  As a result of the transactions contemplated by this Agreement and the Company Ancillary Agreements, none of the Company, any Subsidiary or Parent will be obligated to make a payment to an individual that would be a “parachute payment” to a “disqualified individual” as

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(d)                                 The aggregate Taxes payable by the Company and each Subsidiary (including Taxes payable by any Company Group) with respect to any taxable period will not exceed the aggregate Taxes that would have been payable by them with respect to such period had no Option Consideration (as defined in the Option Agreement) been paid (for the avoidance of doubt, Tax liability shall be determined after taking into account NOLs with respect to taxable periods ending on or before the Closing Date being properly carried forward or back); provided, however, that any such excess with respect to a taxable period beginning after the date hereof shall not be taken into account to the extent such excess would not have occurred but for the NOLs carried over or back to such period being less than the NOLs that properly could have been carried over or back to such taxable period had no Option Consideration been paid; provided, further, that any such excess shall be computed by assuming that the net operating losses with respect to taxable periods ending on or before the Closing Date for which Parent files the Tax Returns of the Company are carried back to taxable periods ending on or before the Closing Date to the extent they may properly be so carried back.

5.8.                              Availability of Assets.

(a)                                  Except as set forth in Schedule 5.8 and except for the Identified IP, the assets and properties owned, leased or licensed by the Company and the Subsidiaries constitute all the assets and properties used in or necessary for the operation of their business (including all books, records, computers and computer programs and data processing systems) as presently conducted in all material respects, are, in the case of tangible assets, in good and serviceable condition (subject to normal wear and tear) and are suitable for the uses for which intended.

(b)                                 Schedule 5.8 sets forth a description of all material services provided to the Company or a Subsidiary by any stockholder of the Company (or any Affiliate of a stockholder of the Company) utilizing either (i) assets not owned by the Company or a Subsidiary or (ii) employees not listed in Schedule 5.15(f), and the manner in which the costs of providing such services have been charged to the Company or such Subsidiary.

5.9.                              Governmental Permits; Regulatory Matters.

(a)                                  The Company and the Subsidiaries own, hold or possess all material licenses, franchises, permits, privileges, immunities, approvals and other authorizations from Governmental Bodies which are necessary to entitle them to own or lease, operate and use their assets and to carry on and conduct their business substantially as currently conducted (collectively, the “Governmental Permits”).  Schedule 5.9 sets forth a list and brief description of each Governmental Permit.  Complete and correct copies of all of the Governmental Permits have heretofore been delivered or made available to Parent.

(b)                                 Except as set forth in Schedule 5.9:  (i) the Company and the Subsidiaries have fulfilled and performed in all material respects their respective obligations under each of the

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might adversely affect in any material respect the rights of the Company and the Subsidiaries under any such Governmental Permit; (ii) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is Known to, the Company; and (iii) each of the Governmental Permits is valid, subsisting and in full force and effect and, except to the extent that any such Governmental Permit were to expire prior to the consummation of the Merger, will continue in full force and effect after the date hereof and after Effective Time, in each case without (x) the occurrence of any breach, default or forfeiture of rights thereunder or (y) the consent, approval, or act of, or the making of any filing with, any Governmental Body.

(c)                                  Complete and correct copies of each submission of the Company or any of its Subsidiaries to the FDA or any analogous foreign Governmental Body with respect to Reslizumab, and all amendments and supplements thereto, including all related pre-clinical and clinical data, have heretofore been delivered or made available to Parent by the Company.  Complete and correct copies of all written correspondence (including minutes of meetings and telephone calls) received by the Company or any of its Subsidiaries from the FDA or any analogous foreign Governmental Body with respect to Reslizumab and the responses thereto have heretofore been delivered or made available to Parent by the Company.  Complete and correct copies of all clinical trial agreements and other clinical trial documentation have been delivered or made available to Parent by the Company.

(d)                                 To the extent applicable, the Company and the Subsidiaries have been and are in substantial compliance with 21 U.S.C. Section 355, 42 U.S.C. Section 262 and applicable FDA implementing regulations, including 21 C.F.R. Parts 312, 314, 600 and 601, and similar Requirements of Laws and all terms and conditions of the applicable new drug application and investigational new drug exemption submission under Section 505(i) of the Federal Food, Drug, and Cosmetic Act.  The Company and the Subsidiaries have been and are in substantial compliance with the clinical trial reporting and disclosure requirements of 42 U.S.C. Section 282(j) or any similar Requirements of Law.  The Company, the Subsidiaries and their respective officers, employees and agents have included in the applications for Reslizumab, where required, the certification described in 21 U.S.C. Section 335a(k)(1) or any similar Requirements of Law, and such certification and such list was in each case true and accurate when made and remained true and accurate in all material respects thereafter.  In addition, the Company and the Subsidiaries are in compliance in all material respects with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207 and all similar Requirements of Laws with respect to Reslizumab.

(e)                                  Each article of Reslizumab manufactured and/or distributed by the Company and the Subsidiaries is not adulterated within the meaning of 21 U.S.C. Section 351 (or similar Requirement of Law) or misbranded within the meaning of 21 U.S.C. Section 352 (or similar

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Requirement of Law), and is not in violation of 21 U.S.C. Section 355 (or similar Requirement of Law).

(f)                                    None of the Company, any Subsidiary or any of their respective officers, employees or agents has made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental Body, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Body, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Body to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy and, to the Knowledge of the Company, none of the Company, any Subsidiary or any of their respective officers, employees or agents is the subject, officially or otherwise, of any pending or threatened investigation by any Governmental Body under such policy or under the Federal Anti-Kickback Statute or the Civil False Claims Act or any regulations promulgated thereunder.  None of the Company, any Subsidiary or any of their respective officers, employees or agents has been convicted of any crime or engaged in any conduct with respect to Reslizumab for which debarment is mandated by 21 U.S.C. Section 335a(a) or any similar Requirement of Law or authorized by 21 U.S.C. Section 335a(b) or any similar Requirement of Law.

(g)                                 To the Knowledge of the Company, all pre-clinical and clinical investigations conducted or sponsored by it with respect to Reslizumab have been and are being conducted in compliance with 21 C.F.R. Parts 50, 54, 56, 58 and 312 and all other applicable Requirements of Laws, including those with respect to good laboratory practices, investigational new drug requirements, good clinical practice requirements (including informed consent and institutional review boards designed to ensure the protection of the rights and welfare of human subjects), and federal and state laws restricting the use and disclosure of individually identifiable health information.

5.10.                        Real Property.

(a)                                  Neither the Company nor any Subsidiary (i) owns or has ever owned any real property or (ii) holds any option to acquire any real property.

(b)                                 Schedule 5.10 sets forth a list and brief description of each lease or similar agreement (showing the parties thereto, annual rental, expiration date, renewal and purchase options, if any, and the location of the real property covered by such lease or other agreement) under which the Company or any Subsidiary is lessee of, or holds or operates, any real property owned by any third Person (collectively, the “Leased Real Property”).  Except as set forth in Schedule 5.10, the Company or a Subsidiary has the right to quiet enjoyment of all the Leased Real Property for the full term of the lease or similar agreement (and any renewal option related thereto) relating thereto, and the leasehold or other interest of the Company or a Subsidiary in the Leased Real Property is not subject or subordinate to any Encumbrance except for Permitted Encumbrances.  Except as set forth in Schedule 5.10, and except for Permitted Encumbrances, there are no agreements or other documents to which the Company or any Subsidiary is a party

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

governing or affecting the occupancy or tenancy of any of the Leased Real Property by the Company and the Subsidiaries.

(c)                                  To the Knowledge of the Company, neither the whole nor any part of the Leased Real Property is subject to any pending suit for condemnation or other taking by any Governmental Body, and, to the Knowledge of the Company, no such condemnation or other taking is threatened or contemplated.

5.11.                        Personal Property.

(a)                                  Schedule 5.11(a) contains a list of all machinery, equipment, vehicles, furniture and other tangible personal property owned by the Company or a Subsidiary having an original cost of $100,000 or more.

(b)                                 Schedule 5.11(b) contains a list and description of each lease or other agreement or right, whether written or oral, under which the Company or a Subsidiary is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, except for any such lease, agreement or right that is terminable by the Company or such Subsidiary without penalty or payment on notice of 60 days or less, or which involves the payment by the Company or such Subsidiary of rentals of less than $100,000 per year.

5.12.                        Intellectual Property.

(a)                                  The term “Intellectual Property” means and includes:  (i) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications; United States and foreign patents, multinational statutory invention registrations, patent registrations and patent applications (including all divisions, continuations, continuations-in-part, substitutions, patents of addition), reissues, reexaminations, extensions and all rights therein provided by the United States, foreign countries and international treaties or conventions; and all improvements to the inventions disclosed in each such registration, patent or patent application; and assign patents (collectively, “Patents”); (ii) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registrations thereof, including without limitation, all marks registered in the United States Patent and Trademark Office, the trademark offices of the states and territories of the United States, and the trademark offices of other nations throughout the world, and all rights therein provided by the United States, foreign countries and international treaties or conventions (collectively, “Marks”); (iii) copyrights (registered or otherwise) in both published and non published works and registrations and applications for registration thereof, works of authorship, and all rights therein provided by the United States, foreign countries and international treatise or conventions (collectively, “Copyrights”); (iv) computer software, including, without limitation, software code (in any form including course code and executable or object code), subroutines, databases (including biological sequence databases), data collections, user interfaces, URLs, internet domain names, web sites, operating systems and specifications, documentation and other materials related thereto; (v) trade secrets and confidential, technical and business information

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(including inventions whether patentable or unpatentable and whether or not reduced to practice) (collectively, “Trade Secrets”); (vi) whether or not confidential, technology (including know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial marketing and business data, pricing and cost information; (vii) copies and tangible embodiments of all the foregoing, in whatever form or medium; (viii) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights; and (ix) all rights to defend and enforce any of the foregoing.

(b)                                 The term “Company IP” means all Intellectual Property owned by or licensed by the Company and/or one or more of the Subsidiaries (whether exclusively, non-exclusively, jointly with another party or otherwise).

(c)                                  Schedule 5.12(c) accurately identifies each proprietary product or service that has been developed by the Company or a Subsidiary within the last 36 months and any product or service that is currently under development by the Company or a Subsidiary or that is currently manufactured and sold by the Company or a Subsidiary.  All products made, used or sold under the Patents have been or will be, to the extent feasible, marked with the proper patent notice.

(d)                                 Schedule 5.12(d) accurately identifies (i) all Patents and Marks in which the Company or a Subsidiary has or purports to have an ownership interest of any nature (whether exclusively, non-exclusively, jointly with another Person, or otherwise), (ii) where applicable, the jurisdiction in which such Patent or Mark has been registered or filed and the applicable registration or serial number and (iii) any other Person that has an ownership interest in such Patent or Mark and the nature of such ownership interest.

(e)                                  Schedule 5.12(e) accurately identifies (i) all Intellectual Property licensed to the Company or a Subsidiary, (ii) the corresponding contract or contracts pursuant to which such Intellectual Property is licensed to the Company or a Subsidiary, (iii) whether the license or licenses granted to the Company and the Subsidiaries are exclusive or non-exclusive and (iv) any royalties paid or received by the Company and the Subsidiaries.  Schedule 5.12(e) accurately identifies all research and development licenses and material transfer agreements to which the Company or a Subsidiary is a party and that is currently in effect or under which the Company, a Subsidiary or a third party has continuing obligations.  Neither the Company nor any Subsidiary is in breach of, or has not complied in all material respects with all terms of, any license or other agreement relating to Company IP.  Neither the Company nor any Subsidiary has received any notice of any such breach or failure to comply.  No Patents are sublicensed to the Company or a Subsidiary by a third party.  Neither the Company nor any Subsidiary has entered into any agreement or understanding pursuant to which it is obligated to pay a royalty to a third party other than as disclosed in Schedule 5.12(e).

(f)                                    (i)  Schedule 5.12(f)(i) accurately identifies each contract pursuant to which any Person has been granted by the Company or a Subsidiary any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company IP.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(ii)                                  Except as set forth in Schedule 5.12(f)(ii), except to the extent that the Company IP is subject to the patent, technology and know-how rights, “field of use” and geographic limitations contained in the Company Agreements, neither the Company nor any Subsidiary is bound by, and no Company IP is subject to, any contract containing any covenant or other provision that in any way limits or restricts the ability of the Company or a Subsidiary to use, exploit, assert or enforce any Company IP anywhere in the world.

(g)                                 The Company and the Subsidiaries exclusively or non-exclusively, as the case may be, own all right, title and interest to and under the Company IP (other than Intellectual Property licensed to the Company or a Subsidiary, as identified in Schedule 5.12(e)), free and clear of any Encumbrances.  Without limiting the generality of the foregoing:

(i)                                     All documents and instruments necessary to perfect the rights of the Company or a Subsidiary in the Company IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body.  The Company, the Subsidiaries and their respective licensors, as appropriate, are identified in the records of the U.S. Patent and Trademark Office and corresponding foreign Governmental Bodies as the holders of record of patents and patent applications within Company IP and no other Person has any right, title or interest in such patents and patent applications except as identified in Schedule 5.12(d).

(ii)                                  Each individual who is or was an employee or contractor of the Company or a Subsidiary and who is or was involved in the creation or development of any Company IP has signed a valid, enforceable agreement containing an assignment of Intellectual Property to the Company or such Subsidiary and confidentiality provisions protecting the Company IP.  Except as set forth in Schedule 5.12(g)(ii), no current or former stockholder, officer, director or employee of the Company or a Subsidiary has any claim, right (whether or not currently exercisable) or interest to or in any Company IP.  To the Knowledge of the Company, no employee of the Company or a Subsidiary is (A) bound by or otherwise subject to any contract restricting him or her from performing his or her duties for the Company or such Subsidiary or (B) in breach of any contract with any former employer or other Person concerning Intellectual Property or confidentiality.

(iii)                               Except as set forth in Schedule 5.12(g)(iii), no funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Company IP.

(iv)                              The Company and the Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of and otherwise protect and enforce their rights in all proprietary information that the Company and the Subsidiaries hold, or purport to hold, as a Trade Secret.  Without limiting the generality of the foregoing, the proprietary information of the Company and the Subsidiaries is not part of the public knowledge.  To the Knowledge of the Company, such proprietary information has not been used or divulged for the benefit of any Person other than the Company and the Subsidiaries.  Any receipt or use by, or disclosure to or from, a third

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

party has been pursuant to the terms of a binding written confidentiality agreement between the Company or a subsidiary and such third party (collectively, the “Nondisclosure Agreements”).  The Company and the Subsidiaries are in compliance with the provisions of the Nondisclosure Agreements.  to the Knowledge of the Company, all other parties to the Nondisclosure Agreements are in compliance with the provisions thereof.

(v)                                 Except as set forth in Schedule 5.12(g)(v), to the Knowledge of the Company, the Company and the Subsidiaries have good title to and an absolute right (but not necessarily exclusive) to use the Trade Secrets.  To the Knowledge of the Company, the Trade Secrets are not part of the public knowledge or literature and, to the Knowledge of the Company, have not been used, divulged or appropriated either for the benefit of any Person or to the detriment of the Company and the Subsidiaries.  To the Knowledge of the Company, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right or any other Person.

(h)                                 To the Knowledge of the Company, the Company IP is valid, subsisting and enforceable (in the case of patent applications, would be enforceable if issued as patents).  Without limiting the generality of the foregoing:

(i)                                     For each item of Company IP that is filed by the Company and registered or issued under the authority of any Governmental Body whose duty is to register or issue patents, trademarks, copyrights or other forms of intellectual property protection, all applicable registration fees, maintenance fees, renewal fees, annuity fees and taxes which are due in connection with such Company IP have been paid and all other documents in connection with such Company IP have been filed in the relevant patent, trademark, copyright offices or other Governmental Body in the United States or applicable foreign jurisdictions, as the case may be, for the purpose of maintaining such Company IP.

(ii)                                  To the Knowledge of the Company, no interference, opposition, reissue, reexamination or other proceeding or challenge is pending or threatened in which the scope, validity, or enforceability of any Company IP is being or has been contested or challenged in any court of competent jurisdiction, the U.S. Patent and Trademark Office or any other Governmental Body.  To the Knowledge of the Company, there is no reasonable basis for a claim that any claim of an issued patent within Company IP is invalid or unenforceable, or a claim of a pending patent application within Company IP would be invalid or unenforceable as a patent claim.

(iii)                               The patent and patent applications within Company IP disclose and claim patentable subject matter under the U.S patent laws encompassing the Company’s and the Subsidiaries’ existing products and products under development.  The Company and the Subsidiaries are (with respect to Company IP licensed by the Company or a Subsidiary, to the extent the Company or a Subsidiary is obligated or has the right to do so (and is exercising such prosecution rights) pursuant to any agreement relating to Company IP) diligently prosecuting claims in the pending patent applications within Company IP

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

claiming existing products and products currently under development.  To the Knowledge of the Company, each other party to any such agreement relating to Company IP that is obligated to prosecute claims is diligently prosecuting such claims.  To the Knowledge of the Company, each of these pending patent applications was properly filed and is being diligently prosecuted.  To the Knowledge of the Company, and except for the Identified IP, there are no issued patents or pending applications that could issue as patents that would dominate or interfere with any pending application claiming any of the Company’s or the Subsidiaries’ existing products.

(i)                                     To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any Company IP.  Schedule 5.12(i) accurately identifies each letter or other written, electronic or other communication or correspondence that has been sent or otherwise delivered in the last 24 months by or to the Company or a Subsidiary or any representative of the Company regarding any actual, alleged, or suspected infringement or misappropriation of any Company IP, and provides a brief description of the current status of the matter referred to in such letter, communication, or correspondence.

(j)                                     To the Knowledge of the Company, neither the Company nor any Subsidiary has infringed (whether direct, contributory or induced), misappropriated or otherwise violated any Intellectual Property right of any other Person.  Without limiting the generality of the foregoing:

(i)                                     Except as set forth on Schedule 5.12(j)(i) and except with respect to the Identified IP, to the Knowledge of the Company, no product or service that (A) has been, or is being, developed, (B) is the subject of an investigational new drug or human clinical trial or (C) is being currently, or is contemplated to be, sold by the Company or a Subsidiary, infringes, misappropriates or otherwise violates the Intellectual Property rights of any other Person and, to the Knowledge of the Company, no process or know-how used or currently contemplated to be used by the Company and the Subsidiaries infringes, misappropriates or otherwise violates the Intellectual Property rights of any other Person.

(ii)                                  Except as set forth in Schedule 5.12(j)(ii): no infringement, misappropriation, or similar claim, suit, action, proceeding or investigation is pending or, to the Knowledge of the Company, threatened against the Company, a Subsidiary or against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such claim, suit, action, proceeding or investigation; and neither the Company nor any Subsidiary has received any notice or other written or, to the Knowledge of the Company, oral communication relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property rights of another Person.

(iii)                               Except as described in Schedule 5.12(j)(iii), neither the Company nor any Subsidiary is bound by any contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any intellectual property infringement, misappropriation,

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

or similar claim.  Neither the Company nor any Subsidiary has assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation or violation of any Intellectual Property right.

(k)                                  To the Knowledge of the Company, no claim, suit, action, proceeding or investigation involving any Intellectual Property licensed to the Company is pending or has been threatened.

(l)                                     Schedule 5.12(l) contains a complete and accurate list and summary description of all Marks.

(i)                                     Except as set forth in Schedule 5.12(l), all Marks have been registered with the U.S. Patent and Trademark Office, are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable.

(ii)                                  No Mark has been or is now involved in any opposition, invalidation or cancellation claim, suit, action, proceeding or investigation and, to the Knowledge of the Company, no such action is threatened with respect to any of the Marks.

(iii)                               To the Knowledge of the Company, there is no potentially interfering trademark or trademark application of any other Person.

(iv)                              Except as set forth in Schedule 5.12(l), no Mark is infringed or has been challenged or threatened in any way and, to the Knowledge of the Company, none of the Marks used by the Company or any Subsidiary infringes or is alleged to infringe any trade name, trademark or service mark of any other Person.

(v)                                 All products and materials containing a Mark bear the proper federal registration notice where permitted by Requirements of Laws.

(m)                               The Company and the Subsidiaries do not have an ownership interest in any registered Copyrights.

(n)                                 Neither the execution, delivery, or performance of this Agreement or the Company Ancillary Agreements nor the consummation of any of the transactions contemplated by this Agreement or the Company Ancillary Agreements will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of, or encumbrance on, any Company IP, (ii) a breach by the Company or a Subsidiary of any license agreement listed or required to be listed in Schedule 5.12(f), (iii) the release, disclosure or delivery of any Company IP by or to any escrow agent or other Person or (iv) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Company IP.

(o)                                 [**].

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

5.13.                        Inventories.  The Company has no inventories (as that term is used for purposes of U.S. generally accepted accounting principles).

5.14.                        Title to Property.  The Company or a Subsidiary has good and marketable title to all of the assets reflected on the Balance Sheet as being owned by the Company or a Subsidiary, free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in Schedule 5.14.

5.15.                        Employees and Related Agreements; ERISA.  (a)  Set forth in Schedule 5.15(a) is a true and complete list of each “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) maintained by the Company, a Subsidiary or an ERISA Affiliate (defined in paragraph (f) below), or with respect to which the Company, a Subsidiary or an ERISA Affiliate is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company, a Subsidiary or an ERISA Affiliate due to such employment (the “Pension Plans”).  Set forth in Schedule 5.15(a) is a true and complete list of each “employee welfare benefit plan” (as such term is defined in Section 3(1) of ERISA) maintained by the Company or a Subsidiary, or with respect to which the Company or a Subsidiary is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company or a Subsidiary due to such employment (the “Welfare Plans”) (the Pension Plans and Welfare Plans being the “ERISA Benefit Plans”).  None of the Company, any Subsidiary or any ERISA Affiliate has ever maintained, contributed to or has any potential liability with respect to any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) that is or has ever been subject to Section 302 of ERISA (including any defined benefit plan within the meaning of Section 3(35) of ERISA and any multiemployer plan within the meaning of 3(37) of ERISA).

(b)                                 Other than those listed in Schedule 5.15(a), set forth in Schedule 5.15(b) is a true and complete list of each of the following to which the Company or a Subsidiary is a party or with respect to which it is or will be required to make any payment (the “Non-ERISA Commitments”):

(i)                                     each retirement, savings, profit sharing, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, vacation or holiday pay, hospitalization or other medical, disability, life or other insurance, or other welfare, benefit or fringe benefit plan, policy, trust, understanding or arrangement of any kind, whether written or oral; and

(ii)                                  each agreement, understanding or arrangement, whether written or oral, with or for the benefit of any present or prior officer, director, employee agent or consultant (including each employment, compensation, deferred compensation, severance or consulting agreement or arrangement, confidentiality agreement, covenant not to compete and any agreement or arrangement associated with a change in ownership or control of the Company or a Subsidiary, but excluding employment agreements terminable by the Company or such Subsidiary without premium or penalty on notice of 30 days or less under which the only monetary obligation of the Company or such

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Subsidiary is to make current wage or salary payments and provide current fringe benefits).

The Company has delivered or made available to Parent correct and complete copies of (i) all written Non-ERISA Commitments and (ii) all insurance and annuity policies and contracts and other documents relevant to any Non-ERISA Commitment.  Schedule 5.15(b) contains a complete and accurate description of all material oral Non-ERISA Commitments as of the date of this Agreement.  Except as disclosed in Schedule 5.15(a) or Schedule 5.15(b), none of the ERISA Benefit Plans or the Non-ERISA Commitments is subject to the law of any jurisdiction outside of the United States.

(c)                                  The Company has delivered or made available to Parent with respect to each ERISA Benefit Plan correct and complete copies, where applicable, of (i) all plan documents and amendments thereto, trust agreements and amendments thereto and insurance and annuity contracts and policies, (ii) the current summary plan description, (iii) the Annual Reports (Form 5500 series) and accompanying schedules, as filed, for all completed plan years for which such reports have been filed, (iv) the financial statements for all completed plan years for which such statements have been prepared, (v) the actuarial reports for all completed plan years for which such reports exist, (vi) the most recent determination letter issued by the IRS and (vii) all correspondence with the IRS, Department of Labor and Pension Benefit Guaranty Corporation concerning any controversy since the inception of the Company or any Subsidiary.  Each report described in clause (v) of the preceding sentence accurately describes the funded status of the plan to which it relates, and subsequent to the date of such report there has been no adverse change in the funding status or financial condition of such plan.  Each ERISA Benefit Plan listed in Schedule 5.15(a) which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS that such ERISA Benefit Plan is so qualified under the Code, and no circumstance exists which might cause such ERISA Benefit Plan to cease being so qualified.  There is no pending or, to the Knowledge of the Company, threatened action, suit or claim in respect of any of the ERISA Benefit Plans or the assets of such ERISA Benefit Plans other than routine claims for benefits in the ordinary course of business.  Except as set forth in Schedule 5.15(c), each of the ERISA Benefit Plans (i) has been administered in accordance with its terms in all material respects and (ii) complies in form, and has been administered in accordance, in all material respects, with the requirements of ERISA and, where applicable, the Code, and there has been no notice issued by any governmental authority questioning or challenging such compliance.  Except as set forth in Schedule 5.15(c), the Company, each Subsidiary and each ERISA Affiliate has complied, in all material respects, with the health care continuation requirements of Part 6 of Title I of ERISA.  Except as set forth in Schedule 5.15(c), neither the Company nor any Subsidiary has any obligation under any ERISA Benefit Plans or otherwise to provide health or other welfare benefits to any prior employees or any other Person, except as required by Part 6 of Title I of ERISA.  Except as disclosed in Schedule 5.15(c), (1) the consummation of the transaction contemplated by this Agreement and the Merger Agreement (either alone or in connection with another event) will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any participant, (2) no amounts will become payable for which Parent will bear any liability and (3) no payment will be required pursuant to any ERISA

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Benefit Plan which is not deductible under Section 162(m) of the Code.  The Company and the Subsidiaries are in compliance with the requirements of the Workers Adjustment and Retraining Notification Act (“WARN”) and have no material liabilities pursuant to WARN, except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect.

(d)                                 The Company and the Subsidiaries have no liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, (i) on account of any material violation of the health care requirements of Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) under Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code, (iii) under Section 302 of ERISA or Section 412 of the Code or (iv) under Title IV of ERISA.

(e)                                  Except as set forth in Schedule 5.15(e), all ERISA Benefit Plans and Non-ERISA Commitments subject to Section 409A of the Code are in compliance with the currently applicable requirements of Section 409A and the regulations, rulings and notices thereunder.

(f)                                    Schedule 5.15(f) contains:  (i) a list of all employees or commission salespersons of the Company and the Subsidiaries; (ii) the current annual compensation of, and a description of the fringe benefits (other than those generally available to employees of the Company and the Subsidiaries) provided by the Company and the Subsidiaries to, any such employees or commission salespersons; (iii) a list of all present or former employees or commission salespersons of the Company and the Subsidiaries paid in excess of $100,000 in calendar year 2009 who have terminated or given notice of their intention to terminate their relationship with the Company and the Subsidiaries; and (iv) a list of any increase, effective after December 31, 2009, in the rate of compensation of any employees or commission salespersons if such increase exceeds 5% of the previous annual salary of such employee or commission salesperson.

(g)                                 For purposes of this Agreement, “ERISA Affiliate” means:  (i) any corporation which at any time on or before the date hereof is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) any partnership, trade or business (whether or not incorporated) which at any time on or before the date hereof is or was under common control (within meaning of Section 414(c) of the Code) with the Company; and (iii) any entity which at any time on or before the date hereof is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company, any corporation described in clause (i) of this paragraph or any partnership, trade or business described in clause (ii) of this paragraph.

5.16.                        Employee Relations.  Except as set forth in Schedule 5.16, the Company and the Subsidiaries have complied in all material respects with all applicable Requirements of Laws relating to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of their business and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.  The Company believes that its relations with its employees are satisfactory.  Neither the Company nor any Subsidiary is a party to, and is not, to the Knowledge of the Company, or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving its employees.  No

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

union organizing or election activities involving any employees of the Company and the Subsidiaries have occurred since January 1, 2009 or, to the Knowledge of the Company, are threatened as of the date hereof.

5.17.                        Contracts.  Except as set forth in Schedule 5.17 or any other Schedule hereto, neither the Company nor any Subsidiary is a party to or bound by:

(i)                                     any contract for the purchase or sale of real property;

(ii)                                  any contract for the purchase of services, materials, supplies or equipment which involved the payment of more than $150,000 in 2009, which the Company reasonably anticipates will involve the payment of more than $150,000 in 2010 or which the Company reasonably anticipates will involve the payment of more than $150,000 in any year after December 31, 2010;

(iii)                               any contract for the sale of goods or services which involved the payment of more than $150,000 in 2009, which the Company reasonably anticipates will involve the payment of more than $150,000 in 2010 or which the Company reasonably anticipates will involve the payment of more than $150,000 in any year after December 31, 2010;

(iv)                              any contract for the purchase, licensing or development of software, other than “shrink wrap” or “click wrap” software licenses obtained in the ordinary course of business;

(v)                                 any consignment, distributor, dealer, manufacturers representative, sales agency, advertising representative or advertising or public relations contract which involved the payment of more than $50,000 in 2009, which the Company reasonably anticipates will involve the payment of more than $50,000 in 2010 or which the Company reasonably anticipates will involve the payment of more than $50,000 in any year after December 31, 2010;

(vi)                              any agreement, instrument or note which provides for, or relates to, the incurrence by the Company or a Subsidiary of Indebtedness (including any derivative financial instrument, hedge or swap entered into for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing);

(vii)                           any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others;

(viii)                        any contract which limits or restricts where the Company or a Subsidiary may conduct their business or the type or line of business in which the Company or any Subsidiary may engage;

(ix)                                any contract under which the Company or a Subsidiary has advanced or loaned, or agreed to advance or loan, any other Person amounts that in the aggregate

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

exceed $25,000, excluding advances to employees for reasonable travel or other business expenses incurred in the ordinary course of business;

(x)                                   any partnership, joint venture or other similar arrangement or agreement involving a sharing of profits or losses;

(xi)                                any contract not made in the ordinary course which involved the payment of more than $150,000 in 2009, which the Company reasonably anticipates will involve the payment of more than $150,000 in 2010 or which the Company reasonably anticipates will involve the payment of more than $150,000 in any year after December 31, 2010; or

(xii)                             any other contract, agreement, commitment, understanding or instrument which is material to the Company and the Subsidiaries, taken as a whole, or their business.

5.18.                        Status of Contracts.  Except as set forth in Schedule 5.18 or in any other Schedule hereto, each of the leases, contracts and other agreements listed in Schedules 5.10(b), 5.11(b), 5.12(e), 5.12(f), 5.12(j), 5.15(b) and 5.17 (collectively, the “Company Agreements”) constitutes a valid and binding obligation of the Company or Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and (except as set forth in Schedule 5.3 and except for those Company Agreements which by their terms will expire prior to the Closing Date or are otherwise terminated prior to the Closing Date in accordance with the provisions thereof) will continue in full force and effect after the date hereof and after the Effective Time, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party.  The Company or a Subsidiary has fulfilled and performed in all material respects its obligations under each of the Company Agreements, and neither the Company nor any Subsidiary is in, or, to the Knowledge of the Company, alleged to be in, breach or default under, nor is there or, to the Knowledge of the Company, is there alleged to be any basis for termination of, any of the Company Agreements and, to the Knowledge of the Company, no other party to any of the Company Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company, any Subsidiary or, to the Knowledge of the Company, any such other party.  Except as set forth in Schedule 5.18, neither the Company nor any Subsidiary is currently renegotiating any of the Company Agreements or paying liquidated damages in lieu of performance thereunder.  Complete and correct copies of each of the Company Agreements, including all amendments, exhibits and schedules thereto, have heretofore been delivered or made available to Parent.

5.19.                        No Violation or Litigation.  Except as set forth in Schedule 5.19:

(i)                                     the assets and properties of the Company and the Subsidiaries and their uses comply in all material respects with all applicable Requirements of Laws and Court

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Orders (which Court Orders are listed in Schedule 5.19) to which the Company or a Subsidiary is subject or a party;

(ii)                                  the Company and the Subsidiaries have complied in all material respects with all Requirements of Laws and Court Orders which are applicable to the assets, properties and business of the Company and the Subsidiaries;

(iii)                               there are no lawsuits, claims, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company, a Subsidiary or their assets, properties, business or employees (in their capacities as such) nor, to the Knowledge of the Company, is there any basis for any of the same, and there are no lawsuits, claims or proceedings pending in which the Company or a Subsidiary is the plaintiff or claimant; and

(iv)                              there is no action, suit or proceeding pending or, to the Knowledge of the Company, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

5.20.                        Environmental Matters.    Except as set forth in Schedule 5.20:

(i)                                     the past and present operations of the Company and the Subsidiaries have complied and are in compliance in all material respects with all applicable Environmental Laws;

(ii)                                  the Company and the Subsidiaries have obtained all environmental, health and safety Governmental Permits necessary for the operation of their business in all material respects, and all such Governmental Permits are in good standing and the Company and the Subsidiaries are in compliance in all material respects with all terms and conditions of such Governmental Permits;

(iii)                               none of the Company, any Subsidiary or any of the present Company Property or operations, or the past Company Property or operations, is, to the Knowledge of the Company, subject to any on-going investigation by, order from or agreement with any Person (including any prior owner or operator of Company Property) respecting (A) any Environmental Law, (B) any Remedial Action or (C) any claim of Losses and Expenses arising from the Release or threatened Release of a Contaminant into the environment;

(iv)                              neither the Company nor any Subsidiary is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability by the Company or any Subsidiary under any Environmental Law;

(v)                                 neither the Company nor any Subsidiary has:

(A)                              reported a Release of a hazardous substance pursuant to Section 113(a) of CERCLA, or any state equivalent;

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(B)                                filed a notice pursuant to Section 113(c) of CERCLA;

(C)                                filed notice pursuant to Section 3010 of RCRA indicating the generation of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or

(D)                               filed any notice under any applicable Environmental Law reporting a substantial violation of any applicable Environmental Law;

(vi)                              to the Knowledge of the Company, there is not now, nor has there ever been, on or in any Company Property:

(A)                              any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent, that requires or required a Governmental Permit pursuant to Section 3005 of RCRA; or

(B)                                any underground storage tank or surface impoundment or landfill or waste pile;

(vii)                           to the Knowledge of the Company, there is not now on or in any Company Property any polychlorinated biphenyls used in pigments, hydraulic oils, electrical transformers or other equipment;

(viii)                        neither the Company nor any Subsidiary has received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant;

(ix)                                no Company Property has been listed or, to the Knowledge of the Company, proposed for listing on the National Priorities List pursuant to CERCLA, on the Comprehensive Environmental Response, Compensation and Liability Information System List or any state list of sites requiring Remedial Action;

(x)                                   the Company has not sent or arranged for the transport of any Contaminant to any site listed on the National Priorities List pursuant to CERCLA or that otherwise could give rise to liability on the part of the Company for Remedial Action, Losses or Expenses;

(xi)                                no Environmental Encumbrance has attached to any Company Property; and

(xii)                             to the Knowledge of the Company, any asbestos-containing material which is on or part of any Company Property is in good repair according to the current standards and practices governing such material, and, to the Knowledge of the Company, its presence or condition does not violate any currently applicable Environmental Law.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

5.21.                        Insurance.  The Company and the Subsidiaries maintain, own or hold valid policies of workers’ compensation and of insurance with respect to their assets, properties and business of the kinds and in the amounts not less than is customarily maintained by companies of a similar stage of development engaged in the same or similar business and similarly situated, including insurance against loss, damage, fire, theft and public liability.  Schedule 5.21 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience for the most recent three years with respect to each type of coverage) of all such policies of insurance maintained, owned or held by the Company and the Subsidiaries.  The Company and the Subsidiaries have complied with each of such insurance policies and have not failed to give any notice of, or present, any material claim thereunder in a due and timely manner.  The Company has delivered or made available to Parent correct and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the Company’s and the Subsidiaries’ assets.

5.22.                        Suppliers.  Schedule 5.22 sets forth a list of the top 15 suppliers of the Company and the Subsidiaries.  Except as set forth in Schedule 5.22, there exists no actual or, to the Knowledge of the Company, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Company and the Subsidiaries with any supplier or group of suppliers listed in Schedule 5.22, and, to the Knowledge of the Company, there exists no condition or state of facts or circumstances involving suppliers which the Company can now reasonably foresee would materially adversely affect its business or prevent the conduct of its business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which it has heretofore been conducted or is presently proposed to be conducted.

5.23.                        Takeover Laws.  The Company has taken all action required to be taken by it in order to exempt this Agreement and the Merger from, and this Agreement and the Merger are exempt from, the requirements of any “fair price,” “moratorium,” “control share acquisition” statute or other similar anti-takeover statute or regulation enacted under any Requirements of Laws, or any takeover provision in the Certificate of Incorporation or the Company’s by-laws.

5.24.                        Approval by Stockholders.  (a) On the basis of the Certificate of Incorporation, the DGCL and the Stockholders’ Agreement, the sole required approval of the stockholders of the Company of this Agreement and the transactions contemplated hereby is the approval, by vote or written consent, of the holders of (i) at least 77% of the issued and outstanding shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock, voting together as a single class on an as-if converted to Company Common Stock basis, pursuant to Sections 3.2(b) and 3.2(r) of the Stockholders’ Agreement, (ii) if waiver of the 20 business day notice set forth in ARTICLE FOURTH, (C), Section 4(n) of the Certificate of Incorporation is required prior to effecting the Merger, at least 77% of the issued and outstanding shares of Series C-2 Preferred Stock, voting as a single class on an as-if converted to Common Stock basis, pursuant to such section and (iii) a majority of the outstanding shares of Company Capital Stock, voting together as a single class on an as-if converted to Company Common Stock basis.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b)                                 Pursuant to the Written Consent, this Agreement and the Merger have been duly authorized and approved by the stockholders of the Company in accordance with the Certificate of Incorporation and the DGCL.

(c)                                  No stockholders of the Company have exercised any applicable rights of appraisal under the DGCL with respect to the Merger or delivered notice to the Company of any intention to exercise such rights.

(d)                                 The documents, materials and notices (collectively, the “Disclosure Materials”) prepared or to be prepared by the Company pursuant to the DGCL, the Certificate of Incorporation or otherwise in connection with obtaining the approval by the stockholders of the Company of this Agreement and the Merger and providing the required notices thereof or otherwise relating to the transactions contemplated by this Agreement comply or, when prepared by the Company and distributed to the stockholders of the Company, will comply with the DGCL and the Certificate of Incorporation and will not, at the time of distribution of the Disclosure Materials or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.25.                        Foreign Corrupt Practices Act; Etc.  The Company, the Subsidiaries and, to the Knowledge of the Company, its and the Subsidiaries’ officers, directors, employees and agents are in compliance with and have not violated in any material respect the Foreign Corrupt Practices Act of 1977 or any similar Requirements of Laws of any foreign jurisdiction.  To the Knowledge of the Company, no governmental or political official in any country is or has been employed by, acted as a consultant to or held any beneficial ownership in the Company or any Subsidiary.  The Company, the Subsidiaries and, to the Knowledge of the Company, its and the Subsidiaries’ officers, directors, employees and agents are in compliance with and have not violated any U.S. anti-money laundering Requirements of Laws, the U.S. Bank Secrecy Act, the USA PATRIOT Act or the anti-money laundering Requirements of Laws of any foreign jurisdiction.

5.26.                        No Finder.  Except as set forth in Schedule 5.26, neither the Company nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

5.27.                        Disclosure.  This Agreement and the Schedules hereto (including the representations and warranties set forth herein and therein), when viewed collectively, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.  To the Knowledge of the Company, there is no fact which the Company has not disclosed to Parent or its intellectual property counsel, McCarter & English, LLP, in writing that has had or would reasonably be expected to have a Material Adverse Effect.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and Merger Sub jointly and severally represent and warrant to the Company and agree as follows:

6.1.                              Organization and Capital Structure.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.  Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Merger Sub has not engaged in any business since it was incorporated which is not in connection with this Agreement.  All of the outstanding shares of capital stock of Merger Sub are validly issued, fully paid and nonassessable and owned of record and beneficially by Parent, free from all Encumbrances.

6.2.                              Authority.

(a)                                  Parent has full corporate power and authority to execute, deliver and perform this Agreement and all of the Parent Ancillary Agreements to which it is or will be a party.  The execution, delivery and performance of this Agreement and the Parent Ancillary Agreements to which Parent is or will be a party by Parent have been duly authorized and approved by Parent’s board of directors (or a duly authorized committee thereof) and do not require any further authorization or consent of Parent or its stockholders.  This Agreement has been duly authorized, executed and delivered by Parent and is the legal, valid and binding agreement of Parent enforceable in accordance with its terms, and each of the Parent Ancillary Agreements to which Parent is or will be a party has been duly authorized by Parent and upon execution and delivery by Parent will be a legal, valid and binding obligation of Parent enforceable in accordance with its terms, in each case except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)                                 Merger Sub has full corporate power and authority to execute, deliver and perform this Agreement and all of the Parent Ancillary Agreements to which it is or will be a party.  The execution, delivery and performance of this Agreement and the Parent Ancillary Agreements to which Merger Sub is or will be a party by Merger Sub have been duly authorized and approved by Merger Sub’s board of directors and by Parent as the sole stockholder of Merger Sub and, except for the filing of the Certificate of Merger as contemplated by Section 4.2, no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by Merger Sub and is the legal, valid and binding agreement of Merger Sub enforceable in accordance with its terms, and each of the Parent Ancillary Agreements to which Merger Sub is or will be a party has been duly authorized by Merger Sub and upon

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

execution and delivery by Merger Sub will be a legal, valid and binding obligation of Merger Sub enforceable in accordance with its terms, in each case except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(c)                                  Neither the execution and delivery of this Agreement or any of the Parent Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof, in each case by Parent or Merger Sub, will:

(i)                                     conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (A) the certificate of incorporation or by-laws of Parent or Merger Sub, (B) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Parent or Merger Sub is a party or any of their respective properties or assets is subject or by which Parent or Merger Sub is bound, (C) any Court Order to which Parent or Merger Sub is a party or any of Parent’s or Merger Sub’s respective properties or assets is subject or by which either Parent or Merger Sub is bound or (D) any material Requirements of Laws affecting Parent or Merger Sub or any of their respective assets or business; or

(ii)                                  require the approval, consent, authorization or act of, or the making by Parent or Merger Sub of any declaration, filing or registration with, any Person, except for the filing of the Certificate of Merger as contemplated by Section 4.2 with the Secretary of State of the State of Delaware and as provided under the HSR Act.

6.3.                              No Finder.  None of Parent, Merger Sub or any Person acting on behalf of Parent or Merger Sub has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

6.4.                              Financial Wherewithal.  Parent has the financial wherewithal, in the form of cash on hand, to pay the Closing Date Merger Consideration, less the Remaining Option Consideration and Rights Proceeds Amount, if any.

ARTICLE VII

ACTION PRIOR TO THE EFFECTIVE TIME

The respective parties hereto covenant and agree to take the following actions between the date hereof and the Effective Time:

7.1.                              Investigation by Parent; Information Rights.

(a)                                  The Company shall afford the officers, employees and authorized representatives of Parent (including independent public accountants and attorneys) reasonable access, upon three

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(3) business days’ notice, during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Company and the Subsidiaries to the extent Parent shall deem necessary or desirable and shall furnish to Parent or its authorized representatives such additional information concerning the assets, properties, operations and businesses of the Company and the Subsidiaries as shall be reasonably requested, including all such information as shall be necessary to enable Parent or its representatives to verify the accuracy of the representations and warranties contained in this Agreement and to verify that the covenants of the Company contained in this Agreement are being and have been complied with.  Parent agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company and the Subsidiaries.

(b)                                 The Company shall continue to deliver to Parent each of the financial statements, reports, supporting documentation, budgets, certificates, correspondence, presentations and other documents and materials required to be delivered pursuant to Section 5.1(b) of the Option Agreement; provided, however, that the consolidated income statement, consolidated balance sheet and consolidated cash flow statement required to be delivered pursuant to Section 5.1(b)(i) of the Option Agreement need not, solely for the year ended December 31, 2009, be audited and certified by independent public accountants.

(c)                                  Parent will hold any information obtained pursuant to this Section 7.1 in confidence in accordance with, and will otherwise be subject to, the provisions of the Confidentiality Agreement (it being understood that Parent shall be permitted to disclose such information to the extent required by applicable Requirements of Law or the rules of any applicable securities exchange).  No investigation made by Parent or its representatives hereunder shall affect the representations and warranties of the Company hereunder.

(d)                                 Notwithstanding any disclosure requirements of the Company set forth in this Article VII, the Company shall not be obligated to disclose to Parent any proprietary information to the extent such disclosure would, or would be reasonably expected to, violate any contractual obligation of the Company or would cause the Company or a Subsidiary to waive the attorney-client privilege; provided, however, that the Company:  (i) shall be entitled to withhold only such information that may not be provided without causing such violation or waiver; (ii) shall provide to Parent all related information that may be provided without causing such violation or waiver (including, to the extent permitted, redacted versions of any such information); (iii) at the request of Parent, shall cooperate with Parent and use its commercially reasonable efforts to obtain the consent or waiver of any third party to the disclosure in full of all such information to Parent; and (iv) shall enter into such joint-defense agreements or other protective arrangements as may be reasonably requested by Parent in order that all such information may be provided to Parent without causing such violation or waiver.

7.2.                              Preserve Accuracy of Representations and Warranties; Notification of Certain Matters.

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(a)                                  Each party hereto shall (i) refrain from taking any action which would render any representation or warranty made by it in Article V or VI, as applicable, inaccurate in any material respect at any time prior to the Effective Time and (ii) use commercially reasonable efforts to cause each of the representations and warranties made by it in Article V or VI, as applicable, to be true and correct in all material respects at any time prior to the Effective Time.

(b)                                 Each party hereto shall promptly notify the other of (i) any event or matter that would reasonably be expected to cause any of its representations or warranties to be untrue in any material respect at the Effective Time and (ii) any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

(c)                                  The Company shall promptly notify Parent of (i) any change or event having, or that would reasonably be expected to have, a Material Adverse Effect, (ii) any lawsuit, claim, proceeding or investigation that is threatened in writing (or, if not threatened in writing, is otherwise material to the Company and the Subsidiaries), brought, asserted or commenced against the Company which would have been listed in Schedule 5.19 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof and (iii) any material default under any Company Agreement or event which, with notice or lapse of time or both, would become such a default on or prior to the Effective Time and of which the Company has Knowledge.

7.3.                              Consents of Third Parties; Governmental Approvals.

(a)                                  If the Company receives any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, the Company shall immediately notify Parent in writing thereof and, at Parent’s request, the Company will act diligently and reasonably in attempting to obtain such consent, approval or waiver, in form and substance reasonably satisfactory to Parent; provided that neither the Company nor Parent shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and provided, further, that the Company shall not make any agreement or understanding adversely affecting its assets or its business as a condition for obtaining any such consents or waivers except with the prior written consent of Parent.  Parent shall act diligently and reasonably to cooperate with the Company in attempting to obtain the consents, approvals and waivers contemplated by this Section 7.3(a).

(b)                                 The Company and Parent shall act diligently and reasonably, and shall cooperate with each other, in attempting to obtain any consents and approvals of any Governmental Body required to be obtained by them in order to consummate the transactions contemplated by this Agreement; provided that the Company shall not make any agreement or understanding adversely affecting its assets or its business as a condition for obtaining any such consents or approvals except with the prior written consent of Parent.

(c)                                  As promptly as practicable after the date hereof and in no event more than three (3) business days after the date hereof, the Company and Parent shall file with the FTC and the Antitrust Division the notifications and other information required to be filed under the HSR Act

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

with respect to the transactions contemplated hereby.  Each party warrants that all such filings by it will be, as of the date filed, true and accurate and in accordance with the requirements of the HSR Act.  Each of the Company and Parent agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file any additional information requested by the FTC or the Antitrust Division under the HSR Act with respect to the notifications filed by the Company and Parent in connection with the transactions contemplated hereby.  Each of the Company and Parent agrees to provide to the other copies of all correspondence between it (or its advisors) and any such agency relating to this Agreement or any of the matters described in this Section 7.3(c); provided that such correspondence does not contain or reveal confidential information of the Company, Parent or their respective Affiliates.  The Company and Parent agree that all telephonic calls and meetings with such agencies regarding the transactions contemplated hereby or any of the matters described in this Section 7.3(c) shall include representatives of each of the Company and Parent.  The filing fees under the HSR Act shall be borne by Parent.

7.4.                              Conduct of Business by the Company and the Subsidiaries.

(a)                                  The Company shall, and shall cause each of the Subsidiaries to, operate and carry on its business in the ordinary course and/or in a manner consistent with the Operating Plan and, to the extent consistent therewith, keep and maintain its assets and properties in good operating condition and use its commercially reasonable efforts consistent with good business practice to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with material customers, suppliers, contractors, licensors, licensees and others having business dealings with it (except, in each case, with the prior written approval of Parent).  For purposes of this Section 7.4(a) only, the phrase “commercially reasonable efforts” means the exercise of such efforts and commitment of such resources by a company with substantially the same resources and expertise as the Company (without regard to the portion of the Option Consideration received by the Company or the Rights Proceeds), with due regard to the nature of efforts and cost required for the undertaking at stake.

(b)                                 Without limiting the generality of Section 7.4(a), except as expressly contemplated by this Agreement, as set forth on Schedule 7.4 or with the express written approval of Parent, the Company shall not, and shall not permit any of the Subsidiaries to:

(i)                                     (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to any stockholder in its capacity as such, (B) split, combine or reclassify any of its capital stock or issue, sell or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than any issuances of its securities (1) upon exercise of outstanding Company Options and Company Warrants, (2) pursuant to the F&F C-2 Share Rights, or (3) upon conversion of outstanding shares of Company Preferred Stock or (C) purchase, redeem or otherwise acquire any shares of its capital stock or other securities;

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(ii)                                  issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other securities (including any rights, warrants or options to acquire any shares of its capital stock or other securities, other than any issuance of shares of Company Common Stock or Company Preferred Stock (A) upon the exercise of Company Options and Company Warrants, (B) pursuant to the F&F C-2 Share Rights, or (C) upon conversion of outstanding shares of Company Preferred Stock in accordance with the terms thereof as in effect on the date hereof;

(iii)                               amend its certificate of incorporation, by-laws or similar organizational documents;

(iv)                              acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof;

(v)                                 alter through merger, liquidation, reorganization, restructuring or in other fashion its corporate structure;

(vi)                              voluntarily dissolve or liquidate;

(vii)                           file a voluntary petition in bankruptcy or commence a voluntary legal procedure for reorganization, arrangement, adjustment, release or composition of Indebtedness in bankruptcy or other similar Requirements of Law now or hereafter in effect, consent to the entry of an order for relief in an involuntary case under any such Requirements of Law or apply for or consent to the appointment of a rescuer, liquidator, assignee, custodian or trustee (or similar office) of the Company or any Subsidiary;

(viii)                        enter into the active management of a business that is not primarily related to, or in furtherance of, being a pharmaceutical company focused on the research, development and commercialization of proprietary healthcare products;

(ix)                                except as set forth in the Operating Plan, make or incur any new capital expenditure in excess of $200,000 (individually or in the aggregate);

(x)                                   (A) modify any of the agreements, understandings, obligations, commitments or other obligations set forth in any of the Schedules to this Agreement, except for such modifications that are consistent with the Operating Plan or do not modify any such agreements or other obligations in any material respect (subject to clause (2) below) or (B) create, incur or assume any Indebtedness (or enter into any agreement, understanding, obligation or commitment to do so); enter into, as lessee, any capital lease (as defined in Statement of Financial Accounting Standards No. 13); guarantee any such Indebtedness or obligation; issue or sell any debt securities, or guarantee any debt securities of others; or make any loans, advances or capital contributions to, or investments in, any other Person (other than reasonable advances for work-related expenses to employees and consultants in the ordinary course consistent

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

with Company policies) or obligation, in each case (1) of the type that would have been required to be listed in Schedule 5.17 if in existence on the date hereof (except as contemplated by the Operating Plan), (2) that would require the approval or consent of any other Person to the transactions contemplated by this Agreement or would otherwise prohibit, interfere with or delay the consummation of the Merger or (3) that would not be permitted to be repaid pursuant to its terms in connection with the consummation of the Merger without the payment of any prepayment penalty or fee;

(xi)                                enter into any contract for the purchase of real property or any option to extend a lease listed in Schedule 5.10(b);

(xii)                             sell, lease (as lessor), transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of its assets, other than (A) inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business and other than Permitted Encumbrances and (B) sales or other dispositions not in the ordinary course of business so long as such sales or dispositions are contemplated by the Operating Plan or do not exceed $100,000 (individually or in the aggregate);

(xiii)                          cancel any debts owed to or claims held by it (including the settlement of any claims or litigation) other than in the ordinary course of business;

(xiv)                         pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction thereof in the ordinary course of business;

(xv)                            accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business;

(xvi)                         delay or accelerate payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business, except that the Company may pay off, at any time, all outstanding Indebtedness under the Loan and Security Agreement, dated as of August 30, 2007, among Silicon Valley Bank, Oxford Finance Corporation, the other lenders party thereto, the Company, CT Research, Inc. and Fulcrum Pharmaceuticals, Inc.;

(xvii)                      make any change in the accounting policies applied in the preparation of the financial statements contained in Schedule 5.4, except as required by U.S. generally accepted accounting principles;

(xviii)                   enter into, adopt or amend any bonus, incentive, deferred compensation, insurance, medical, hospital, disability or severance plan, agreement or arrangement or enter into or amend any employee benefit plan or employment, consulting or management agreement, other than any such amendment to an employee benefit plan that is made to maintain the qualified status of such plan or its continued compliance with

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

applicable law and other than in the ordinary course of business; provided that no such plan, agreement or arrangement (or amendment thereto) shall provide for severance or similar payments except to the extent such severance or similar payments are consistent with pharmaceutical industry norms;

(xix)                           pay or commit to pay any bonus, except as set forth on Schedule 7.4(b)(xix);

(xx)                              make any change in the compensation of its employees, other than payments, commitments or changes made in accordance with the Company’s normal compensation practices;

(xxi)                           prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods; or

(xxii)                        enter into any other agreement or commitment to take any action prohibited by this Section 7.4.

(c)                                  The Company shall, and shall cause the Subsidiaries to:  (i) use the proceeds of Loans (as defined in the Credit Agreement) only for funding expenses identified in, or which are otherwise consistent with, the Operating Plan; (ii) keep its and their existing policies of insurance, or comparable insurance, in full force and effect; (iii) to the extent the Company or a Subsidiary is obligated or has the right to do so (and is exercising such prosecution rights) pursuant to any agreement relating to Company IP, diligently prosecute, or enforce its rights to cause another party to such agreement relating to Company IP to diligently prosecute, claims in the pending patent applications within Company IP claiming existing products and products currently under development; and (iv) keep in force all registered Marks by paying any maintenance fees or taxes or responding to any actions.

7.5.                              Acquisition Proposals.

(a)                                  The Company shall not, nor shall it authorize or cause any of its Affiliates or any officer, director, employee, investment banker, attorney or other adviser or representative of the Company or any of its Affiliates to, (i) solicit, initiate, or encourage the submission of, any Acquisition Proposal (as hereinafter defined), (ii) enter into any agreement with respect to, otherwise approve or recommend, or consummate, any Acquisition Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.  Without limiting the foregoing, it is understood that any violation, of which the Company had Knowledge at the time such violation occurred, of the restrictions set forth in the immediately preceding sentence by any officer, director, employee, investment banker, attorney, employee or other adviser or representative of the Company or any of its

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Affiliates, whether or not such Person is purporting to act on behalf of the Company or any of its Affiliates or otherwise, shall be deemed to be a breach of this Section 7.5 by the Company.  The Company promptly shall advise Parent of any Acquisition Proposal and any inquiries with respect to any Acquisition Proposal, including keeping Parent promptly advised of the status and material terms (including a copy of any written proposal) and the identity of the Person making such inquiries or Acquisition Proposal.  For purposes of this Agreement, “Acquisition Proposal” means any proposal for a merger or other business combination involving the Company or any of its Affiliates or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in the Company or any of its Subsidiaries or a material portion of the assets of the Company; provided, however, that the issuance by the Company of its securities (a) upon exercise of outstanding Company Options or Company Warrants, (b) pursuant to the F&F C-2 Share Rights, or (c) upon conversion of outstanding shares of Preferred Stock shall not be considered an “Acquisition Proposal.”

(b)                                 The Company’s board of directors shall not withdraw or modify in any manner, or publicly propose to withdraw or modify in any manner, the approval or recommendation by the Company’s board of directors of this Agreement or the Merger.

7.6.                              Takeover Laws.  If any “fair price,” “moratorium” or “control share acquisition” statute or other similar anti-takeover statute or regulation shall become applicable to the transactions contemplated by this Agreement, the Company and its Board of Directors shall use their best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

7.7.                              Company Options and Company Warrants.

(a)                                  Prior to the Effective Time, the board of directors of the Company (or, if appropriate, a duly authorized committee thereof) shall adopt appropriate resolutions and take all other actions necessary or appropriate, as deemed reasonably satisfactory to Parent, to cause each Company Option outstanding immediately prior to the Effective Time, whether or not currently vested or exercisable, (i) to be fully vested and exercisable immediately prior to the Effective Time and (ii) to be terminated at the Effective Time in exchange for the applicable consideration set forth in Section 3.1(f) with respect to such Company Option.

(b)                                 Prior to the Effective Time, the Company shall take all actions necessary to provide that, as of the Effective Time, (i) each of the Stock Plans shall be terminated and (ii) any rights under any other option plan, program, agreement or arrangement relating to the issuance or grant of any other interest in respect of the capital stock of the Company shall be terminated.

(c)                                  Prior to the Effective Time, the Company shall use commercially reasonable efforts to deliver to Parent a written statement signed by each holder of a Company Warrant outstanding acknowledging that such Company Warrant shall, by virtue of the Merger, no longer be exercisable into the right to receive shares of Company Common Stock or Company Preferred

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Stock, as the case may be, but shall after the Effective Time represent the right to receive the applicable consideration set forth in Section 3.1(e) with respect to such Company Warrant.

7.8.                              F&F C-2 Share Rights.  Prior to the Effective Time, the Company shall use commercially reasonable efforts to deliver to Parent a written statement signed by each holder of a F&F C-2 Share Right acknowledging that such holder’s F&F C-2 Share Right shall, by virtue of the Merger, no longer represent the right to receive shares of Series C-2 Preferred Stock (or Voting Common Stock), as applicable, but shall after the Effective Time represent the right to receive the applicable consideration set forth in Section 3.1(d) with respect to such F&F C-2 Share Right.

7.9.                              Notice to Stockholders; Meeting of Stockholders.  (a)  In accordance with and in satisfaction of the requirements of Section 262 of the DGCL, the Company covenants and agrees to cause a written notice to be delivered no later than four (4) business days following the date hereof to each stockholder of the Company who did not execute the Written Consent and to deliver any additional notice or other information to the stockholders of the Company as may be required by the DGCL.  The Company shall cause to be delivered to each holder of Company Preferred Stock all notices relating to this Agreement and the Merger required by the Certificate of Incorporation.

(b)                                 The Company agrees to use its reasonable best efforts to cause all stockholders of the Company that have not previously executed the Written Consent to approve and adopt this Agreement and the Merger by executing and joining the Written Consent.  The Company shall provide the stockholders of the Company with such Disclosure Materials as shall be required by applicable Requirements of Law.

(c)                                  The Company shall submit to Parent the form of any written notice and other Disclosure Materials to be transmitted to stockholders pursuant to paragraphs (a) and (b) above prior to delivery thereof to the stockholders and shall not transmit to its stockholders any such notice or Disclosure Material to which Parent reasonably objects.

(d)                                 Upon the written request of Parent, the Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders’ Meeting”) for the purpose of approving the Merger and adopting this Agreement and, in connection therewith, shall deliver to its stockholders all Disclosure Materials required by applicable Requirements of Law.  The Company shall, through its board of directors, recommend to the stockholders adoption of this Agreement at the Stockholders’ Meeting and shall solicit the approval and adoption of this Agreement by the requisite number of stockholders as required by the Certification of Incorporation, the DGCL and the Stockholders’ Agreement.

7.10.                        Third Party Debt.  Not less than two (2) business days prior to the Closing Date, the Company shall deliver to Parent a certificate, executed on behalf of the Company by its Chief Executive Officer, setting forth the aggregate amount of Third Party Debt estimated to be outstanding as of the Closing Date.

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

7.11.                        Termination of Stockholders’ Agreement.  Prior to the Effective Time, the Company shall take all actions necessary to terminate the Stockholders’ Agreement effective as of the Effective Time in accordance with its terms and in a manner reasonably satisfactory in form and substance to Parent.

ARTICLE VIII

OTHER AGREEMENTS

8.1.                              Directors and Officers.

(a)                                  After the Effective Time, to the fullest extent permitted by law, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless, and provide advancement of expenses to, all current and former directors and officers of the Company and the Subsidiaries, and Dr. Tim Henkel, Dr. Patricia Cleveland and Dr. H. Jeffery Wilkins (each, an “Indemnified Person”), to the same extent such Indemnified Persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company or a Subsidiary pursuant to the Company’s or such Subsidiary’s, as applicable, certificate of incorporation or by-laws, in each case for acts or omissions by the Indemnified Persons occurring at or prior to the Effective Time (including for acts or omissions by the Indemnified Persons occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby); provided, however, that (i) as it relates to Dr. Henkel, Dr. Cleveland and Dr. Wilkins, the word “may” in the first sentence of paragraph (c) of ARTICLE FIFTH of the Certificate of Incorporation shall be deemed to read “shall” and (ii) the second sentence of paragraph (c) of ARTICLE FIFTH of the Certificate of Incorporation shall not be deemed to be in effect.  Without limiting the foregoing, Parent agrees that all rights to indemnification (including any obligations to advance funds for expenses) and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the Indemnified Persons as provided in the Company’s or a Subsidiary’s, as applicable, certificate of incorporation or by-laws will, effective as of the Effective Time, be assumed by the Surviving Corporation without further action on the part of any Person and will survive the Merger and the transactions contemplated hereby and will continue in full force and effect in accordance with their respective terms and such rights will not be amended or modified in any manner that would adversely affect the rights of the Indemnified Persons.  Notwithstanding the foregoing, neither Parent nor the Surviving Corporation shall be obligated to indemnify any Indemnified Person for (i) any acts that were not taken by such Indemnified Person in good faith and in a manner that such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company and the Subsidiaries or, with respect to any criminal action or proceeding, that such Indemnified Person had reasonable cause to believe was unlawful or (ii) for any settlement effected without its written consent (which consent shall not be unreasonably withheld, delayed or conditioned).  The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, comply with all written agreements regarding indemnification between the Company and any individuals who are current or former directors or officers of the Company with respect to actions taken or not taken by such persons in their capacities, which agreements (x) were set forth on Schedule 3.17 to the Option Agreement that was delivered to Parent on the Option Agreement Execution Date and specifically identified as director and officer

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

indemnification agreements and (y) are in effect immediately prior to the Effective Time and remain in effect after the Effective Time in accordance with their terms; provided, that neither Parent nor the Surviving Corporation shall cause such agreements to be terminated prior to their scheduled expiration date, except in accordance with their respective terms.

(b)                                 In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provisions to be made so that the successors and permitted assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 8.1.

(c)                                  For six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions that are substantially the same as the Company’s current policies, including deductibles and caps that are no less favorable to the directors and officers than those in effect as of the date hereof) covering acts or omissions occurring at or prior to the Effective Time with respect to those Indemnified Persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies an average annual premium amount in excess of the annual premiums currently paid by the Company for such insurance, and if the annual premium shall exceed such amount, Parent shall, or shall cause the Surviving Corporation to, promptly notify the Stockholders’ Representatives thereof, and the Stockholders’ Representatives shall have the right to pay the excess amount so as to maintain the same insurance coverage (and the Stockholders’ Representatives are hereby authorized to pay such excess amounts, if they so choose, from the Administrative Expense Account).

(d)                                 The obligations of Parent and the Surviving Corporation under this Section 8.1 shall not be terminated or modified after the Effective Time in such a manner as to adversely affect any Indemnified Person without the prior written consent of such Indemnified Person.  The provisions of this Section 8.1 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Indemnified Person may have by contract or otherwise.

8.2.                              Royalty Payments Pursuant to Fulcrum Plan of Merger Agreement.  From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, comply with, and give effect to, the royalty arrangements (including making payments when due) set forth in Section 2.2(c) of the Fulcrum Plan of Merger Agreement (as amended by the Fulcrum Plan of Merger Amendment).  The Ception Holders and Ception Consultants (as such terms are defined in the Fulcrum Plan of Merger Amendment) shall be third party beneficiaries of the provisions of this Section 8.2.

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub under this Agreement shall, at the option of Parent and Merger Sub, be subject to the satisfaction, on or prior to the Effective Time, of the following conditions:

9.1.                              No Misrepresentation or Breach of Covenants and Warranties.  There shall have been no material breach by the Company in the performance of any of its covenants and agreements herein; none of the representations and warranties of the Company contained herein that is qualified as to materiality shall be untrue or incorrect in any respect and at the Effective Time such representations and warranties shall be true and correct as though made at the Effective Time except for changes therein specifically permitted by this Agreement; none of the representations and warranties of the Company that is not qualified as to materiality shall be untrue or incorrect in any material respect and at the Effective Time such representations and warranties shall be true and correct in all material respects as though made at the Effective Time except for changes therein specifically permitted by this Agreement; and there shall have been delivered to Parent and Merger Sub a certificate or certificates to such effect, dated the Closing Date and signed on behalf of the Company by the Chief Executive Officer of the Company.

9.2.                              No Changes or Destruction of Property.  Between the date hereof and the Effective Time, there shall have been (a) no Material Adverse Effect and (b) no material adverse change with respect to legislation or regulation to which the Company and the Subsidiaries are subject (other than any such change that would not constitute a Material Adverse Effect because it generally affects (x) the U.S. economy or financial or securities markets as a whole or (y) the industry in which the Company and the Subsidiaries conduct their business, in each case only to the extent such change does not disproportionately impact the Company and its Subsidiaries); and there shall have been delivered to Parent and Merger Sub a certificate or certificates to such effect, dated the Closing Date and signed on behalf of the Company by the Chief Executive Officer of the Company.

9.3.                              No Restraint or Litigation.  No action, suit, investigation or proceeding shall have been instituted or threatened by any Governmental Body to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.  No Court Order shall be in effect restraining or prohibiting such transactions.

9.4.                              Necessary Governmental Approvals.  The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are either specified in Schedule 5.3 or otherwise required to be obtained prior to the Closing by applicable Requirements of Laws or which are necessary to prevent a Material Adverse Effect.

9.5.                              Necessary Consents.  The Company shall have received consents, in form and substance reasonably satisfactory to Parent and Merger Sub, to the transactions contemplated hereby from the other parties to all contracts, leases, agreements and permits to which the

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Company or a Subsidiary is a party or by which the Company, a Subsidiary or any of their respective assets or properties is affected and which are specified in Schedule 9.5 or are otherwise necessary to prevent a Material Adverse Effect.

9.6.                              Stockholders’ Approval; Dissenters’ Rights.  (a)  This Agreement and the Merger shall have been duly approved and adopted by the requisite votes of the stockholders of the Company through either (i) the Written Consent, and in such case the Written Consent shall remain in full force and effect as of the Effective Time, or (ii) the Stockholders’ Meeting, and in such case the vote of the stockholders of the Company taken at the Stockholders’ Meeting shall remain in full force and effect as of the Effective Time, in either such case in accordance with the DGCL, the Certificate of Incorporation and the Stockholders’ Agreement.

(b)                                 The time period during which holders of Company Capital Stock are entitled to deliver demands for appraisal of their Company Capital Stock to the Company pursuant to Section 262 of the DGCL shall have terminated and holders of more than five percent (5%) of the outstanding Company Common Stock (assuming the conversion of all of the shares of Company Preferred Stock) shall not have delivered to the Company a demand for appraisal of their Company Capital Stock pursuant to Section 262 of the DGCL.

(c)                                  There shall have been delivered to Parent and Merger Sub a certificate confirming compliance with the foregoing requirements of this Section 9.6, dated the Closing Date and signed on behalf of the Company by the Chief Executive Officer of the Company.

9.7.                              Actions Relating to Company Options and Company Warrants.  The Company shall have taken all actions required by Section 7.7.

9.8.                              Actions Relating to F&F C-2 Share Rights.  The Company shall have taken all actions required by Section 7.8.

9.9.                              Termination of Stockholders’ Agreement.  The Stockholders’ Agreement shall have been duly terminated by the Company and the stockholders party thereto in accordance with its terms and in a manner reasonably satisfactory in form and substance to Parent.

ARTICLE X

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement shall, at the option of the Company, be subject to the satisfaction, on or prior to the Effective Time, of the following conditions:

10.1.                        No Breach or Misrepresentation of Warranties and Covenants.  There shall have been no material breach by Parent or Merger Sub in the performance of any of their respective covenants and agreements herein; none of the representations and warranties of Parent or Merger Sub contained herein that is qualified as to materiality shall be untrue or incorrect in any respect and at the Effective Time such representations and warranties shall be true and correct as though made at the Effective Time except for changes therein specifically permitted by this Agreement;

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

none of the representations and warranties of Parent or Merger Sub that is not qualified as to materiality shall be untrue or incorrect in any material respect and at the Effective Time such representations and warranties shall be true and correct in all material respects as though made at the Effective Time except for changes therein specifically permitted by this Agreement; and there shall have been delivered to the Company a certificate or certificates to such effect, dated the Closing Date and signed on behalf of Parent by the President or any Vice President of Parent and on behalf of Merger Sub by the President or any Vice President of Merger Sub.

10.2.                        No Restraint or Litigation.  No action, suit or proceeding shall have been instituted or threatened by any Governmental Body to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.  No Court Order shall be in effect restraining or prohibiting such transactions.

10.3.                        Necessary Governmental Approvals.  The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Laws.

ARTICLE XI

INDEMNIFICATION

11.1.                        Escrow Fund.  Immediately after the Effective Time, Parent shall transfer and deposit the Escrow Amount with the Escrow Agent.  Such deposit shall constitute the Escrow Fund and shall be governed by the terms set forth herein and in the Escrow Agreement.  The Escrow Fund shall be available to indemnify the Parent Group Members from any Loss or Expense indemnifiable under this Article XI.  All fees and expenses of the Escrow Agent shall be paid one-half by Parent and one-half from the Escrow Fund.

11.2.                        Indemnification from the Escrow Fund.

(a)                                  From and after the Effective Time, each Parent Group Member shall be indemnified, held harmless and reimbursed from and against any and all Losses and Expenses incurred by such Parent Group Member in connection with or arising from:

(i)                                     any breach of any warranty or the inaccuracy of any representation of the Company contained in this Agreement, in any certificate delivered by or on behalf of the Company pursuant hereto or in any Company Ancillary Agreement;

(ii)                                  the Bring-Down Certificate being false or inaccurate in any respect (taking into account the provisions of Section 2.6(b)(i) of the Option Agreement), to the extent Parent has not made a claim and could not reasonably have made a claim for indemnification pursuant to Article VI of the Option Agreement with respect to such false or inaccurate Bring-Down Certificate as a result of the facts or circumstances giving rise to or relating to such falseness or inaccuracy not having been disclosed to Parent prior to the execution of this Agreement; provided, however, that (A) Parent shall not be indemnified both under this Section 11.2(a)(ii) and Section 11.2(a)(i) if the matters that

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

cause the Bring-Down Certificate to be false or inaccurate in any respect (taking into account the provisions of Section 2.6(b)(i) of the Option Agreement) also cause there to be a breach of any warranty or inaccuracy of any representation that entitles Parent to indemnification under Section 11.2(a)(i) (i.e., indemnification shall be without duplication) and (B) Parent’s indemnification under this Section 11.2(a)(ii) shall not exceed the lesser of (1) the Escrow Fund and (2) subject to Section 6.9 of the Option Agreement, the balance of any indemnification that would have been available to Parent had it been able to make an indemnification claim under Article VI of the Option Agreement on account of a breach of warranty or inaccuracy of a representation that was updated or otherwise brought down in the Bring-Down Certificate;

(iii)                               any breach by the Company of any of its covenants or agreements, or any failure of the Company to perform any of its obligations, in this Agreement or any Company Ancillary Agreement, in each case prior to the Effective Time;

(iv)                              without prejudice to Section 8.1, any action, claim, suit or proceeding instituted, on or after the Closing Date, by any other Person (including any Stockholder) against any Parent Group Member, the Company, any officer, director or Affiliate of the Company relating to any action, misrepresentation or omission (including any breach of fiduciary duty), occurring on or prior to the Closing Date, by the Company or any officer, director or employee of the Company relating to this Agreement, the Option Agreement and the transactions contemplated hereby and thereby;

(v)                                 any failure by the Company to obtain any of the acknowledgments from holders of Company Warrants or F&F C-2 Share Rights contemplated by Sections 7.7(c) and 7.8, only to the extent that, with respect to any such holder, the Losses and Expenses (together with the aggregate amount, if any, received by such holder for such Securities in accordance with the terms of this Agreement) arising from such failure exceed the aggregate amount that such holder received or would have received for such Securities in accordance with the terms of this Agreement if such holder had made the acknowledgments contemplated by Section 7.7(c) or 7.8, as applicable; and

(vi)                              any reasonable fees, expenses, costs, liabilities or payments incurred by any Parent Group Member in connection with the exercise by any stockholder of the Company of any applicable rights of appraisal under the DGCL with respect to the Merger, only to the extent that the aggregate of such fees, expenses, costs, liabilities or payments incurred in respect of such stockholder’s exercise of such rights of appraisal exceed the aggregate amount that such stockholder would otherwise have received for its shares of Company Stock in accordance with the terms of this Agreement if such stockholder had not exercised such rights of appraisal;

provided, however, that the Parent Group Members shall not be entitled to indemnification under clause (i) of this Section 11.2(a) unless the aggregate amount of Losses and Expenses incurred by all Parent Group Members pursuant to clause (i) of this Section 11.2(a) exceeds $500,000, and once such amount has been exceeded, the Parent Group Members shall be entitled to be

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

indemnified out of the Escrow Fund with respect to all Losses and Expenses incurred by them without reduction.

(b)                                 The indemnification provided for in Section 11.2(a) shall terminate 15 months after the Closing Date (and no claims shall be made by any Parent Group Member under Section 11.2(a) thereafter), except that the indemnification pursuant to Section 11.2(a) shall continue as to any Loss or Expense of which any Parent Group Member has given a Claim Notice in accordance with the requirements of Section 11.4 on or prior to the date that is 15 months after the Closing Date, as to which the indemnification pursuant to Section 11.2(a) shall continue until the liability of the Escrow Fund shall have been determined pursuant to this Article XI and all Parent Group Members shall have been reimbursed out of the Escrow Fund for the full amount of such Loss and Expense in accordance with this Article XI.

(c)                                  The sole source of recovery for any claim under this Article XI shall be the Escrow Fund.  From and after the Effective Time, the sole and exclusive remedy of any Parent Group Member with respect to any and all claims (other than claims of, or causes of action arising from, fraud or other remedies that cannot be waived as a matter of law) for money damages or other monetary relief relating to or arising out of any breach of any warranty or covenant or the inaccuracy of any representation of the Company contained in this Agreement, in any certificate delivered by or on behalf of the Company pursuant hereto, in any Company Ancillary Agreement or in the Bring-Down Certificate shall be pursuant to the indemnification provisions set forth in this Article XI.

(d)                                 Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that the Pending Indemnity Amount shall (i) be deposited with the Escrow Agent pursuant to Section 6.6 of the Option Agreement, (ii) be available solely to satisfy any Pending Indemnity Claims (as defined in the Escrow Agreement) and (iii) not be considered a part of the Escrow Fund or available to satisfy any claims by the Parent Group Members pursuant to Section 11.2(a).

(e)                                  Notwithstanding anything to the contrary in this Agreement, other than the representations and warranties contained in Section 5.7(d) and the Losses and Expenses incurred by Parent Group Members in connection with or arising from any breach or inaccuracy of the representations and warranties contained in Section 5.7(d), the Company makes no representations or warranties, and there shall be no indemnification obligations under this Section 11.2, with respect to the amount, availability or sufficiency of any net operating losses (carryforward or otherwise), capital losses or credits of the Company for any taxable periods ending on or before the Closing Date that may be available to offset, reduce or eliminate income or Taxes of the Company or any Parent Group Member for taxable periods ending after the Closing Date.

11.3.                        Termination of Escrow Fund.  If on the 15-month anniversary of the Closing Date, no claims for indemnification by any Parent Group Member are pending or remain unpaid, the Escrow Fund shall terminate and any funds remaining in the Escrow Fund, after payment of any amounts therefrom due to the Escrow Agent in accordance with this Agreement and the

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Escrow Agreement, shall be allocated among and paid to, in each case in accordance with their respective Stockholder Ownership Percentages and in accordance with Article III, the holders of Stock Certificates and Stock Agreements outstanding immediately prior to the Effective Time who have complied with the requirements of Section 3.3.  Alternatively, if on the 15-month anniversary of the Closing Date any such claims for indemnification are pending or remain unpaid, the Escrow Fund shall not terminate and any funds remaining in the Escrow Fund shall not be distributed to the holders of Stock Certificates and Stock Agreements outstanding immediately prior to the Effective Time unless and until all such claims have been resolved and, if appropriate, paid in accordance with this Article XI; provided, however, in the event that on the 15-month anniversary of the Closing Date, there are claims for indemnification by any Parent Group Member pending or that remain unpaid, but the aggregate amount of all Losses and Expenses relating to such claims is less than the aggregate amount then on deposit in the Escrow Fund, the amount of any excess of the amount then on deposit in the Escrow Fund over the aggregate amount of all Losses and Expenses relating to such pending or unpaid claims shall be allocated among and paid to such holders who have complied with the requirements of Section 3.3, in each case in accordance with their respective Stockholder Ownership Percentages and in accordance with Article III; provided further that, upon final resolution of all claims for indemnification by Parent Group Members, the Escrow Fund shall terminate and any funds remaining in the Escrow Fund, after payment of any amounts therefrom due to the Escrow Agent in accordance with this Agreement and the Escrow Agreement, shall be allocated among and paid to such holders who have complied with the requirements of Section 3.3, in each case in accordance with their respective Stockholder Ownership Percentages and in accordance with Article III.

11.4.                        Notice and Determination of Claims.

(a)                                  If any Parent Group Member wishes to make a claim of indemnification from the Escrow Fund, Parent shall so notify the Escrow Agent in writing (the “Claim Notice”) of the facts giving rise to such claim for indemnification hereunder.  Any Claim Notice shall (i) describe (in reasonable detail and in good faith to the extent then known) the Losses or Expenses in connection therewith and the method of computation of the amount of such claim and (ii) contain a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based.  The Escrow Agent shall, on the 20th business day after receipt of a Claim Notice, pay or deliver to Parent, for its account or the account of each Parent Group Member named in the Claim Notice, the Escrow Fund or a portion thereof specified in the Claim Notice.  Payment shall be delivered as specified in the Claim Notice.

(b)                                 Following the Escrow Agent’s receipt of any Claim Notice, a duplicate copy of such Claim Notice shall be delivered to the Stockholders’ Representatives in accordance with the Escrow Agreement.  Notwithstanding the provisions of Section 11.4(a), the Escrow Agent shall not make any payment of the Escrow Fund or any portion thereof with respect to a Claim Notice if during the 20 business days after the Escrow Agent’s receipt of such Claim Notice at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Representative left) shall have delivered to the Escrow Agent, with a copy to Parent, a written objection to the claim made in the Claim Notice (an “Objection”).

(c)                                  Upon receipt of an Objection pursuant to this Agreement, the Escrow Agent shall (i) deliver to Parent, for its account or the account of each Parent Group Member named in the Claim Notice, cash out of the Escrow Fund, in an amount equal to that portion, if any, of the claim which is not disputed by at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) (with such undisputed amount, if any, being set forth in the Objection) and (ii) designate and segregate out of the Escrow Fund the amount subject to the claim which is disputed by at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left).  Thereafter, the Escrow Agent shall not dispose of that remaining portion of the Escrow Fund subject to the Claim Notice until the Escrow Agent shall have received from Parent or at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) a certified copy of a final judgment or decree of a court of competent jurisdiction with respect to the claim set forth in the Claim Notice, or the Escrow Agent shall have received a copy of a written agreement between Parent and at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) resolving such dispute and setting forth the amount, if any, of the claim which such Parent Group Member is entitled to receive.  The Escrow Agent will pay Parent, for its account or the account of each Parent Group Member named in the Claim Notice, out of the Escrow Fund the amount that the Parent Group Member is entitled to receive as set forth in such judgment or decree after the expiration of 10 days from the receipt of such judgment or decree or, in the event that the amount to which the Parent Group Member is entitled is established pursuant to an agreement between Parent and at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left), as soon as possible after the Escrow Agent’s receipt of such agreement.  Copies of any written agreement between at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) and Parent confirming that the Parent Group Member is entitled to a portion but not all of the amount claimed by Parent may be filed by Parent with the Escrow Agent, with the effect set forth in the preceding sentence as to the agreed amount, but no such agreement or filing thereof shall operate as a waiver of the Parent Group Member’s rights as to the disputed amount, including its right to recover the same, and any final judgment or decree of a court of competent jurisdiction that the Parent Group Member is entitled to receive the disputed amount may be filed with the Escrow Agent and shall, when filed with the Escrow Agent, be acted on as set forth above.  The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.  Subject to Sections 14.10, 14.11 and 14.12, if Parent and at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) do not resolve a dispute regarding a claim within 30 days after the delivery of an Objection, either party may submit the dispute to a court of competent jurisdiction for resolution.

11.5.                        Third Person Claims.  In the event that any Parent Group Member becomes aware of any pending or threatened action at law or suit in equity by or against a third Person (which,

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

for the avoidance of doubt, shall mean that a Parent Group Member must be a party to such claim) (each such action or suit being a “Third Person Claim”) which Parent reasonably believes will result in a demand against the Escrow Fund, (i) Parent shall promptly notify the Stockholders’ Representatives of such Third Person Claim, (ii) Parent shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such Third Person Claim and (iii) the Stockholders’ Representatives shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Parent in connection therewith; provided, that:

(a)                                  the Stockholders’ Representatives may participate, through counsel chosen by at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) and at their own expense, in the defense of any such Third Person Claim, and in any such case Parent shall (i) consult with the Stockholders’ Representatives, and furnish such records, information and testimony, as may be reasonably requested by the Stockholders’ Representatives in connection therewith, (ii) provide the Stockholders’ Representatives with a reasonable opportunity, subject to applicable filing deadlines, to comment on any material filing relating to such Third Person Claim prior to making such filing and (iii) permit the Stockholders’ Representatives and their counsel to attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Stockholders’ Representatives in connection therewith (and shall provide reasonable advance notice of such matters to Stockholders’ Representatives so as to facilitate such right to attend);

(b)                                 Parent shall not, without the prior written consent of at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) (which written consent shall not be unreasonably withheld), pay, compromise or settle any such Third Person Claim, except that no such consent shall be required if (i) following a written request from Parent, at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such Third Person Claim shall be adversely determined, indemnification shall be provided to Parent Group Members with respect to such Third Person Claim from the Escrow Fund under this Article XI or (ii) such Third Person Claim to be settled involves a civil or criminal or other charge made by a Governmental Body; provided, that if at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) make such acknowledgment and agreement and are participating in the defense of a Third Person Claim described in clause (i) above pursuant to paragraph (a) above, Parent shall not assert any material defense or otherwise take any material legal position with respect to such Third Person Claim that at least two of the three Stockholders’ Representatives (or one, if there shall be only one Stockholders’ Representative left), after good faith consultation with their counsel, reasonably believe is reasonably likely to cause a material increase to the amount to be indemnified from the Escrow Fund with respect to such Third Person Claim pursuant to this Agreement; provided further, that in the exercise of their rights pursuant to the preceding proviso, the Stockholders’ Representatives shall not unreasonably delay the resolution of such Third Person Claim.  In the event that at least two of the three

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Stockolders’ Representatives (or one, if there shall be only one Stockholders’ Representative left) have consented to any such settlement, the Stockholders’ Representatives shall have no power or authority to object under Section 11.4 or any other provision of this Article XI to the amount paid in settlement of such Third Person Claim (provided, that the amount paid in settlement is equal to or less than the amount consented to by the Stockholders’ Representatives) of any claim by Parent, on its behalf or on behalf of any other Parent Group Member, against the Escrow Fund for indemnity with respect to such settlement.

Notwithstanding the foregoing, Parent shall have the right to pay, settle or compromise any such Third Person Claim described in clause (i) of paragraph (b) above without such consent, provided, that in such event Parent, on its behalf and on behalf of the other Parent Group Members, shall waive any right to indemnity therefor hereunder unless such consent is requested and is unreasonably withheld.

11.6.                        Adjustment to Closing Date Merger Consideration.  Any payment from the Escrow Fund under this Article XI shall be treated by the parties as an adjustment to the Closing Date Merger Consideration, unless otherwise required by applicable Tax Requirements of Laws.

11.7.                        No Punitive or Consequential Damages.  UNDER NO CIRCUMSTANCES SHALL THE ESCROW FUND HAVE ANY LIABILITY FOR, AND NO PARENT GROUP MEMBER SHALL HAVE THE RIGHT TO CLAIM OR RECOVER FROM THE ESCROW FUND, ANY PUNITIVE OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER, WHETHER FORESEEABLE OR UNFORESEEABLE, HOWSOEVER CAUSED OR ON ANY THEORY OF LIABILITY, EXCEPT, IN ALL SUCH CASES, THAT ANY PARENT GROUP MEMBER MAY RECOVER SUCH DAMAGES, LOSSES OR EXPENSES THAT SUCH PARENT GROUP MEMBER IS REQUIRED TO PAY TO ANY THIRD PERSON IN CONNECTION WITH A THIRD-PARTY CLAIM.

11.8.                        Insurance Proceeds and Tax Benefits.  The amount of any Loss or Expense suffered by a Parent Group Member under this Agreement shall be adjusted to reflect (a) any insurance proceeds actually received by the Parent Group Member on account of such Loss or Expense, net of any increases in premiums resulting therefrom, and (b) any realizable Tax benefits or savings resulting from the incurrence, accrual or payment of the Loss or Expense or any realizable Tax detriment or cost resulting from the incurrence, accrual or payment of the Loss or Expense.  The Parent Group Member shall promptly make a claim for any Loss or Expense suffered by it under any applicable insurance policies.

ARTICLE XII

TERMINATION

12.1.                        Termination Rights.  Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Effective Time:

(a)                                  by the mutual written consent of Parent, Merger Sub and the Company;

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b)                                 by the Company if there has been a material breach by Parent or Merger Sub of any of their respective agreements, representations or warranties contained herein and such breach has not been cured within 14 days following receipt by Parent or Merger Sub of notice from the Company requesting that such breach be cured;

(c)                                  by Parent if there has been a material breach by the Company of any of its agreements, representations or warranties contained herein and such breach has not been cured within 14 days following the Company’s receipt of notice from Parent requesting that such breach be cured;

(d)                                 by either Parent or the Company if:

(i)                                     the Effective Time shall not have occurred on or before July 10, 2010 (or such later date as may be mutually agreed to by all of the parties hereto); provided, however, that a party may not terminate this Agreement pursuant to this paragraph (i) if the failure of the Closing to occur on or before such date is attributable in whole or in part to a breach of the terms of this Agreement by such party; or

(ii)                                  any court of competent jurisdiction or any other Governmental Body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

12.2.                        Notice of Termination.  Any party desiring to terminate this Agreement pursuant to Section 12.1 shall give notice of such termination to each of the other parties to this Agreement.

12.3.                        Effect of Termination.  In the event that this Agreement shall be terminated pursuant to this Article XII, all further obligations of the parties under this Agreement (other than under Sections 14.2, 14.8 and 14.11) shall be terminated without further liability of any party to the other parties; provided, however, that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

ARTICLE XIII

STOCKHOLDERS’ REPRESENTATIVES

13.1.                        Appointment of the Stockholders’ Representatives.  By virtue of the Written Consent and pursuant to the Transmittal Letters, each Stockholder (other than Dissenting Stockholders) irrevocably constitutes and appoints each of Jeff Himawan, Timothy Lash and Steve Tullman (and by their respective execution of this Agreement as the Stockholders’ Representatives, each of Messrs. Himawan, Lash and Tullman respectively hereby accepts his appointment) as its true, exclusive and lawful attorneys-in-fact and agents (each a “Stockholders’ Representative” and collectively the “Stockholders’ Representatives”) to act in the name, place and stead of such Stockholder in connection with the execution and performance of this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby, and to do or refrain from doing all such further acts and things, and to execute all such

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

documents, as the Stockholders’ Representatives shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement and the Escrow Agreement, including the power:

(a)                                  to act for the Stockholders with regard to matters pertaining to indemnification referred to in this Agreement, including:  the power to receive notices and communications; to authorize delivery to the Parent Group Members of the funds or other property from the Escrow Fund in satisfaction of claims by the Parent Group Members; to the extent applicable, assert any claim against Parent; and to negotiate, enter into settlements and compromises of, and comply with all orders of courts and awards of arbitrators with respect to, such claims;

(b)                                 to execute and deliver all amendments, waivers, ancillary agreements, stock powers, certificates and documents that the Stockholders’ Representatives deem necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement and the Escrow Agreement;

(c)                                  to participate in any process with respect to the determination of Net TNF Sales pursuant to Section 3.4(b), including paying the applicable portion of the fees of the Accounting Firm;

(d)                                 to do or refrain from doing any further act or deed on behalf of the Stockholders that the Stockholders’ Representatives deem necessary or appropriate in their sole discretion relating to the subject matter of this Agreement and the Escrow Agreement as fully and completely as the Stockholders could do if personally present;

(e)                                  to receive service of process on behalf of any Stockholder in connection with any claims under this Agreement or the Escrow Agreement;

(f)                                    to pay, out of the Administrative Expense Account, the excess insurance premium amount contemplated by Section 8.1(c); and

(g)                                 to deal with the Administrative Expense Account in accordance with Section 13.4, including adding thereto from the Closing Date Merger Consideration and the Contingent Consideration Payments in accordance with Section 13.4; provided, that at any time that the Stockholders’ Representatives determine to release any or all of the remaining amounts of the Administrative Expense Account back to the Stockholders, which decision shall be at the Stockholders’ Representatives’ discretion, such payments shall be made to the Stockholders in accordance with each Stockholder’s Stockholder Ownership Percentage; provided further that neither Parent nor the Surviving Corporation shall have any liability with respect to such release and distribution.

13.2.                        Actions of the Stockholders’ Representatives.  A decision, act, consent or instruction of any two (2) of the Stockholders’ Representatives, acting in such capacity pursuant to the terms of this Agreement (including Section 3.4) or the Escrow Agreement, shall constitute a decision of all Stockholders and shall be final, binding and conclusive upon each such Stockholder, and the Escrow Agent and each Parent Group Member may rely upon any written

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

decision, act, consent or instruction of at least two of the three Stockholders’ Representatives as being the decision, act, consent or instruction of all of the Stockholders’ Representatives and each and every such Stockholder.  The Escrow Agent and each Parent Group Member are hereby relieved from any liability to any Person for any acts done by them in accordance with the written instructions or agreement of at least two of the three Stockholders’ Representatives; provided that (i) if Steve Tullman is then a director, officer or employee of Parent or the Surviving Corporation and is also then a Stockholders’ Representative, then with respect to any decision, act, consent or instruction by the Stockholders’ Representatives in connection with any matter related to Section 3.4 or Article XI of this Agreement, such decision, act, consent or instruction shall require the written consent of both of the other two Stockholders’ Representatives, and (ii) if at any time there remains only one (1) Stockholders’ Representative, any decision, act, consent or instruction of such Stockholders’ Representative shall be deemed to be the decision, act, consent or instruction of each and every Stockholder.  The Stockholders’ Representatives may, at any time as they may determine in their sole discretion, solicit the written approval, consent or instructions of Stockholders who held at least a majority of the outstanding shares of Company Capital Stock (voting together as a single class on an as-if converted to Company Common Stock basis) immediately prior to the Effective Time (and the Stockholders’ Representatives are hereby relieved from any liability to any Stockholder for (i) any acts or omission done by them in accordance with such majority approval, consent or instructions, and (ii) refusing to take any act until they receive such majority approval, consent or instructions, regardless of the effect of any such act, omission or refusal to act); provided, however, that no such solicitation, nor the time period required to make such solicitation, or the failure to obtain any such written approval or consent, shall limit any rights that Parent may have hereunder or under the Escrow Agreement (including any such rights that arise from a failure to act by the Stockholders’ Representatives).

13.3.                        Removal and Replacement of the Stockholders’ Representatives.

(a)                                  Subject to Section 13.3(b), and provided that there shall at all times be at least one (1) Stockholders’ Representative, any Stockholders’ Representative may be removed and replaced only upon delivery of written notice to the Surviving Corporation by the Stockholders holding at least a majority of outstanding shares of Company Capital Stock (voting together as a single class on an as-if converted to Company Common Stock basis) immediately prior to the Effective Time.

(b)                                 Notwithstanding Section 13.3(a):  (i) Essex Woodlands Health Ventures, Inc. (“Essex”) shall be entitled to remove and replace Jeff Himawan, or any Person designated by Essex to replace Jeff Himawan, as a Stockholders’ Representative upon delivery of written notice to Parent, the Escrow Agent and the other Stockholders’ Representatives; and (ii) Third Point, LLC (“Third Point”) shall be entitled to remove and replace Timothy Lash, or any Person designated by Third Point to replace Timothy Lash, as a Stockholders’ Representative upon delivery of written notice to Parent, the Escrow Agent and the other Stockholders’ Representatives; provided that in no event shall either of Essex or Third Point be required to designate a substitute Person upon or after any removal by them of Messrs. Himawan or Lash, respectively, or any subsequent designee (and neither Essex nor Third Point, or any Affiliate of

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Essex or Third Point, will bear any liability of any kind or nature whatsoever as a consequence of a determination to remove any Stockholders’ Representative, or a determination not appoint a substitute Stockholders’ Representative); provided further, that if Essex or Third Point determines not to appoint a substitute Stockholders’ Representative, Stockholders holding at least a majority of outstanding shares of Company Capital Stock (voting together as a single class on an as-if converted to Company Common Stock basis) immediately prior to the Effective Time shall appoint such a substitute.

(c)                                  If Steve Tullman is, for any reason, unable or unwilling to serve as a Stockholders’ Representative, then Dennis Langer shall serve as a Stockholders’ Representative in his stead, and if Dennis Langer is, for any reason, unable or unwilling to serve as a Stockholders’ Representative, then Yves Quintin shall serve as a Stockholders’ Representative, and in each case the Stockholders’ Representatives shall provide written notice of such fact to Parent and the Escrow Agent.

13.4.                        Liability of the Stockholders’ Representatives.

(a)                                  The Stockholders’ Representatives shall act for the Stockholders on all of the matters set forth in this Agreement in the manner the Stockholders’ Representatives believe to be in the best interest of the Stockholders and consistent with the obligations under this Agreement, but none of the Stockholders’ Representatives shall be responsible to the Stockholders for any Losses or Expenses the Stockholders may suffer by the performance of the duties of the Stockholders’ Represenatives under this Agreement, other than Losses or Expenses arising from such Stockholders’ Representative’s willful misconduct.  Further, in no event shall a particular Stockholders’ Representative be responsible to the Stockholders for any Losses or Expenses arising out of any action or failure to act by the Stockholders’ Representatives as to which such Stockholders’ Representative dissented in a writing provided to the other Stockholders’ Representatives.

(b)                                 Each Stockholder shall, severally and not jointly (directly and not from the Escrow Amount), hold harmless and reimburse each Stockholders’ Representative from and against such Stockholder’s ratable share (based on such Stockholder’s Stockholder Ownership Percentage) of any and all Losses and Expenses (including costs and expenses incurred by the Stockholders’ Representatives or any one of them to defend against any claim of liability with respect to any action taken or omitted by any Stockholders’ Representative) suffered or incurred by such Stockholders’ Representative arising out of or resulting from any action taken or omitted to be taken by such Stockholders’ Representative under this Agreement or the Escrow Agreement or in connection with the transactions contemplated hereby or thereby, other than such Losses or Expenses arising out of or resulting from such Stockholders’ Representative’s willful misconduct.  The Stockholders’ Representatives shall also be fully protected against the Stockholders in relying upon any written notice, demand, certificate, document, direction or instruction that the Stockholders’ Representatives in good faith believe to be genuine (including facsimiles or electronic transmissions thereof).

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(c)                                  The Stockholders’ Representatives may engage and consult with counsel and accountants of their own choosing with respect to any and all matters related to their duties under this Agreement, and will have full and complete authorization and protection for any action taken and suffered by them in good faith and in accordance with such opinion of counsel or written advice of such accountants.  The Stockholders’ Representatives shall be entitled to engage third Persons to perform any administrative or clerical services required to be performed by them under this Agreement and to compensate such Persons on a reasonable basis.

(d)                                 In furtherance of the payment of such Losses and Expenses incurred by or on behalf of the Stockholders’ Representatives, the Stockholders’ Representatives are hereby authorized and directed to instruct the Paying Agent to place a portion of the Closing Date Merger Consideration in the principal amount of $1,000,000 (one million dollars) and a portion of each Contingent Consideration Payment in the principal amount of up to 0.25% (one-quarter of one percent) (as determined in the discretion of a majority of the Stockholders Representatives) of the applicable Contingent Consideration Payment but (if so requested in the discretion of a majority of the Stockholders’ Representatives) no less than the amount then necessary to replenish the Administrative Expense Account (as defined below) to $1,000,000 (one million dollars) or such higher amount as the Stockholders’ Representatives may deem necessary in the discretion of a majority of such representatives, into an account established by and in the name of the Stockholders’ Representatives (collectively, the “Administrative Expense Account”) and to reduce the Closing Date Merger Consideration and each Contingent Consideration Payment to be paid to the holders of Securities by such amount.  The Stockholders agree that, to the extent available, the Stockholders’ Representatives shall be entitled to draw against the Administrative Expense Account at any time and from time to time as and when (i) the Stockholders’ Representatives incur any Losses and Expenses indemnified by the Stockholders as set forth in this Article XIII, (ii) as and when any Losses and Expenses are otherwise due under this Agreement and (iii) necessary or appropriate to pay any costs and expenses reasonably incurred by the Stockholders’ Representatives in the performance of their duties in accordance with this Agreement.  The Stockholders’ Representatives shall be the administrators of the Administrative Expense Account and shall have sole and absolute authority over the Administrative Expense Account to pay all Losses and Expenses incurred in accordance with this Article XIII.

13.5.                        Access to Records.  Parent agrees that it shall, and shall cause the Surviving Corporation to, make available to the Stockholders’ Representatives, at their expense, such records and personnel as may be reasonably required by the Stockholders’ Representatives in order to permit the Stockholders’ Representatives to perform their obligations hereunder and pursue the rights of the Stockholders hereunder (and Parent agrees to preserve, and to cause the Surviving Corporation to preserve, all such records for a period of six (6) years from the Effective Time (or such longer period as may relate to the period for which a claim of indemnification may be made under this Agreement and with respect to which such records may reasonably be expected to relate)).  If Parent or Surviving Corporation wishes to destroy such records after that time, Parent or Surviving Corporation shall so notify the Stockholders’ Representatives in writing at least thirty (30) days prior to such destruction, and the Stockholders’ Representatives shall have the right, at the option and expense of the

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Stockholders’ Representatives, to take possession of such records within ninety (90) days after the date of such notice.

ARTICLE XIV

GENERAL PROVISIONS

14.1.                        Survival of Obligations.  All representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided, however, that, except as otherwise provided in Article XI, the representations and warranties contained in Articles V and VI shall terminate on the date that is 15 months after the Effective Time.  Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in Article V or VI or under any certificate delivered with respect thereto under this Agreement after the date on which such representations and warranties terminate as set forth in this Section 14.1.

14.2.                        No Public Announcement.  No party hereto shall, without the prior written approval of all of the other parties, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any party shall be so obligated by Requirements of Law or the rules of any stock exchange, in which case the other parties shall be advised and the parties shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued; provided, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with accounting and Securities and Exchange Commission disclosure obligations.

14.3.                        Notices.  All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similarly reputable overnight courier, (b) upon receipt, if sent by registered or certified mail, return receipt requested or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in clause (a) or (b) above), in each case to the party for whom intended, at the address or facsimile number for such party set forth below:

If to Parent or Merger Sub, to:

Cephalon, Inc.
41 Moores Road
Frazer, PA 19355
Attention:	General Counsel
Facsimile:	(610) 738-6258

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

with a copy to:

Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Attention:	Pran Jha
Facsimile:	(312) 853-7036

If to the Company (prior to the Effective Time), to:

Ception Therapeutics, Inc.
101 Lindenwood Drive
Suite 400
Malvern, PA 19355
Attention:	General Counsel
Facsimile:	(610) 640-2945

with a copy to:

Duane Morris LLP
30 South 17th Street
Philadelphia, PA 19103
Attention:	Yves Quintin
Facsimile:	(215) 979-1020

If to the Stockholders’ Representatives, to:

Jeff Himawan
c/o Essex Woodlands Healthcare Ventures
335 Bryant Street, 3rd Floor
Palo Alto, CA 94301
Facsimile:	(650) 327-9755

Timothy Lash
c/o Third Point LLC
390 Park Avenue
New York, NY 10022
Facsimile:	(212) 318-3814

Stephen Tullman
11 Kyle Drive
Chester Springs, PA 19425
Facsimile:	(610) 827-9729

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

or to such other address as such party may indicate by a notice delivered to the other party hereto in accordance with this Section 14.3.

14.4.                        Successors and Assigns.

(a)                                  This Agreement may not be assigned by any party without the prior written consent of each of the other parties; provided, however, that Parent and Merger Sub shall be entitled to assign this Agreement to any Affiliate of Parent, provided that no such assignment shall relieve Parent or Merger Sub, as the case may be, of its obligations hereunder.

(b)                                 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.  The successors and permitted assigns hereunder shall include, in the case of Parent and Merger Sub, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).  Except as set forth in Sections 8.1(d) and 8.2, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and permitted assigns permitted by this Section 14.4 any right, remedy or claim under or by reason of this Agreement, as a third party beneficiary or otherwise.

14.5.                        Entire Agreement; Amendments.  This Agreement, the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto and the Confidentiality Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between the parties hereto.  This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

14.6.                        Partial Invalidity.  Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

14.7.                        Waivers.  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof.  Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party.  The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

14.8.                        Expenses.  Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

14.9.                        Execution in Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other party.  Delivery of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement.

14.10.                  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws (excluding the conflicts of law provisions) of the State of Delaware.

14.11.                  Submission to Jurisdiction.  The Company, Parent, Merger Sub and the Stockholders’ Representatives hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the jurisdiction of the United States District Court for the District of Delaware and the jurisdiction of any court of the State of Delaware located in Wilmington, Delaware and waive any and all objections to jurisdiction that they may have under the laws of the State of Delaware or the United States.

14.12.                  Waiver of Jury Trial.  EACH OF PARENT, MERGER SUB, THE COMPANY AND THE STOCKHOLDERS’ REPRESENTATIVES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Remainder of page intentionally left blank; signature page follows.]

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

CEPHALON, INC.

By:	/s/J. Kevin Buchi
Name:	J. Kevin Buchi
Title:	Chief Operating Officer

CAPTURE ACQUISITION CORP.

By:	/s/ J. Kevin Buchi
Name:	J. Kevin Buchi
Title:	Vice President

CEPTION THERAPEUTICS, INC.

By:	/s/ Stephen A. Tullman
Name:	Stephen A. Tullman
Title:	President and CEO

STOCKHOLDERS’ REPRESENTATIVE:

/s/ Jeff Himawan
Jeff Himawan

STOCKHOLDERS’ REPRESENTATIVE:

/s/ Timothy Lash
Timothy Lash

STOCKHOLDERS’ REPRESENTATIVE:

/s/ Stephen A. Tullman
Stephen A. Tullman

Signature Page to Merger Agreement

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.